EXHIBIT 14(a)



                              SS. 401(K) PROTOTYPE

                             BASIC PLAN DOCUMENT #02

                                1989 RESTATEMENT





                              SS. 401(K) PROTOTYPE
                             BASIC PLAN DOCUMENT #02
                                1989 RESTATEMENT


                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.   Introduction                                                    1

         1.1.     Definitions
                  1.1.1.            Accounts
                           (a)      Total Account
                           (b)      Retirement Savings Account
                           (c)      Employer Matching Account
                           (d)      Employer Contributions Account
                           (e)      Rollover Account
                           (f)      Nondeductible Voluntary Account
                           (g)      Deductible Voluntary Account
                           (h)      Transfer Account
                           (i)      Suspense Account
                  1.1.2.            Administrator's Representative
                  1.1.3.            Affiliate
                  1.1.4.            Annual Valuation Date
                  1.1.5.            Beneficiary
                  1.1.6.            Board of Directors
                  1.1.7.            Disability
                  1.1.8.            Effective Date
                  1.1.9.            Eligibility Service
                  1.1.10.           Employee
                  1.1.11.           Employer
                  1.1.12.           Entry Date
                  1.1.13.           Event of Maturity
                  1.1.14.           Fund
                  1.1.15.           Hours of Service
                  1.1.16.           Investment Manager
                  1.1.17.           Normal Retirement Age
                  1.1.18.           One-Year Break in Service
                  1.1.19.           Participant
                  1.1.20.           Plan
                  1.1.21.           Plan Statement
                  1.1.22.           Plan Year
                  1.1.23.           Prior Plan Statement
                  1.1.24.           Prototype Documents
                  1.1.25.           Prototype Sponsor
                  1.1.26.           Recognized Compensation
                  1.1.27.           Recognized Employment
                  1.1.28.           Retirement Savings Agreement
                  1.1.29.           Trustee
                  1.1.30.           Valuation Date
                  1.1.31.           Vested
                  1.1.32.           Vesting Service
         1.2.     Rules Of Interpretation
         1.3.     Establishment Of New Plan
         1.4.     Amendment And Change Of Trustee
         1.5.     Amendment And Continuation
         1.6.     Automatic Exclusion From Prototype Plan
         1.7.     Special Requirements
                  1.7.1.            Discriminatory Benefits
                  1.7.2.            Discriminatory Coverage
                  1.7.3.            Control Defined

SECTION 2.   Eligibility And Participation                                   13

         2.1.     Initial Entry Into Plan
         2.2.     Special Rule For Former Participants
         2.3.     Enrollment
         2.4.     Waiver Of Enrollment Procedures
         2.5.     Retirement Savings Agreement
         2.6.     Modifications Of Retirement Savings Agreement
                  2.6.1.            Increase
                  2.6.2.            Decrease
                  2.6.3.            Voluntary Termination
                  2.6.4.            Termination Of Recognized Employment
                  2.6.5.            Form Of Agreement
         2.7.     Section 401(k) Compliance
                  2.7.1.            Special Definitions
                  2.7.2.            Special Rules
                  2.7.3.            The Tests
                  2.7.4.            Remedial Action
         2.8.     Annual Certification

SECTION 3.   Contributions And Allocation Thereof                            18

         3.1.     Employer Contributions -- General
                  3.1.1.            Source Of Employer Contributions
                  3.1.2.            Limitation
                  3.1.3.            Form Of Payment
         3.2.     Retirement Savings Contributions
                  3.2.1.            Amount
                  3.2.2.            Allocation
         3.3.     Required Matching Contributions
                  3.3.1.            Amount
                  3.3.2.            Allocation
         3.4.     Discretionary Employer Contributions
                  3.4.1.            General
                  3.4.2.            Curative Allocation -- ss. 401(k)
                  3.4.3.            Discretionary Matching Contributions
                  3.4.4.            Curative Allocation -- ss. 401(m)
                  3.4.5.            Discretionary Profit Sharing Contributions
         3.5.     Eligible Participants
         3.6.     Make-Up Contributions For Omitted Participants
         3.7.     Rollover Contributions
                  3.7.1.            Eligible Contributions
                  3.7.2.            Specific Review
                  3.7.3.            Allocation
         3.8.     Nondeductible Voluntary Contributions
                  3.8.1.            Method Of Contribution
                  3.8.2.            Payment To Trustee
                  3.8.3.            Allocation
         3.9.     Deductible Voluntary Contributions
         3.10.    Section 401(m) Compliance
                  3.10.1.           Special Definitions
                  3.10.2.           Special Rules
                  3.10.3            The Tests
                  3.10.4.           Remedial Action
         3.11.    Limitation On Allocations
         3.12.    Effect Of Disallowance Of Deduction Or Mistake Of Fact

SECTION 4.   Investment And Adjustment Of Accounts                           27

         4.1.     Establishment Of Subfunds
                  4.1.1.            Establishing Commingled Subfunds
                  4.1.2.            Individual Subfunds
                  4.1.3.            Operational Rules
                  4.1.4.            Revising Subfunds
         4.2.     Valuation And Adjustment Of Accounts
         4.3.     Management And Investment Of Fund

SECTION 5.   Vesting                                                         30

         5.1.     Employer Matching Account And Employer Contributions Account
                  5.1.1.            Progressive Vesting
                  5.1.2.            Full Vesting
                  5.1.3.            Special Rule For Partial Distributions
                  5.1.4.            Effect Of Break On Vesting
         5.2.     Optional Vesting Schedule
                  5.2.1.            Election
                  5.2.2.            Qualifying Participant
                  5.2.3.            Procedure For Election
                  5.2.4.            Conclusive Election
         5.3.     Other Accounts

SECTION 6.   Maturity                                                        32

         6.1.     Events Of Maturity
         6.2.     Disposition Of Non-Vested Portion Of Account
                  6.2.1.            No Break
                  6.2.2.            A Break
                  6.2.3.            Forfeiture Date
         6.3.     Restoration Of Forfeited Accounts

SECTION 7.   Distribution                                                    34

         7.1.     Application For Distribution
                  7.1.1.            Application Required
                  7.1.2.            Exception For Small Amounts
                  7.1.3.            Exception For Required Distributions
         7.2.     Time Of Distribution
                  7.2.1.            Earliest Beginning Date
                  7.2.2.            Required Beginning Date
         7.3.     Forms Of Distribution
                  7.3.1.            Forms Available
                  7.3.2.            Substantially Equal
                  7.3.3.            Life Expectancy
                  7.3.4.            Presumptive Forms
                  7.3.5.            Effect Of Reemployment
                  7.3.6.            TEFRA ss. 242(b) Transitional Rules
         7.4.     Designation Of Beneficiaries
                  7.4.1.            Right To Designate
                  7.4.2.            Spousal Consent
                  7.4.3.            Failure Of Designation
                  7.4.4.            Definitions
                  7.4.5.            Special Rules
         7.5.     Death Prior To Full Distribution
         7.6.     Distribution In Cash
         7.7.     (Deleted)
         7.8.     Withdrawals From Voluntary Accounts
                  7.8.1.            When Available
                  7.8.2.            Sequence of Accounts
                  7.8.3.            Limitations
                  7.8.4.            Coordination With Section 4.1
         7.9.     In-Service Distributions
                  7.9.1.            When Available
                  7.9.2.            Purposes
                  7.9.3.            Limitations
                  7.9.4.            Coordination With Retirement Savings
                                    Agreement
                  7.9.5.            Sequence Of Accounts
                  7.9.6.            Coordination With Section 4.1
         7.10.    Transitional Rules
         7.11     Loans
                  7.11.1.           General Rules
                  7.11.2.           Interest Rate
                  7.11.3.           Loans Made from Participant's Accounts
                  7.11.4.           Loan Rules
         7.12. Distributions Of Excess Elective Deferrals, Excess Contributions And Excess Aggregate Contributions
                  7.12.1.           Distribution Of Excess Elective Deferrals
                  7.12.2.           Distribution Of Excess Contributions
                  7.12.3.           Distribution Of Excess Aggregate
                                    Contributions
                  7.12.4.           Priority
                  7.12.5.           Matching Contributions

SECTION 8.   Spendthrift Provisions                                          52

SECTION 9.   Amendment And Termination                                       53

         9.1.     Amendment
                  9.1.1.            Amendment By Employer
                  9.1.2.            Amendment By Prototype Sponsor
                  9.1.3.            Limitation On Amendments
                  9.1.4.            Resignation Of Prototype Sponsor
         9.2.     Discontinuance Of Contributions And Termination Of Plan
         9.3.     Merger, Etc., With Another Plan
         9.4.     Adoption By Affiliates
                  9.4.1.            Adoption With Consent
                  9.4.2.            Procedure For Adoption
                  9.4.3.            Effect Of Adoption

SECTION 10.   Concerning the Trustee                                         56

         10.1.    Dealings With Trustee
                  10.1.1.           No Duty To Inquire
                  10.1.2.           Assumed Authority
         10.2.    Compensation Of Trustee
         10.3.    Resignation And Removal Of Trustee
                  10.3.1.           Resignation, Removal And Appointment
                  10.3.2.           Surviving Trustees
                  10.3.3.           Successor Organizations
                  10.3.4.           Co-Trustee Responsibility
         10.4.    Accountings By Trustee
                  10.4.1.           Periodic Reports
                  10.4.2.           Special Reports
                  10.4.3.           Review Of Reports
         10.5.    Trustee's Power To Protect Itself On Account Of Taxes
         10.6.    Other Trust Powers
         10.7.    Investment Managers
                  10.7.1.           Appointment And Qualifications
                  10.7.2.           Removal
                  10.7.3.           Relation To Other Fiduciaries
         10.8.    Fiduciary Principles
         10.9.    Prohibited Transactions
         10.10.            Indemnity
         10.11.            Investment In Insurance
                  10.11.1.          Limitation On Payment Of Premiums
                  10.11.2.          Miscellaneous Rules For Purchase Of Contract
                  10.11.3.          Payment Of Expenses
                  10.11.4.          Authority For Contract
                  10.11.5.          Payment Of Contract Upon Death
                  10.11.6.          Payment Of Contract-- Not Upon Death
                  10.11.7.          Value Of Contract
                  10.11.8.          Interpretation
         10.12.            Employer Directed Investments

SECTION 11.   Determinations-- Rules And Regulations                         65

         11.1.    Determinations
         11.2.    Rules And Regulations
         11.3.    Method Of Executing Instruments
                  11.3.1.           Employer Or Administrator's Representative
                  11.3.2.           Trustee
         11.4.    Claims Procedure
                  11.4.1.           Original Claim
                  11.4.2.           Claims Review Procedure
                  11.4.3.           General Rules
         11.5.    Information Furnished By Participants

SECTION 12.   Other Administrative Matters                                   67

         12.1.    Employer
                  12.1.1.           Officers
                  12.1.2.           Delegation
                  12.1.3.           Board Of Directors
         12.2.    Administrator's Representative
         12.3.    Limitation On Authority
         12.4.    Conflict Of Interest
         12.5.    Dual Capacity
         12.6.    Administrator
         12.7.    Named Fiduciaries
         12.8.    Service Of Process
         12.9.    Residual Authority
         12.10.   Administrative Expenses

SECTION 13.   In General                                                     70

         13.1.    Disclaimers
                  13.1.1.           Effect On Employment
                  13.1.2.           Sole Source Of Benefits
                  13.1.3.           Co-Fiduciary Matters
         13.2.    Reversion Of Fund Prohibited
         13.3.    Execution In Counterparts
         13.4.    Continuity
         13.5.    Contingent Top Heavy Plan Rules

Appendix A--Section 415 Limitations On Annual Additions                     A-1

Appendix B--Contingent Top Heavy Plan Rules                                 B-1

Appendix C--Qualified Domestic Relations Orders                             C-1

Appendix D--Highly Compensated Employee                                     D-1

Appendix E--TEFRA ss. 242(b) Transitional Rules                             E-1

Appendix F--Transitional Distribution Rules                                 F-1

Appendix G--Plan Loan Rules                                                 G-1



                              SS. 401(K) PROTOTYPE
                             BASIC PLAN DOCUMENT #02
                                1989 RESTATEMENT



                                    SECTION 1

                                  INTRODUCTION


1.1. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

         1.1.1. ACCOUNTS -- the following Accounts will be maintained under this Plan for Participants:

         (A) TOTAL ACCOUNT -- a Participant's entire interest in the Fund, including his Retirement Savings Account, his Employer Matching Account, his Employer Contributions Account, his Rollover Account, his Nondeductible Voluntary Account, his Deductible Voluntary Account, and his Transfer Account, if any, (but excluding his interest in a Suspense Account).

         (B) RETIREMENT SAVINGS ACCOUNT -- the Account maintained for each Participant to which are credited the Employer contributions made in consideration of such Participant's earnings reductions pursuant to Section 3.2 (or comparable provisions of the Prior Plan Statement, if any) or made pursuant to
                  Section 3.4.2, together with any increase or decrease thereon.

         (C) EMPLOYER MATCHING ACCOUNT -- the Account maintained for each Participant to which is credited his allocable share of the Employer contributions and his allocable share of forfeited Suspense Accounts made pursuant to Section 3.3 or Section
                  3.4.3 (or comparable provisions of the Prior Plan Statement, if any) or made pursuant to Section 3.4.4, together with any increase or decrease thereon.

         (D) EMPLOYER CONTRIBUTIONS ACCOUNT -- the Account maintained for each Participant to which is credited his allocable share of the Employer contributions and his allocable share of forfeited Suspense Accounts made pursuant to Section 3.4.5 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

         (E) ROLLOVER ACCOUNT -- the Account maintained for each Participant to which are credited his rollover contributions made pursuant to Section 3.7 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

         (F) NONDEDUCTIBLE VOLUNTARY ACCOUNT -- the Account maintained for each Participant to which are credited his nondeductible voluntary contributions made pursuant to Section 3.8 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

         (G) DEDUCTIBLE VOLUNTARY ACCOUNT -- the Account maintained for each Participant to which are credited his deductible voluntary contributions made pursuant to Section 3.6 of the Prior Plan Statement (or other comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

         (H) TRANSFER ACCOUNT -- the Account maintained on behalf of a Participant to which is credited the amount transferred to the Trustee pursuant to Section 9.3, and not allocated to any other Account pursuant to that section (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

         (I) SUSPENSE ACCOUNT -- the Account maintained for each Participant to which is credited the portion of his Employer Matching Account and his Employer Contributions Account which is not Vested in him upon the occurrence of an Event of Maturity (pending reemployment or forfeiture pursuant to Section 6.2), together with any increase or decrease thereon.

         1.1.2. ADMINISTRATOR'S REPRESENTATIVE -- the person or committee appointed to make administrative decisions and rules, to communicate on behalf of the Employer and to take other actions specified in this Plan Statement and which is selected pursuant to Section 12.2.

         1.1.3. AFFILIATE -- a business entity which is under "common control" with the Employer or which is a member of an "affiliated service group" that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Internal Revenue Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations prescribed by the Secretary of the Treasury under section 414(a) of the Internal Revenue Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations prescribed by said Secretary under section 414(o) of said Code. In addition to such required treatment, the Employer may, in its discretion, designate as an Affiliate any business entity which is not such a "common control," "affiliated service group" or "predecessor" business entity but which is otherwise affiliated with the Employer, subject to such nondiscriminatory limitations as the Employer may impose.

         1.1.4. ANNUAL VALUATION DATE -- unless indicated otherwise in the Adoption Agreement, the last day of the Employer's taxable year for federal income tax purposes.

         1.1.5. BENEFICIARY -- a person designated by a Participant (or automatically by operation of this Plan) to receive all or a part of the Participant's Vested Total Account in the event of the Participant's death prior to full distribution thereof.

         1.1.6. BOARD OF DIRECTORS -- the Board of Directors if the Employer is a corporation, any general partner if the Employer is a partnership, or the proprietor if the Employer is a sole proprietor. If the Employer is a corporation, the Board of Directors shall also mean and refer to any properly authorized committee of the directors. If there is more than one Employer under this Plan, the Board of Directors shall be the Board of Directors of the Employer which is the principal sponsor of this Plan.

         1.1.7. DISABILITY -- a medically determinable physical or mental impairment which is of such a nature that it (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a determination to this effect by a doctor of medicine approved by the Administrator's Representative. The Administrator's Representative shall determine the date on which the Disability shall have occurred if such determination is necessary. In lieu of such a certification, the Employer may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires).

         1.1.8. EFFECTIVE DATE -- the date set forth in the Adoption Agreement as of which this Plan Statement is effective; provided, however, certain provisions specified in this Plan Statement shall be applicable prior to that date for any Employer maintaining a Plan prior to the first day of the Plan Year beginning after December 31, 1988.

         1.1.9. ELIGIBILITY SERVICE -- a measure of an Employee's service with the Employer and all Affiliates (stated as a number of years) which is equal to the number of computation periods for which the Employee is credited with one thousand (1,000) or more Hours of Service; subject, however, to such of the following rules as are applicable under the Adoption Agreement:

         (A) COMPUTATION PERIODS. The computation periods for determining the Employee's Eligibility Service (and One-Year Breaks in Service as applied to his Eligibility Service) shall be (i) unless (ii) is indicated in the Adoption Agreement:

                  (i) the twelve (12) consecutive month period beginning with the date the Employee first performs an Hour of Service plus all Plan Years beginning after the date the Employee first performs an Hour of Service (irrespective of any termination of employment and subsequent reemployment), or

                  (ii) the twelve (12) consecutive month period beginning with the date the Employee first performs an Hour of Service plus all twelve (12) consecutive month periods commencing on the annual anniversaries of such date (irrespective of any termination of employment and subsequent reemployment).

                  An Employee who is credited with 1,000 Hours of Service in both the initial eligibility period described in (i) above and the first Plan Year commencing prior to the end of such initial eligibility period shall be credited with two years of Eligibility Service.

         (B) COMPLETION. A year of Eligibility Service shall be deemed completed only as of the last day of the computation period (irrespective of the date in such period that the Employee completed one thousand Hours of Service). (Fractional years of Eligibility Service shall not be credited.)

         (C) PRE-EFFECTIVE DATE SERVICE. Eligibility Service shall be credited for Hours of Service earned and computation periods completed before the Effective Date as if the rules of this Plan Statement were then in effect.

         (D) BREAKS IN SERVICE -- BEFORE EFFECTIVE DATE. Eligibility Service cancelled before the Effective Date by operation of the Plan's break in service rules as they existed before the Effective Date shall continue to be cancelled on and after the Effective Date.

         (E) BREAK IN SERVICE. Subject to Section 1.1.9(d), if the Employee has any break in service occurring before or after the Effective Date, his service both before and after such break in service shall be taken into account in computing his Eligibility Service for the purpose of determining his entitlement to become a Participant in this Plan.

         (F) PREDECESSOR EMPLOYER. If the Employer maintains a plan previously maintained by a business entity that is merged with or becomes an Affiliate of the Employer, then Eligibility Service that would have been earned by persons employed by such predecessor employer had the rules of this Plan been in effect, shall be counted as Eligibility Service under this Plan.

         1.1.10. EMPLOYEE -- each individual who is, with respect to the Employer, or an Affiliate, or both, a Common Law Employee (including Shareholder-Employee) or a Self-Employed Person (including an Owner-Employee) or a Leased Employee, which shall be further defined as follows:

         (A) COMMON LAW EMPLOYEE -- an individual who performs services as an employee of the Employer or an Affiliate (including, without limiting the generality of the foregoing, a Shareholder-Employee) but who is not a Self-Employed Person with respect to the Employer.

         (B) SHAREHOLDER-EMPLOYEE -- an individual who owns, or is deemed with attribution to own, more than five percent (5%) of the outstanding stock of the Employer on any one day of the taxable year of the Employer with respect to which the Plan is established; provided, however, that during any taxable year that the Employer is not an electing small business corporation (S corporation) there shall be no Shareholder-Employees. All Shareholder-Employees are Common Law Employees.

         (C) SELF-EMPLOYED PERSON -- an individual who owns either a capital interest or a profits interest in the Employer with respect to which the Plan is maintained at a time when such Employer is either a partnership or a proprietorship or an individual who has earned income from such Employer (or would have had earned income if the Employer had had net profits). A proprietor shall be deemed to be an Employee of a proprietorship which is the Employer and each partner shall be deemed to be an Employee of a partnership which is the Employer.

         (D) OWNER-EMPLOYEE -- an individual who is a Self-Employed Person and who is either the proprietor of the Employer (when it is a proprietorship) or a partner owning more than ten percent (10%) either of the capital interests or profits interest of the Employer (when it is a partnership). All Owner-Employees are Self-Employed Persons.

         (E) LEASED EMPLOYEES -- an individual (other than an employee) who, pursuant to an agreement with a leasing organization has performed services for the Employer, or for the Employer and related persons (determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one (1) year and has performed services which are of a type historically performed by employees of the Employer or an Affiliate. For services performed prior to January 1, 1987, such an individual shall not be considered a Leased Employee (with respect to the Employer or an Affiliate) if such individual is covered by a money purchase pension plan which provides for: (i) a nonintegrated employer contribution rate of at least seven and one-half percent (7-1/2%) of compensation; and (ii) immediate participation; and (iii) full and immediate vesting. For services performed after December 31, 1986, such an individual shall not be considered a Leased Employee (with respect to the Employer or an Affiliate) if such individual is covered by a money purchase pension plan which provides for: (i) a nonintegrated employer contribution rate of at least ten percent (10%) of "ss.415 compensation" as defined in Appendix A to this Plan Statement, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the individual's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Internal Revenue Code; and (ii) immediate participation (except for those individuals whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than one thousand dollars); and (iii) full and immediate vesting; provided, however, that such an individual will be considered a Leased Employee (with respect to the Employer or an Affiliate) if Leased Employees constitute more than twenty percent (20%) of the recipient's nonhighly compensated work force as determined in accordance with section 414(n)(5)(C)(ii) of the Internal Revenue Code. An individual shall also be treated as a Leased Employee of the Employer or an Affiliate if, and to the extent that, such treatment is required by regulations prescribed by the Secretary of the Treasury under section 414(o) of the said Code. Contributions or benefits provided by the leasing organization to a Leased Employee which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

         1.1.11. EMPLOYER -- the business entity which establishes a Plan by executing the Adoption Agreement and any Affiliate of any such business entity that adopts this Plan by completing the Adoption Agreement with the consent of the Employer or becomes an adopting employer as provided in Section 9.4. (A sole proprietor shall be treated as his own Employer. A partnership shall be treated as the Employer of each partner.)

         1.1.12. ENTRY DATE -- the dates (as indicated in the Adoption Agreement) which shall be either:

                  (i)      the first day of the Plan Year, or

                  (ii) the first day of the Plan Year and the first day of the seventh month of the Plan Year, or

                  (iii) the first day of the Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year, or

                  (iv) the first day of the Plan Year and the first day of the second through twelfth months of the Plan Year.

The Entry Date shall also include (i) the date upon which an individual who had previously met the age and service requirements of Section 2.1 but who was not then in Recognized Employment is transferred to Recognized Employment, (ii) the date upon which an individual who had previously been a Participant is reemployed in Recognized Employment, and (iii) such other dates as the Administrator's Representative may by uniform, nondiscriminatory rules established from time to time for the commencement of retirement savings under
Section 2.5.

         1.1.13. EVENT OF MATURITY -- any of the occurrences described in
Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

         1.1.14. FUND -- the assets of the Plan held by the Trustee from time to time, including all contributions and the investments and reinvestments, earnings, profits and losses thereon, whether invested under the general investment authority of the Trustee or under the terms applicable to any investment Subfund established pursuant to Section 4.1.

         1.1.15. HOURS OF SERVICE -- a measure of an Employee's service with the Employer and all Affiliates, determined for a given computation period and equal to the number of hours credited to the Employee according to the following rules:

         (A) PAID DUTY. An Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

         (B) PAID NONDUTY. An Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

                  (i) no more than five hundred one (501) Hours of Service shall be credited on account of a single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period),

                  (ii) no Hours of Service shall be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws,

                  (iii) no Hours of Service shall be credited on account of payments which solely reimburse the Employee for medical or medically related expenses incurred by the Employee, and

                  (iv) payments shall be deemed made by or due from the Employer or an Affiliate whether made directly or indirectly from a trust fund or an insurer to which the Employer or an Affiliate contributes or pays premiums.

                  These hours shall be credited to the Employee for the computation period for which payment is made or, if the payment is not computed by reference to units of time, the hours shall be credited to the first computation period in which the event, for which any part of the payment is made, occurred.

         (C) BACK PAY. An Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service credited under paragraph
                  (a) or (b) shall not be credited under this paragraph (c). The crediting of Hours of Service under this paragraph (c) for periods and payments described in paragraph (b) shall be subject to all the limitations of that paragraph. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (D)      UNPAID ABSENCES.

                  (I) LEAVES OF ABSENCE. If (and to the extent that) the Employer so provides in written rules of nondiscriminatory application which are in writing and approved by the Employer before the date upon which they are effective, an assumed eight (8) hour day and forty (40) hour week shall be credited during each unpaid leave of absence authorized by the Employer or an Affiliate for Plan purposes under such rules; provided, however, that if the Employee does not return to employment for any reason other than death, Disability or attainment of Normal Retirement Age at the expiration of the leave of absence, such Hours of Service shall not be credited.

                  (II) MILITARY LEAVES. If an Employee returns to employment with the Employer or an Affiliate within the time prescribed by law for the retention of veteran's reemployment rights, an assumed eight (8) hour day and forty (40) hour week shall be credited during service in the Armed Forces of the United States if the Employee both entered such service and returned to employment with the Employer or an Affiliate from such service under circumstances entitling him to reemployment rights granted veterans under federal law.

                  (III) PARENTING LEAVES. To the extent not otherwise credited and solely for the purpose of determining whether a One-Year Break in Service has occurred, Hours of Service shall be credited to an Employee for any period of absence from work beginning after December 31, 1984, due to pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. The Employee shall be credited with the number of Hours of Service which otherwise would normally have been credited to such Employee but for such absence. If it is impossible to determine the number of Hours of Service which would otherwise normally have been so credited, the Employee shall be credited with eight (8) Hours of Service for each day of such absence. In no event, however, shall the number of Hours of Service credited for any such absence exceed five hundred one (501) Hours of Service. Such Hours of Service shall be credited to the computation period in which such absence from work begins if crediting all or any portion of such Hours is necessary to prevent the Employee from incurring a One-Year Break in Service in such computation period. If the crediting of such Hours of Service is not necessary to prevent the occurrence of a One-Year Break in Service in that computation period, such Hours of Service shall be credited in the immediately following computation period (even though no part of such absence may have occurred in such subsequent computation period). These Hours of Service shall not be credited until the Employee furnishes timely information which may reasonably be required by the Administrator's Representative to establish that the absence from work is for a reason for which these Hours of Service may be credited.

         (E) SPECIAL RULES. To the extent not inconsistent with other provisions hereof, Department of Labor regulations 29 C.F.R. ss. 2530.200b-2(b) and (c) are hereby incorporated by reference herein. For periods prior to the first day of the Plan Year beginning after 1975, Hours of Service may be determined using whatever records are reasonably accessible and by making whatever calculations are necessary to determine the approximate number of Hours of Service completed during such prior period.

         (F) EQUIVALENCY FOR EMPLOYEES. Notwithstanding anything to the contrary in the foregoing, if the Adoption Agreement shall so provide, Hours of Service for an Employee shall be credited on the basis that, without regard to actual hours, such Employee shall be credited with ten (10) Hours of Service for a calendar day, forty-five (45) Hours of Service for a calendar week, ninety-five (95) Hours of Service for each semi-monthly pay period, or one hundred ninety (190) Hours of Service for a calendar month if, under the provisions of this section (other than this paragraph), such Employee would be credited with at least one (1) Hour of Service during such day, week, semi-monthly pay period or month.

         1.1.16. INVESTMENT MANAGER -- that person other than the Trustee appointed pursuant to Section 10.7 to manage all or a portion of the Fund.

         1.1.17. NORMAL RETIREMENT AGE -- the date a Participant attains the age specified in the Adoption Agreement or, if none is specified in the Adoption Agreement, age sixty-five (65) years. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory retirement age or the age specified in the Adoption Agreement. WARNING:
Generally, federal and state law prohibits enforcement of a mandatory retirement age for Common Law Employees.

         1.1.18. ONE-YEAR BREAK IN SERVICE -- a computation period for which an Employee is not credited with more than five hundred (500) Hours of Service. (A One-Year Break in Service shall be deemed to occur only on the last day of such computation period.)

         1.1.19. PARTICIPANT -- an Employee who becomes a Participant in this Plan in accordance with the provisions of Section 2. An Employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of his death or, if earlier, the date when he is no longer employed in Recognized Employment and upon which the Participant no longer has any Account under the Plan (that is, he has both received a distribution of all of his Vested Total Account, if any, and his Suspense Account, if any, has been forfeited and disposed of as provided in Section 6.2).

         1.1.20. PLAN -- the tax-qualified defined contribution profit sharing plan of the Employer established for the benefit of Employees eligible to participate therein, as set forth in the Prior Plan Statement and this Plan Statement. (As used herein, "Plan" refers to the legal entity established by the Employer and not to the instruments or documents pursuant to which the Plan is maintained. Those instruments and documents are referred to herein as the "Prior Plan Statement" and the "Plan Statement.") The Plan shall be referred to by the name indicated in the Adoption Agreement.

         1.1.21. PLAN STATEMENT -- the Prototype Documents as completed and adopted by the Employer and pursuant to which this Plan is maintained on and after the Effective Date.

         1.1.22. PLAN YEAR -- the twelve (12) consecutive month period ending on any Annual Valuation Date.

         1.1.23. PRIOR PLAN STATEMENT -- the written instrument or instruments or the series of written instruments under which this Plan was established and maintained from time to time prior to the Effective Date. (If this Plan was first established by the Employer's adoption of this Plan Statement, there will have been no Prior Plan Statement and all references thereto shall be disregarded.)

         1.1.24. PROTOTYPE DOCUMENTS -- the unexecuted form of document entitled "ss. 401(k) Prototype Basic Plan Document #02 1989 Restatement," including all Appendices thereto, and the unexecuted and uncompleted form of Adoption Agreement #001 used in connection with it, including the prototype documents prior to this 1989 Restatement.

         1.1.25. PROTOTYPE SPONSOR -- First Trust National Association, a national trust association of St. Paul, Minnesota (which has submitted the Prototype Documents to the National Office of the Internal Revenue Service for an opinion as to the acceptability of the form of the Prototype Documents under the Internal Revenue Code and has retained the right to amend as provided in
Section 9).

         1.1.26. RECOGNIZED COMPENSATION -- an amount determined for a Participant for a Plan Year which is the Participant's "ss. 415 compensation" as defined in the Appendix A to this Plan Statement, subject, however, to the following rules:

         (A) ADOPTION AGREEMENT EXCLUSIONS. For purposes of allocating the Employer's discretionary profit sharing contribution, if any, under Section 3.4.5, and forfeited Suspense Accounts, if any, Recognized Compensation shall not include any items of earned income (as defined in Appendix A to this Plan Statement) or compensation excluded by the Employer in the Adoption Agreement.

         (B) PRE-PARTICIPATION. Recognized Compensation shall not include any earned income (as defined in Appendix A to this Plan Statement) or compensation received by a Participant on account of a period of time when he was not a Participant in the Plan or which is earned income (as defined in Appendix A to this Plan Statement) or compensation paid for employment in a capacity that is not Recognized Employment.

         (C) EARNINGS REDUCTION PLANS. Recognized Compensation shall include any amount that would have been received if the Participant had not entered into a Retirement Savings Agreement. Recognized Compensation shall be determined before any reduction authorized by the Participant under a qualified cash or deferral arrangement under section 401(k) of the Internal Revenue Code (in addition to this Plan), or a cafeteria plan under section 125 of the Internal Revenue Code, or a simplified employee pension under section 408(k)(6) of the Internal Revenue Code or an annuity under section 403(b) of the Internal Revenue Code.

         (D) $200,000 LIMIT. If the Plan is "top heavy" as defined in Appendix B or if the Plan Year begins after December 31, 1988, a Participant's Recognized Compensation shall not exceed Two Hundred Thousand Dollars ($200,000) or such higher limit as the Secretary of the Treasury may establish. In determining a Participant's Recognized Compensation, the rules of section 414(q)(6) of the Internal Revenue Code apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and lineal descendants of the Participant who have not attained age nineteen (19) years before the close of the Plan Year; provided, however, that the rule in this sentence shall not apply to the Seven Thousand Dollar ($7,000) limit specified in Section 2.5. If Participants are aggregated as such family members (and do not otherwise agree in writing), the Recognized Compensation of each family member shall equal Two Hundred Thousand Dollars ($200,000) (as so adjusted) multiplied by a fraction, the numerator of which is such family member's Recognized Compensation (before application of this Section) and the denominator of which is the total Recognized Compensation (before application of this Section) of all such family members.

         (E) NO ACCRUED COMPENSATION. Recognized Compensation shall include only amounts that are actually paid to the Participant during the Plan Year.

         (F) SPECIAL EFFECTIVE DATE. If the Employer maintained the Plan prior to January 1, 1989, this definition of Recognized Compensation shall not become effective until the first day of the first Plan Year beginning after December 31, 1989; provided, however, the provisions of Section 1.1.26(d) shall apply as so specified. Until this definition of Recognized Compensation becomes effective, the comparable provisions of the Prior Plan Statement shall apply.

         1.1.27. RECOGNIZED EMPLOYMENT -- all employment by an Employee excluding, however:

                  (i) employment in a unit of Employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and employee representatives if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and Employer, unless such collective bargaining agreement provides for the inclusion of those Employees in this Plan, and

                  (ii) employment by a nonresident alien who is not receiving any earned income from the Employer which constitutes income from sources within the United States unless such alien is formally designated by the Administrator's Representative as eligible for participation in this Plan, and

                  (iii) employment described as excluded in the Adoption Agreement.

For the purposes of (i), an organization will not be considered to consist of employee representatives if more than one-half (1/2) of its members are Employees who are owners, officers or executives of the Employer.

         1.1.28. RETIREMENT SAVINGS AGREEMENT -- the agreement which may be entered into by a Participant as provided in Section 2.

         1.1.29. TRUSTEE -- the Trustee originally named in the Adoption Agreement and its successor or successors in trust.

         1.1.30. VALUATION DATE -- the Annual Valuation Date and each other date, if any, specified in the Adoption Agreement.

         1.1.31. VESTED -- nonforfeitable, i.e., a claim obtained by a Participant or his Beneficiary to that part of an immediate or deferred benefit hereunder which arises from the Participant's service, which is unconditional and which is legally enforceable against the Plan.

         1.1.32. VESTING SERVICE -- a measure of an Employee's service with the Employer and all Affiliates (stated as a number of years) which is equal to the number of computation periods for which the Employee is credited with one thousand (1,000) or more Hours of Service; subject, however, to such of the following rules as are applicable under the Adoption Agreement:

         (A) COMPUTATION PERIODS. The computation periods for determining the Employee's Vesting Service (and One-Year Breaks in Service as applied to his Vesting Service) shall be Plan Years.

         (B) COMPLETION. A year of Vesting Service shall be deemed completed as of the date in the computation period that the Employee completes one thousand (1,000) Hours of Service. (Fractional years of Vesting Service shall not be credited.)

         (C) PRE-EFFECTIVE DATE SERVICE. Vesting Service shall be credited for Hours of Service earned and computation periods completed prior to the Effective Date as if the rules of this Plan Statement were then in effect.

         (D) BREAKS IN SERVICE -- BEFORE EFFECTIVE DATE. Vesting Service cancelled before the Effective Date by operation of the Plan's break in service rules as they existed before the Effective Date shall continue to be cancelled on and after the Effective Date.

         (E) VESTING IN PRE-BREAK ACCOUNTS. If the Employee has five (5) or more consecutive One-Year Breaks in Service, his service after such One-Year Breaks in Service shall not be counted as years of Vesting Service for the purpose of determining the Vested percentage of that portion of his Employer contributions allocated with respect to his service before such One-Year Breaks in Service and separately accounted for under Section 5.1.4.

         (F) VESTING IN POST-BREAK ACCOUNTS (VESTING RULE OF PARITY). Except as provided in the following sentence and subject to
                  Section 1.1.32(d), if the Employee has any break in service occurring before or after the Effective Date, his service both before and after such break in service shall be taken into account in computing his Vesting Service for the purpose of determining the Vested percentage of that portion of his Employer Matching Account or Employer Contributions Account derived from Employer contributions allocated with respect to his service after such break in service and separately accounted for under Section 5.1.4. If the Employee does not have any Vested right to any portion of an Employer Matching Account or Employer Contributions Account, however, when he incurs a One-Year Break in Service, Vesting Service completed before any One-Year Break in Service shall be disregarded in determining his Vesting Service (upon a subsequent return to employment) if the number of his One-Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his years of Vesting Service (whether or not consecutive) completed before such One-Year Breaks in Service. Such aggregate number of his years of Vesting Service completed before such One-Year Breaks in Service shall not include any years of Vesting Service which have been disregarded under the preceding sentence by reason of any prior One-Year Breaks in Service.


1.2. RULES OF INTERPRETATION. An individual shall be considered to have attained a given age on his birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this section. In the absence of a conviction of felonious and intentional killing, the Administrator's Representative shall determine whether the killing was felonious and intentional for purposes of this section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State where the Trustee has its principal place of business and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of that State.

1.3. ESTABLISHMENT OF NEW PLAN. If the Employer's execution of the Adoption Agreement is an establishment of a new Plan by the Employer, such approval and adoption is conditioned upon the qualification of the Plan under the pertinent provisions of the Internal Revenue Code. If this Plan is found not to so qualify, the Employer may, at its election, amend the Plan Statement, terminate the Plan in its entirety, or both. If the denial of qualification was in response to an application for advance determination on the establishment of a new Plan which was made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted (or effective, if later), the Trustee may be directed by the Employer to return all contributions made under this Plan to the Participants or to the Employer, as the case may be, adjusted for their pro rata share of earnings and market gains or losses which accrued while they were held in the Fund. Such a return of the contribution shall not be made, however, unless the return is made within one (1) year after the date the initial qualification of the Plan is denied.

1.4. AMENDMENT AND CHANGE OF TRUSTEE. If the Employer's execution of the Adoption Agreement is an amendment of a Prior Plan Statement of which the Trustee was not the trustee, such execution shall not be considered to be a termination of one plan and the establishment of another but, on the contrary, shall be considered to be the express continuation of the Plan under new documents. The Employer has caused, or will forthwith cause, the transfer of the existing trust fund to the Trustee to be held in trust under this Plan Statement.

1.5. AMENDMENT AND CONTINUATION. If the Employer's execution of the Adoption Agreement is an amendment of a Prior Plan Statement of which the Trustee was the trustee, such execution shall not be considered to be a termination of one plan and the establishment of another but, on the contrary, shall be considered to be the express continuation of the Plan under new documents.

1.6. AUTOMATIC EXCLUSION FROM PROTOTYPE PLAN. In the event an Employer adopting these Prototype Documents fails to obtain or fails to retain qualified status under sections 401(a) and 501(a) of the Internal Revenue Code, such Employer shall immediately cease participation under these Prototype Documents and, when applicable, will be deemed to maintain its Plan under an individually designed successor retirement plan document.

1.7. SPECIAL REQUIREMENTS.

         1.7.1. DISCRIMINATORY BENEFITS. If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business with respect to which this Plan is established and one or more other trades or businesses, this Plan and any plan established for such other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and
(d) of the Internal Revenue Code for the employees of this and all other trades or businesses.

         1.7.2. DISCRIMINATORY COVERAGE. If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) of the Internal Revenue Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan. If an individual is covered as an Owner-Employee under the plans of two (2) or more trades or businesses which are not controlled and the individual controls a trade or business, the contributions or benefits for the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for the Owner-Employee under the most favorable plan of the trade or business which is not controlled.

         1.7.3. CONTROL DEFINED. For purposes of this Section 1.7, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                  (i) own the entire interest in an unincorporated trade or business, or

                  (ii) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

An Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.



                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION


2.1. INITIAL ENTRY INTO PLAN. If this Plan Statement is adopted as an amendment of a Prior Plan Statement, each Employee who immediately before the Effective Date was a Participant in the Plan prior to the Effective Date and who continues in Recognized Employment on the Effective Date shall continue as a Participant in this Plan.

On and after the Effective Date (without regard to whether this Plan Statement is an amendment of a Prior Plan Statement or the establishment of a new Plan), each other Employee shall become a Participant on the first Entry Date coincident with or next following the date that such Employee has both:

         (a) satisfied the age requirement set forth in the Adoption Agreement, if any, and

         (b) satisfied the service requirement set forth in the Adoption Agreement, if any,

if he is then employed in Recognized Employment. If he is not then employed in Recognized Employment, he shall become a Participant on the first date thereafter upon which he is employed in Recognized Employment.

2.2. SPECIAL RULE FOR FORMER PARTICIPANTS. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall immediately reenter the Plan as a Participant as of the date of his return to Recognized Employment.

2.3. ENROLLMENT. Each Employee who is or will become a Participant as provided in Section 2.1 or Section 2.2 may enroll for retirement savings by completing a Retirement Savings Agreement and delivering it to the Administrator's Representative at least fifteen (15) days (or some other time period specified by the Administrator's Representative) prior to the Entry Date as of which the Employee desires to make it effective. If an Employee does not enroll when first eligible to do so, he may enroll as of any subsequent Entry Date by completing a Retirement Savings Agreement and delivering it to the Administrator's Representative at least fifteen (15) days (or some other time period specified by the Administrator's Representative) prior to that Entry Date.

2.4. WAIVER OF ENROLLMENT PROCEDURES. The Administrator's Representative shall have the authority to adopt rules that modify and waive the enrollment procedures set forth in this Section 2 during the period beginning on the Effective Date and ending twelve (12) months later, in order that an orderly first enrollment might be completed. This authority to modify and waive the enrollment procedures does not authorize the Administrator's Representative to modify the minimum service, age or job classification requirements for participation in the Plan.

2.5. RETIREMENT SAVINGS AGREEMENT. Subject to the following rules, the Retirement Savings Agreement which each Participant may execute shall provide for a reduction equal to not more than the percentage specified in the Adoption Agreement of the amount of Recognized Compensation which otherwise would be paid to him by the Employer each payday. Effective for Plan Years beginning after December 31, 1986, the reduction in earnings agreed to by the Participant, however, shall not exceed Seven Thousand Dollars ($7,000) for that Participant's taxable year. Such Seven Thousand Dollar ($7,000) limit shall be adjusted for cost of living at the same time and in the same manner as under section 415(d) of the Internal Revenue Code. In the case of a Participant who is a Self-Employed Person, the reduction in earnings shall be determined by multiplying such Participant's Recognized Compensation (for the entire Plan
Year) by the enrollment percentage elected by the Participant and multiplying the resulting amount by the fraction of the Plan Year that each election is in effect. The Administrator's Representative may, from time to time under uniform, nondiscriminatory rules, change the minimum and maximum allowable reductions in earnings. The reductions in earnings agreed to by the Participant shall be made by the Employer from the Participant's remuneration each payday on or after the Effective Date for so long as the Retirement Savings Agreement remains in effect.

2.6. MODIFICATIONS OF RETIREMENT SAVINGS AGREEMENT. The Retirement Savings Agreement of a Participant may be modified. Unless modified or terminated, the Retirement Savings Agreement will remain in effect.

         2.6.1. INCREASE. A Participant whose Retirement Savings Agreement does not provide for the full, allowable reduction may, upon giving fifteen (15) days' prior written notice to the Administrator's Representative, amend his Retirement Savings Agreement to increase the amount of reduction as of the first payday on or after any subsequent Entry Date.

         2.6.2. DECREASE. A Participant whose Retirement Savings Agreement provides for more than the minimum allowable reduction may, upon giving fifteen
(15) days' prior written notice to the Administrator's Representative, amend his Retirement Savings Agreement to decrease the amount of reduction as of the first payday on or after any subsequent Entry Date.

         2.6.3. VOLUNTARY TERMINATION. A Participant who has a Retirement Savings Agreement in effect may, upon giving fifteen (15) days' prior written notice to the Administrator's Representative, completely terminate the Retirement Savings Agreement as of the first day of any payroll period. Thereafter, such Participant may, upon giving fifteen (15) days' prior written notice to the Administrator's Representative, enter into a new Retirement Savings Agreement effective as of the first payday on or after any subsequent Entry Date if, on that Entry Date, he is employed in Recognized Employment.

         2.6.4. TERMINATION OF RECOGNIZED EMPLOYMENT. The Retirement Savings Agreement of a Participant who ceases to be employed in Recognized Employment (and who thereby ceases to have Recognized Compensation) shall be terminated automatically as of the date he ceased to be employed in Recognized Employment. If such Participant returns to Recognized Employment, he may enter into a new Retirement Savings Agreement effective as of any Entry Date following his return to Recognized Employment upon giving fifteen (15) days' prior written notice to the Administrator's Representative.

         2.6.5. FORM OF AGREEMENT. The Administrator's Representative shall specify the form of the Retirement Savings Agreement, the form of any notices modifying the Retirement Savings Agreement and all procedures for the delivery and acceptance of forms and notices.

2.7. SECTION 401(K) COMPLIANCE.

         2.7.1. SPECIAL DEFINITIONS. For purposes of this Section 2.7, the following special definitions shall apply:

         (A) "COVERED EMPLOYEE" means an individual who was entitled to enter into a Retirement Savings Agreement for all or a part of the Plan Year (whether or not he did so).

         (B) "HIGHLY COMPENSATED COVERED EMPLOYEES" means those covered employees defined as highly compensated employees in Appendix D to this Plan Statement.

         (C) "DEFERRAL PERCENTAGE" means the ratio (calculated separately for each covered employee) of:

                  (i) the total amount, for the Plan Year, of Employer contributions credited to the covered employee's Retirement Savings Account (excluding Employer contributions to the Retirement Savings Account taken into account in determining the contribution percentage in Section 3.10, provided the 401(k) test in this Section 2.7 is satisfied both with and without exclusion of such Employer contributions), and if the Administrator's Representative elects, under such rules as the Secretary of the Treasury may prescribe, all or a portion of the amount, for the Plan Year, of matching contributions (as defined in section 401(m)(4)(A) of the Internal Revenue Code which meet the requirements of section 401(k)(2)(B) and (C) of the Internal Revenue Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code) or both, to

                  (ii) the covered employee's compensation, as defined below, for such Plan Year.

                  For this purpose, Employer contributions, matching contributions and qualified nonelective contributions will be considered made in the Plan Year with respect to which they are made if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year. A covered employee who did not enter into a Retirement Savings Agreement shall be treated as having elected a deferred percentage of zero.

         (D) "COMPENSATION" means compensation for services performed for the Employer defined as "ss. 415 compensation" in the Appendix A to this Plan Statement. The Administrator's Representative may elect to include as compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement which is not includible in the gross income of a covered employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Internal Revenue Code. Notwithstanding the definition of "ss. 415 compensation" in the Appendix A to this Plan Statement: (i) compensation shall always be determined on a cash (and not on an accrual) basis, (ii) there shall not be included in compensation amounts received while the covered employee is not a Participant, and (iii) compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). Effective for Plan Years beginning after December 31, 1988, a covered employee's compensation for a Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted, under the Internal Revenue Code, for cost of living increases. Effective for Plan Years beginning after December 31, 1991, or, if later, beginning more than sixty (60) days after publication by the Internal Revenue Service of final regulations addressing the matter, item (ii) above shall be applicable only if permitted by such final regulations. Otherwise, there shall be included in compensation all amounts received by the Participant during the Plan Year (whether or not he was a Participant for the entire Plan Year).

         (E) "AVERAGE DEFERRAL PERCENTAGE" means, for a specified group of covered employees for the Plan Year, the average of the deferral percentages for all covered employees in such group.

         2.7.2 SPECIAL RULES. For purposes of this Section 2.7, the following special rules apply:

         (A) ROUNDING. Effective for Plan Years beginning after December 31, 1988, the deferral percentages and average deferral percentage for each group of covered employees shall be calculated to the nearest one-hundredth of one percent of the covered employee's compensation.

         (B) FAMILY MEMBER. If a highly compensated covered employee is subject to the family aggregation rules of section 414(q)(6) of the Internal Revenue Code because such employee is either a five percent (5%) owner or one of the ten (10) most highly compensated employees (as defined in Appendix D), the combined deferral percentage for the family group (which is treated as one highly compensated covered employee) shall be the greater of (i) the deferred percentage determined by combining the amounts described in Section 2.7.1(c) and by combining the compensation described in Section 2.7.1(d) of all family members who are highly compensated eligible employees without regard to family aggregation, and (ii) the deferral percentage determined by combining the amounts described in Section 2.7.1(c) and by combining the compensation described in
                  Section 2.7.1(d) of all the family members who are eligible employees. Such family members with respect to such highly compensated covered employees shall be disregarded as separate covered employees in determining the average deferral percentage of highly compensated covered employees and the average deferral percentage of all other covered employees. Effective for Plan Years beginning after December 31, 1988, the Two Hundred Thousand Dollars ($200,000), as adjusted, under the Internal Revenue Code, for cost of living increases, limit specified in Section 2.7.1(d) applies to the above deferral percentage determination except that for purposes of that limit, the term "family" shall include only the spouse of the Participant and lineal descendants of the Participant who have not attained age nineteen (19) years before the close of the Plan Year. If a covered employee is required to be aggregated as a member of more than one family group in the Plan, all covered employees who are members of those family groups that include that covered employee are aggregated as one family group.

         (C) MULTIPLE PLANS. The average deferral percentage for any Participant who is a highly compensated covered employee for the Plan Year with respect to two or more arrangements described in section 401(k) of the Internal Revenue Code, that are maintained by the Employer, shall be determined as if all such arrangements were a single arrangement. If a highly compensated covered employee participates in two or more such arrangements that have different Plan Years, all arrangements ending with or within the same calendar year shall be treated as a single arrangement. In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Internal Revenue Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Internal Revenue Code only if aggregated with this Plan, then this section 2.7.2(c) shall be applied by determining the average deferral percentage of covered employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Internal Revenue Code only if they have the same Plan Year.

         (D) RECORDS. The Employer shall maintain records sufficient to demonstrate satisfaction of the average deferral percentage test and the amount of matching contributions (as defined in section 401(m)(4)(A) of the Internal Revenue Code which meet the requirements of section 401(k)(2)(B) and (C) of the Internal Revenue Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, used in such test. The determination and treatment of the average deferral percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         2.7.3. THE TESTS. Notwithstanding the foregoing provisions, Retirement Savings Agreements in effect for each Plan Year shall be limited and modified under uniform and nondiscriminatory rules established by the Administrator's Representative and by the rules hereinafter provided in order that all such Retirement Savings Agreements (in the aggregate) will satisfy at least one of the following two (2) tests for that Plan Year:

         TEST 1: The average deferral percentage for the group of highly compensated covered employees is not more than the average deferral percentage of all other covered employees multiplied by one and twenty-five hundredths (1.25).

         TEST 2: The excess of the average deferral percentage for the group of highly compensated covered employees over that of all other covered employees is not more than two (2) percentage points, and the average deferral percentage for the group of highly compensated covered employees is not more than the average deferral percentage of all other covered employees multiplied by two (2).

The Administrator's Representative shall maintain records to demonstrate compliance with one of the two (2) tests described above, including the extent to which qualified matching contributions (as defined in Section 2.7.1(c)) and qualified nonelective contributions (as defined in Section 2.7.1(c)) are used in determining the deferral percentage.

         2.7.4. REMEDIAL ACTION. If the Administrator's Representative determines that neither of the tests will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the following actions may be taken so that one of the tests will be satisfied for such Plan Year:

         (a) The highly compensated covered employees who have the highest enrollment percentage under Section 2.5 shall be deemed for all purposes of the Plan to have elected for that Plan Year a lower enrollment percentage (and the amounts credited pursuant to Section 3.2, and the applicable amount, if any, credited pursuant to Section 3.3, shall be reduced accordingly).

         (b) If neither of the tests is satisfied after such adjustment, the enrollment percentage under Section 2.5 of the highly compensated covered employees who then have the highest enrollment percentage (including any reduced under (a) above) shall be reduced to a lower enrollment percentage.

         (c) If neither of the tests is satisfied after such adjustment, this method of adjustment shall be repeated one or more additional times until one of the tests is satisfied.

The Administrator's Representative shall prescribe rules concerning such adjustments, including the frequency of applying the tests and the commencement and termination dates for any adjustments. Any amounts required to be distributed as provided above which are distributed more than 2 1/2 months after the close of the Plan Year being tested, will result in a ten percent (10%) penalty tax on the Employer as provided in section 4979 of the Internal Revenue Code.

2.8. ANNUAL CERTIFICATION. As of each Annual Valuation Date during the continuance of the Plan, the Administrator's Representative shall certify in writing the names of all Participants who are entitled to participate in the Employer contribution for the Plan Year ending on that date and all other facts that may be required to properly administer the provisions of this Plan.



                                    SECTION 3

                      CONTRIBUTIONS AND ALLOCATION THEREOF


3.1.   EMPLOYER CONTRIBUTIONS - GENERAL.

         3.1.1. SOURCE OF EMPLOYER CONTRIBUTIONS. All Employer contributions to the Plan may be made without regard to profits.

         3.1.2. LIMITATION. The contribution of the Employer to the Plan for any year, when considered in light of its contribution for that year to all other tax-qualified plans it maintains, shall, in no event, exceed the maximum amount deductible by it for federal income tax purposes as a contribution to a tax-qualified profit sharing plan under section 404 of the Internal Revenue Code. Each such contribution to the Plan is conditioned upon its deductibility for such purpose.

         3.1.3. FORM OF PAYMENT. The appropriate contribution of the Employer to the Plan, determined as herein provided, shall be paid to the Trustee and may be paid either in cash or in other assets of any character of a value equal to the amount of the contribution or in any combination of the foregoing ways.

3.2. RETIREMENT SAVINGS CONTRIBUTIONS.

         3.2.1. AMOUNT. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Fund the reduction in Recognized Compensation which was agreed to by each Participant pursuant to a Retirement Savings Agreement. The Retirement Savings Agreement shall not apply retroactively.

         3.2.2. ALLOCATION. The portion of this contribution made with respect to each Participant shall be credited to that Participant's Retirement Savings Account as of the Valuation Date coincident with or immediately following the last day of the calendar month for which the contribution is made.

3.3. REQUIRED MATCHING CONTRIBUTIONS.

         3.3.1. AMOUNT. The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant's Employer Matching Account such amounts, if any, as are required pursuant to the Adoption Agreement as Employer contributions to match each Participant's reduction in Recognized Compensation which was agreed to by the Participant pursuant to a Retirement Savings Agreement; provided, however, that a reduction in Recognized Compensation above a percentage of a Participant's Recognized Compensation specified in the Adoption Agreement shall not be used in allocating such contribution. Such contributions shall be made only for Participants who are eligible Participants within the meaning of Section 3.5. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

         3.3.2. ALLOCATION. The Employer required matching contribution (including forfeited Suspense Accounts, if any, to be reallocated as of the date of the contribution) which is made with respect to a Participant shall be credited to that Participant's Employer Matching Account as of the Valuation Date coincident with or immediately following the last day of the calendar month in which the contribution is made or, if earlier, the Annual Valuation Date of the Plan Year for which the contribution is made.

3.4. DISCRETIONARY EMPLOYER CONTRIBUTIONS.

         3.4.1. GENERAL. If the Adoption Agreement so provides, the Employer may (but shall not be required to) make discretionary contributions from year to year during the continuance of the Plan in such amounts as the Employer shall from time to time determine. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

         The Employer's discretionary contribution, including forfeited Suspense Accounts, if any, to be included with that contribution or reallocated as of the Annual Valuation Date of such Plan Year, for a Plan Year shall be allocated as follows.

         3.4.2. CURATIVE ALLOCATION - ss. 401(K). If, for any Plan Year, neither of the tests set forth in Section 2.7 has been satisfied and a distribution of "Excess Contributions" has not been made pursuant to Section 7, then all or a portion of the Employer's discretionary contribution for that Plan Year shall be allocated as provided in this Section 3.4.2. Forfeited Suspense Accounts, however, will not be included in this allocation. The Participants eligible to share in such allocation shall be only those Participants who, during such Plan Year, were not "highly compensated covered employees" (as defined in Section 2.7) for that Plan Year and for whom some contribution was made pursuant to
Section 3.2 for such Plan Year. No other Participant shall be eligible to share in this allocation of the Employer discretionary contribution under this Section
3.4.2. The allocation to be made under this Section 3.4.2 shall be made to the eligible Participant with the least amount of compensation (as defined in Section 2.7) and then, in ascending order of compensation (as defined in Section 2.7), to other eligible Participants. The amount of the Employer discretionary contribution to be allocated under this Section 3.4.2 shall be that amount required to cause the Plan to satisfy either of the tests set forth in Section
2.7 for the Plan Year; provided, however, that in no case shall amounts be allocated to a Participant's Retirement Savings Account under this paragraph which would cause that Participant's deferral percentage (as defined in Section 2.7) to exceed twenty percent (20%). The Employer discretionary contribution so allocated to a Participant shall be credited to that Participant's Retirement Savings Account as of the Annual Valuation Date in the Plan Year for which this Employer discretionary contribution is made.

         3.4.3. DISCRETIONARY MATCHING CONTRIBUTIONS. If the Adoption Agreement so provides, any portion of the Employer's discretionary contribution not allocated under Section 3.4.2 shall be allocable to the Employer Matching Accounts of Participants eligible to share in the allocation pursuant to Section 3.5; provided, however, that the Employer's discretionary contribution to be allocated under this Section 3.4.3 shall be reduced by any amounts necessary to make the curative allocation described in Section 3.4.4. The contribution, if any, made by the Employer for a given Plan Year shall be allocated to the Employer Matching Account of eligible Participants to match a percentage, determined by the Employer, of each eligible Participant's reduction in Recognized Compensation which was agreed to by the Participant pursuant to a Retirement Savings Agreement; provided, however, that a reduction in Recognized Compensation above a percentage of a Participant's Recognized Compensation specified in the Adoption Agreement shall not be used in allocating such contribution. The amount so allocated to a Participant shall be credited to such Participant's Employer Matching Account as of the Annual Valuation Date in the Plan Year for which such contribution is made, or if earlier, the Valuation Date coincident with or next following the date as of which such contribution is received by the Trustee.

         3.4.4. CURATIVE ALLOCATION - ss. 401(M). If, for any Plan Year, neither of the tests set forth in Section 3.10 has been satisfied and a distribution of "Excess Aggregate Contributions" has not been made pursuant to Section 7, then all or any portion of the Employer's discretionary contribution for that Plan Year which has not been allocated under Section 3.4.2 above shall be allocated as provided in this Section 3.4.4. Forfeited Suspense Accounts, however, will not be included in this allocation. The Participants eligible to share in such allocation shall be only those Participants who, during such Plan Year, were not highly compensated eligible employees (as defined in Section 3.10) for that Plan Year and who were entitled to receive an Employer matching contribution pursuant to Section 3.3 or Section 3.4.3 (or would have been entitled to receive an Employer matching contribution if one had been made). No other Participant shall be eligible to share in this allocation of the Employer discretionary contribution under this Section 3.4.4. The allocation to be made under this
Section 3.4.4 shall be made to the Participant with the least amount of compensation (as defined in Section 3.10) and then, in ascending order of compensation (as defined in Section 3.10), to other Participants. The amount of the Employer discretionary contribution to be allocated under this Section 3.4.4 shall be that amount required to cause the Plan to satisfy either of the tests set forth in Section 3.10 for the Plan Year. The Employer discretionary contribution so allocated to a Participant shall be credited to that Participant's Employer Matching Account as of the Annual Valuation Date in the Plan Year for which this Employer discretionary contribution is made.

         3.4.5. DISCRETIONARY PROFIT SHARING CONTRIBUTIONS. If the Adoption Agreement so provides, any portion of the Employer's discretionary contribution not allocated under Section 3.4.2 and Section 3.4.4 above shall be allocable to the Employer Contributions Accounts of Participants eligible to share in the allocation pursuant to Section 3.5. The contribution, if any, made by the Employer for a given Plan Year shall be allocated to the Employer Contributions Accounts of eligible Participants in the ratio which the Recognized Compensation of each such eligible Participant for the Plan Year bears to the Recognized Compensation for such Plan Year of all such eligible Participants. For this purpose, Recognized Compensation shall not include the items, if any, excluded by the Employer in the Adoption Agreement. The amount so allocated to a Participant shall be credited to such Participant's Employer Contributions Account as of the Annual Valuation Date in the Plan Year for which such contribution is made, or if earlier, the Valuation Date coincident with or next following the date as of which such contribution is received by the Trustee.

3.5. ELIGIBLE PARTICIPANTS. A Participant shall be considered eligible to share in the allocation of Employer matching or discretionary contributions pursuant to Section 3.3, Section 3.4.3 and Section 3.4.5, if any, and forfeited Suspense Accounts to be reallocated with such contributions as of the Annual Valuation Date in such Plan Year, if any, only if such Participant satisfies all of the following requirements:

         (A) PARTICIPANT. The Participant was a Participant at some time during the Plan Year.

         (B) COMPENSATION. The Participant has Recognized Compensation for such Plan Year.

         (C) LAST DAY RULE. If the Adoption Agreement so provides, the Participant was an Employee on the last day of the Plan Year (including, for this purpose, individuals temporarily absent due to illness, vacation or layoff and individuals inducted into the Armed Forces of the United States during such Plan
                  Year) or the Participant died, became Disabled or retired at or after his Normal Retirement Age during such Plan Year.

         (D) HOURS OF SERVICE RULE. If the Adoption Agreement so provides, the Participant has that number of Hours of Service in the Plan Year required by the Adoption Agreement, or the Participant died, became Disabled or retired at or after his Normal Retirement Age during such Plan Year.


No other Participant shall be considered an eligible Participant for such Plan Year.

3.6. MAKE-UP CONTRIBUTIONS FOR OMITTED PARTICIPANTS. If, after the Employer's annual contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution, received no allocation or received an allocation which was less than he should have received, the Employer may, at its election, and in lieu of reallocating such contribution, make a special make-up contribution for the Account of such Participant in an amount adequate to provide for him the same addition to his Account for such Plan Year as he should have received.

3.7. ROLLOVER CONTRIBUTIONS.

         3.7.1. ELIGIBLE CONTRIBUTIONS. Unless the Adoption Agreement precludes it, Employees (whether or not they are Participants) in Recognized Employment may contribute to this Plan, within such time and in such form and manner as may be prescribed by the Administrator's Representative in accordance with those provisions of federal law relating to rollover contributions, property (or the cash proceeds thereof) received by them in qualifying distributions from certain types of qualified plans or trusts, employee annuities, individual retirement accounts or annuities, and retirement bonds. The provisions of this Section shall be subject to such nondiscriminatory conditions and limitations as the Administrator's Representative may prescribe from time to time for administrative convenience and to preserve the tax-qualified status of this Plan.

         3.7.2. SPECIFIC REVIEW. The Administrator's Representative shall have the right to reject or return any such rollover contribution if, in its opinion, the acceptance thereof might jeopardize the tax-qualified status of this Plan or unduly complicate its administration, but the acceptance of any such rollover contribution shall not be regarded as an opinion or guarantee on the part of the Employer, the Trustee, the Administrator's Representative or the Plan as to the tax consequences which may result to the contributing Participant thereby.

         3.7.3. ALLOCATION. All rollover contributions made by an Employee to this Plan shall be allocated to a Rollover Account established for such Employee except that any portion thereof which represents deductible voluntary employee contributions shall be allocated to a Deductible Voluntary Account for such Participant. The amount so allocated to an Employee shall be credited to such Employee's Account as of the Valuation Date coincident with or next following the date as of which such contribution is received by the Trustee.

3.8. NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS.

         3.8.1. METHOD OF CONTRIBUTION. If the Adoption Agreement so provides, each Participant may make a nondeductible voluntary contribution to this Plan that is included in the Participant's gross income. Such contribution shall be either a direct contribution in cash or pursuant to a payroll withholding arrangement agreed to by the Employer. The provisions of this section shall be subject to the provisions of Section 3.10 and shall also be subject to such uniform and nondiscriminatory conditions and limitations as the Administrator's Representative may prescribe from time to time for administrative convenience and to preserve the tax-qualified status of this Plan.

         3.8.2. PAYMENT TO TRUSTEE. The nondeductible voluntary contributions of Participants shall be collected by the Employer by such means as the Administrator's Representative shall specify. Within the time required by regulations of the United States Department of Labor, the Employer shall remit all such nondeductible voluntary contributions to the Trustee for deposit in the Fund.

         3.8.3. ALLOCATION. All nondeductible voluntary contributions made by a Participant to this Plan shall be allocated to the Nondeductible Voluntary Account of such Participant. The amount so allocated to a Participant shall be credited to such Participant's Nondeductible Voluntary Account as of the Valuation Date coincident with or next following the date as of which such contribution is received by the Trustee.

3.9. DEDUCTIBLE VOLUNTARY CONTRIBUTIONS. Prior to January 1, 1987, the Plan accepted deductible voluntary contributions made in accordance with Section 3.6 of the Prior Plan Statement. All such contributions held in the Deductible Voluntary Account shall continue to share in any trust earnings or losses, and be distributed in accordance with the provisions of Section 7. Effective January 1, 1987, however, the Plan shall not accept deductible voluntary contributions for a taxable year of the Participant beginning after December 31, 1986.

3.10. SECTION 401(M) COMPLIANCE.

         3.10.1. SPECIAL DEFINITIONS. For purposes of this Section 3.10, the following special definitions shall apply:

         (A) "ELIGIBLE EMPLOYEE" means an individual who is eligible to make nondeductible voluntary contributions to this Plan for any portion of the Plan Year (whether or not he does so) or an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not he does so).

         (B) "HIGHLY COMPENSATED ELIGIBLE EMPLOYEES" means those eligible employees defined as highly compensated employees in Appendix D to this Plan Statement.

         (C) "CONTRIBUTION PERCENTAGE" means, the ratio (calculated separately for each eligible employee in such group) of:

                  (i) the total amount, for the Plan Year, of nondeductible voluntary contributions credited to the eligible employee's Nondeductible Voluntary Account and the total amount, for the Plan Year, of Employer matching contributions credited to the eligible employee's Employer Matching Account (but if the Administrator's Representative elects to include the Employer matching contributions in the 401(k) test in Section 2.7, such contributions shall not be included in the 401(m) test in this Section 3.10), and if the Administrator's Representative elects, under such rules as the Secretary of the Treasury may prescribe, all or a portion of the amount, for the Plan Year, of Employer contributions credited to the eligible employee's Retirement Savings Account (provided the 401(k) test in Section 2.7 is satisfied before such Employer contributions are used in determining the contribution percentage for the 401(m) test in this
                           Section 3.10 and continues to be satisfied following the exclusion of such Employer contributions used to meet the 401(m) test in this Section 3.10), or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code) or both, to

                  (ii) the eligible employee's compensation, as defined below, for such Plan Year.

                  For this purpose, nondeductible voluntary contributions are considered to have been made in the Plan Year in which contributed to the Fund. Also, for this purpose, matching contributions, Employer contributions and qualified nonelective contributions will be considered made in the Plan Year with respect to which they are made if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year. Forfeitures credited to the eligible employee's Nondeductible Voluntary Account, Employer Matching Account and Retirement Savings Account shall be included in the "total amount" described in item (i) in the Plan Year for which such forfeitures are credited to the Account.

         (D) "COMPENSATION" means compensation for services performed for the Employer defined as "ss. 415 compensation" in the Appendix A to this Plan Statement. The Administrator's Representative may elect to include as compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement which is not includible in the gross income of an eligible employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Internal Revenue Code. Notwithstanding the definition of "ss. 415 compensation" in the Appendix A to this Plan Statement: (i) compensation shall always be determined on a cash (and not on an accrual) basis, (ii) there shall not be included in compensation amounts received while the eligible employee is not a Participant, and (iii) compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). Effective for Plan Years beginning after December 31, 1988, an eligible employee's compensation for a Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted, under the Internal Revenue Code, for cost of living increases.

         (E) "AVERAGE CONTRIBUTION PERCENTAGE" means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentage for all eligible employees in such group.

         3.10.2 SPECIAL RULES. For purposes of this Section 3.10, the following special rules apply:

         (A) ROUNDING. Effective for Plan Years beginning after December 31, 1988, the contribution percentages and average contribution percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent of the eligible employee's compensation.

         (B) FAMILY MEMBER. If a highly compensated eligible employee is subject to the family aggregation rules of section 414(q)(6) of the Internal Revenue Code because such employee is either a five percent (5%) owner or one of the ten (10) most highly compensated employees (as defined in Appendix D), the combined contribution percentage for the family group (which is treated as one highly compensated eligible employee) shall be the greater of (i) the contribution percentage determined by combining the amounts described in Section 3.10.1(c) and by combining the compensation described in Section 3.10.1(d) of all family members who are highly compensated eligible employees without regard to family aggregation, and (ii) the contribution percentage determined by combining the amounts described in Section 3.10.1(c) and by combining the compensation described in Section 3.10.1(d) of all family members who are eligible employees. Such family members with respect to such highly compensated eligible employees shall be disregarded as separate eligible employees in determining the average contribution percentage of highly compensated eligible employees and the average contribution percentage of all other eligible employees. Effective for Plan Years beginning after December 31, 1988, the Two Hundred Thousand Dollars ($200,000), as adjusted, under the Internal Revenue Code, for cost of living increases, limit specified in Section 3.10.1(d) applies to the above contribution percentage determination except that for purposes of the limit, the term "family" shall include only the spouse of the Participant and lineal descendants of the Participant who have not attained age nineteen (19) years before the close of that Plan Year. If an eligible employee is required to be aggregated as a member of more than one family group in the Plan, all eligible employees who are members of those family groups that include that eligible employee are aggregated as one family group.

         (C) MULTIPLE USE. Effective for Plan Years beginning after December 31, 1988, if one or more highly compensated employees (as defined in Appendix D) are subject to the 401(k) test described in Section 2.7 and to the 401(m) test described in this Section 3.10 and the sum of the average deferral percentage and the average contribution percentage of those highly compensated employees subject to either or both tests exceeds the aggregate limit (as defined in this Section 3.10), then the average contribution percentage of those highly compensated eligible employees who are also subject to the 401(k) test described in Section 2.7 will be reduced (beginning with such highly compensated eligible employee whose contribution percentage is the highest) so that the aggregate limit is not exceeded. The amount by which each highly compensated eligible employee's contribution percentage is reduced shall be treated as an Excess Aggregate Contribution (as defined in Section 7). The average deferral percentage and the average contribution percentage of the highly compensated eligible employees are determined after any corrections required to meet the tests described in Section
                  2.7 and in Section 3.10. Multiple use does not occur if both the average deferral percentage and the average contribution percentage of the highly compensated employees does not exceed one and twenty-five hundredths (1.25) multiplied by the average deferral percentage and average contribution percentage of the other eligible employees. For purposes of this Section 3.10, the "aggregate limit" shall mean the sum of
                  (i) one hundred twenty-five percent (125%) of the GREATER of
                  (A) the average deferral percentage of employees other than the highly compensated covered employees for the Plan Year, or
                  (B) the average contribution percentage of employees other than the highly compensated eligible employees subject to the 401(m) test in this Section 3.10 for the Plan Year and (ii) the lesser of two hundred percent (200%) or two (2) plus the lesser of such average deferral percentage or average contribution percentage.

         (D) MULTIPLE PLANS. For purposes of this Section 3.10, the contribution percentage for any highly compensated eligible employee who participates in two or more arrangements described in section 401(k) of the Internal Revenue Code that are maintained by the Employer, shall be determined as if the total of the amounts described in Section 3.10.1(c)(i) above was made under each such plan. If a highly compensated eligible employee participates in two or more such arrangements that have different plan years, all arrangements ending with or within the same calendar year shall be treated as a single arrangement. In the event that this Plan satisfies the requirements of section 401(m), 401(a)(4) or 410(b) of the Internal Revenue Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Internal Revenue Code only if aggregated with this Plan, then this Section 3.10 shall be applied by determining the contribution percentage of eligible employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Internal Revenue Code only if they have the same Plan Year.

         (E) RECORDS. The Employer shall maintain records sufficient to demonstrate satisfaction of one of the tests described in
                  Section 3.10.3 and the amount of matching contributions (as defined in section 401(m)(4)(A) of the Internal Revenue Code which meet the requirements of section 401(k)(2)(B) and (C) of the Internal Revenue Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code). The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         3.10.3. THE TESTS. Notwithstanding the provisions of Section 3.3 or
Section 3.4.4 and Section 3.8, the nondeductible voluntary contributions and Employer matching contributions made for each Plan Year shall be limited and modified under uniform and nondiscriminatory rules established by the Administrator's Representative and by the rules hereinafter provided in order that one of the following two (2) tests is satisfied for that Plan Year:

         TEST 1: The average contribution percentage for the group of highly compensated eligible employees is not more than the average contribution percentage of all other eligible employees multiplied by one and twenty-five hundredths (1.25).

         TEST 2: The excess of the average contribution percentage for the group of highly compensated eligible employees over that of all other eligible employees is not more than two (2) percentage points, and the average contribution percentage for the group of highly compensated eligible employees is not more than the average contribution percentage of all other eligible employees multiplied by two (2).

The Administrator's Representative shall maintain records to demonstrate compliance with one of the two (2) tests described above, including the extent to which Employer contributions credited to Retirement Savings Accounts and qualified nonelective contributions (as defined in Section 3.10.1(c)) are used in determining the contribution percentage.

         3.10.4. REMEDIAL ACTION. If the Administrator's Representative determines that neither of the tests will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the following actions may be taken so that one of the tests will be satisfied for such Plan Year:

         (a) The nondeductible voluntary contributions of the highly compensated eligible employees who have the highest contribution percentage shall be reduced to the extent necessary to reduce their contribution percentage to the next lower percentage.

         (b) If neither of the tests is satisfied after such adjustment, the nondeductible voluntary contributions of the highly compensated eligible employees who then have the highest contribution percentage (including those reduced under (a) above) shall be reduced to the extent necessary to reduce their contribution percentage to the next lower percentage.

         (c) If neither of the tests is satisfied after such adjustment, this method of adjustment shall be repeated one or more additional times until one of the tests is satisfied or until no further adjustments can be made in the nondeductible voluntary contributions of the highly compensated eligible employees.

         (d) If neither of the tests is satisfied after adjusting the nondeductible voluntary contributions of the highly compensated eligible employees, then the Employer matching contributions for the highly compensated eligible employees who have the highest contribution percentage (including those reduced under (a) through (c) above) shall be reduced to the extent necessary to reduce their contribution percentage to the next lower percentage.

         (e) If neither of the tests is satisfied after such adjustment, the Employer matching contributions for the highly compensated eligible employees who then have the highest contribution percentage (including those reduced under (d) above) shall be reduced to the extent necessary to reduce their contribution percentage to the next lower percentage.

         (f) If neither of the tests is satisfied after such adjustment, this method of adjustment shall be repeated one or more additional times until one of the tests is satisfied.

The Administrator's Representative shall prescribe rules concerning such adjustments, including the frequency of applying the tests and the commencement and termination dates for any adjustments. Any amounts required to be distributed as provided above which are distributed more than 2-1/2 months after the close of the Plan Year being tested, will result in a ten percent (10%) penalty tax on the Employer as provided in section 4979 of the Internal Revenue Code.

3.11. LIMITATION ON ALLOCATIONS. In no event shall any amount be allocated to the Account of any Participant if, or to the extent, such amounts would exceed the limitations set forth in the Appendix A to this Plan Statement.

3.12. EFFECT OF DISALLOWANCE OF DEDUCTION OR MISTAKE OF FACT. If the deduction for federal income tax purposes under section 404 of the Internal Revenue Code should be disallowed, in whole or in part, for any Employer contribution to this Plan for any year, or if any Employer contribution to this Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact. The Employer, at its election, may direct the Trustee to return such excess, adjusted for its pro rata share of any net loss (but not any net gain) in the value of the Fund which accrued while such excess was held therein, to the Employer within one (1) year of the disallowance of the deduction or the mistaken payment of the contribution, as the case may be. If the return of such amount would cause the balance of any Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken amount not been contributed, however, the amount to be returned to the Employer shall be limited so as to avoid such reduction.



                                    SECTION 4

                      INVESTMENT AND ADJUSTMENT OF ACCOUNTS


4.1. ESTABLISHMENT OF SUBFUNDS.

         4.1.1. ESTABLISHING COMMINGLED SUBFUNDS. The Administrator's Representative may (but is not required to) direct the Trustee in writing to divide the Fund into two (2) or more investment Subfunds, which shall serve as vehicles for the investment of Participants' Accounts and which shall be managed either by the Trustee or by one or more Investment Managers, as the Administrator's Representative shall determine. The Administrator's Representative shall determine the general investment characteristics and objectives of each investment Subfund. The Trustee or Investment Manager, as the case may be, shall have complete investment discretion over each investment Subfund assigned to it, subject only to the general investment characteristics and objectives established for the particular investment Subfund. The Account of each investing Participant shall have a ratable interest in the Subfund.

         4.1.2. INDIVIDUAL SUBFUNDS. The Administrator's Representative may (but is not required to) direct the Trustee in writing to establish investment Subfunds that consist solely of all or a part of the assets of a single Participant's Total Account, whose assets the Participant controls by investment directives to the Trustee and which may not be commingled with the assets of any other Participant's Accounts. If any Participant is permitted to direct the Trustee with regard to the investment of his individual investment Subfund, then all Participants shall be permitted to direct the Trustee with respect to their individual investment Subfunds. In no event, however, shall the Participant be allowed to direct the investment of assets in such individual investment Subfund in any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other similar tangible personal property if the investment in such property shall have been prohibited by the Secretary of the Treasury. Notwithstanding anything apparently to the contrary in Section 10.6, all voting or similar rights exercisable with respect to assets held in an individually directed subfund shall be exercisable solely by the Participant or Beneficiary whose Account is invested in such individually directed subfund.

         4.1.3. OPERATIONAL RULES. In accordance with uniform rules, the Administrator's Representative shall determine the circumstances under which a particular investment Subfund may be elected, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be invested in a particular investment Subfund, the procedures for making or changing investment elections and the effect of a Participant's or Beneficiary's failure to make an effective election with respect to all or any portion of an Account.

         4.1.4. REVISING SUBFUNDS. The Administrator's Representative shall have the power, from time to time, to dissolve investment Subfunds, to direct that additional investment Subfunds be established, to change Investment Managers for any one or more of the investment Subfunds, and, under uniform rules, to withdraw or limit participation in a particular investment Subfund. In connection with the power to commingle reserved to the Trustee under Section 10.6, the Administrator's Representative shall also have the power to direct the Trustee to consolidate any separate investment Subfunds hereunder with any other separate investment Subfunds having the same investment objectives which are established under any other retirement plan trust fund of the Employer or any corporation affiliated in ownership or management with the Employer of which the Trustee is trustee and which are managed by the Trustee or the same Investment Manager.

4.2. VALUATION AND ADJUSTMENT OF ACCOUNTS. The Trustee shall value each investment Subfund as of each Valuation Date, which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising such investment Subfund (including income accumulations therein). In making such valuations the Trustee may rely upon information supplied by any Investment Manager having investment responsibility over the particular investment Subfund.

As of each Valuation Date (the "current Valuation Date"), the value of each Account or portion of an Account invested in a particular investment Subfund, including Suspense Accounts, determined as of the last preceding Valuation Date (the "initial Account value") shall be increased (or decreased) by the following adjustments made in the following sequence:

         (A) INTERMEDIATE DISTRIBUTIONS ADJUSTMENT. The initial Account value shall be adjusted by the total amount:

                  (i) distributed in fact to (or with respect to) the Participant from such Account, and

                  (ii) loaned to the Participant, whether the loan was made before or after the date on which the initial Account value is determined, if the Adoption Agreement provides that loans shall be made from the individual Account of the Participant who received the loan, and

                  (iii) transferred from such Account to another Account of that Participant (or any other Participant) within this Plan (including amounts transferred to other investment Subfunds) or to the trustee of another plan pursuant to an arrangement contemplated under
                           Section 9.3, and

                  (iv) transferred into such Account from another Account of that Participant (or any other Participant) within this Plan (including amounts transferred from other investment Subfunds), or from the trustee of another plan pursuant to an arrangement contemplated under
                           Section 9.3, and

                  (v) paid as expenses incurred by the Plan which were charged specifically against that Account (as distinguished from being a general charge against the assets of the Fund),

                  as of a date subsequent to the last preceding Valuation Date but prior to the current Valuation Date.

         (B) INVESTMENT ADJUSTMENT. The initial Account value (as adjusted above) shall be increased (or decreased), in the ratio that such Account value bears to all Account Values, for the:

                  (i) realized and unrealized gains and losses on the assets of the Fund, and

                  (ii) income earned by the Fund (excluding income, if any, allocated as provided in item (iii) and the last sentence of this Section 4.2(b)), and

                  (iii) if the Adoption Agreement so provides, income earned on contributions made to the Account in advance of the Valuation Date as of which such contributions are allocated to the Account, and

                  (iv) expenses incurred by the Plan and paid generally from the Fund (rather than charged specifically against a particular Account),

                  as of a date subsequent to the last preceding Valuation Date but not later than the current Valuation Date. In addition, the initial value of each Retirement Savings Account shall also be increased (or decreased) for its proportionate share of income earned on retirement savings contributions, as described in Section 3.2, deposited to the Account as of any date subsequent to the last preceding Valuation Date but before the current Valuation Date.

         (C) CONTRIBUTION ADJUSTMENT. The initial Account value (as adjusted above) shall be increased by the total amount allocated to such Account under Section 3 as of a date subsequent to the last preceding Valuation Date but not later than the current Valuation Date.

         (D) FINAL DISTRIBUTIONS ADJUSTMENT. The initial Account value (as adjusted above) shall be adjusted by the total amount:

                  (i) distributed in fact to (or with respect to) the Participant from such Account, and

                  (ii) transferred from such Account to another Account of that Participant (or any other Participant) within this Plan (including amounts transferred to other investment Subfunds), or to the trustee of another plan pursuant to an arrangement contemplated under
                           Section 9.3, and

                  (iii) paid as expenses incurred by the Plan which were charged specifically against that Account (as distinguished from being a general charge against the assets of the Fund),

                  as of the current Valuation Date.

4.3. MANAGEMENT AND INVESTMENT OF FUND. The Fund in the hands of the Trustee, together with all additional contributions made thereto and together with all net income thereof, shall be controlled, managed, invested, reinvested and ultimately paid and distributed to Participants and Beneficiaries by the Trustee with all the powers, rights and discretions generally possessed by trustees, and with all the additional powers, rights and discretions conferred upon the Trustee under this Plan Statement. Except to the extent that the Trustee is subject to the authorized and properly given investment directions of an Employer, Participant, Beneficiary or Investment Manager, and subject to the directions of the Administrator's Representative with respect to the payment of benefits hereunder, the Trustee shall have the exclusive authority to manage and control the assets of the Fund in its custody and shall not be subject to the direction of any person in the discharge of its duties, nor shall its authority be subject to delegation or modification except by formal amendment of this Plan Statement.



                                    SECTION 5

                                     VESTING


5.1. EMPLOYER MATCHING ACCOUNT AND EMPLOYER CONTRIBUTIONS ACCOUNT.

         5.1.1. PROGRESSIVE VESTING. The Employer Matching Account and Employer Contributions Account of each Participant shall become Vested in him in accordance with the schedule set forth in the Adoption Agreement; provided, however, that the Vested percentage of a Participant's Employer Matching Account and Employer Contributions Account determined as of the Effective Date (or the date of the execution of the Adoption Agreement by the Employer, if later) shall be not less than such Vested percentage computed under the Prior Plan Statement, if any, as of that date.

         5.1.2. FULL VESTING. Notwithstanding the foregoing, the entire Employer Matching Account and Employer Contributions Account of each Participant shall be fully Vested in him upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

         (a)      his death,

         (b) his attainment of age sixty-five (65) years or, if earlier, his attainment of his Normal Retirement Age or his attainment of any earlier age specified in the Adoption Agreement,

         (c)      the occurrence of his Disability,

         (d) a partial termination of the Plan which is effective as to him, or

         (e) a complete termination of the Plan or a complete discontinuance of Employer contributions hereto.

In addition, a Participant who is not in the employment of the Employer or an Affiliate upon a complete termination of the Plan or a complete discontinuance of Employer contributions hereto, shall be so fully Vested if, on the date of such termination or discontinuance, such Participant has not had a "forfeiture date" as described in Section 6.2.3.

         5.1.3. SPECIAL RULE FOR PARTIAL DISTRIBUTIONS. If a distribution is made of less than the entire Employer Matching Account or Employer Contributions Account of a Participant who is not then fully (100%) Vested, then until the Participant becomes fully Vested in his Employer Matching Account or Employer Contributions Accounts or until he incurs five (5) or more consecutive One-Year Breaks in Service, whichever first occurs, (i) a separate account shall be established for the portion of the Employer Matching Account or Employer Contributions Account not so distributed and (ii) his Vested interest in such account at any relevant time shall not be less than an amount ("X") determined by the formula: X = P[B + (R x D)] - (R x D). For the purpose of applying the formula, "P" is the Vested percentage at the relevant time (determined pursuant to Section 5); "B" is the separate account balance at the relevant time; "D" is the amount of the distribution; and "R" is the ratio of the separate account balance at the relevant time to the Employer Matching Account or Employer Contributions Account balance immediately after distribution.

         5.1.4. EFFECT OF BREAK ON VESTING. If a Participant who is not fully (100%) Vested incurs five (5) or more consecutive One-Year Breaks in Service, returns to Recognized Employment and is thereafter eligible for any additional allocation of Employer contributions, his undistributed Employer Matching Account or Employer Contributions Account, if any, attributable to Employer contributions allocated as of a date before such five (5) consecutive One-Year Breaks in Service, and in which he has a Vested interest by reason of such prior service, and his new Employer Matching Account or Employer Contributions Account, in which he may become Vested by reason of future service, shall be separately maintained for vesting purposes until he is fully (100%) Vested in each such Account under the rules of Section 1.1.32 and this Section 5.

5.2. OPTIONAL VESTING SCHEDULE.

         5.2.1. ELECTION. If an amendment of this Plan's vesting schedule should be adopted or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested percentage, a qualifying Participant may elect to have the Vested portion of his Employer Matching Account or Employer Contributions Account determined under the vesting schedule as it existed immediately before the adoption of such amendment. (In no event shall an amendment of this Plan's vesting schedule reduce a Participant's Vested percentage as of the date such amendment is adopted or, if later, the date such amendment is effective.)

         5.2.2. QUALIFYING PARTICIPANT. A Participant in this Plan qualifies for the election described in this Section 5.2 only if, as of the expiration of the period described in Section 5.2.3, he has five (5) or more years of Vesting Service; provided, however, effective for Plan Years beginning after December 31, 1988, a Participant who has one (1) or more Hours of Service in any Plan Year beginning after December 31, 1988, qualifies for the election described in this Section 5.2, only if, as of the expiration of the period described in
Section 5.2.3, he has three (3) or more years of Vesting Service.

         5.2.3. PROCEDURE FOR ELECTION. The election described in Section 5.2.1 shall be effective only if it is executed in writing upon forms to be prepared by the Administrator's Representative and delivered to the Administrator's Representative after the date upon which the amendment is formally adopted and before the latest of:

         (a)      the date sixty (60) days after such formal adoption,

         (b) the date sixty (60) days after the date such amendment becomes effective, or

         (c) the date sixty (60) days after the date the Participant is issued written notice of the adoption of the amendment.

         5.2.4. CONCLUSIVE ELECTION. Failure to file an election will be deemed an irrevocable waiver of the election. An election filed in accordance with this provision will be irrevocable from the date it is filed.

5.3. OTHER ACCOUNTS. The Retirement Savings Account, Rollover Account, Nondeductible Voluntary Account, Deductible Voluntary Account, and Transfer Account of each Participant shall be fully (100%) Vested in him at all times. Each Account will be credited with applicable contributions, forfeitures, earnings and losses as provided in Section 4.



                                    SECTION 6

                                    MATURITY


6.1. EVENTS OF MATURITY. A Participant's Total Account shall mature and the Vested portion shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

         (a)      his death,

         (b)      his separation from service, whether voluntary or involuntary,

         (c)      his attainment of age seventy and one-half (70-1/2) years,

         (d) crediting of any amount to his Account after his attainment of age seventy and one-half (70-1/2) years,

         (e)      his Disability,

         (f) termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Internal Revenue Code),

         (g) the disposition by the Employer to an unrelated organization of substantially all of the assets (within the meaning of section 409(d)(2) of the Internal Revenue Code) used by the Employer in a trade or business of the Employer, but only with respect to employees who continue employment with the organization acquiring such assets and only if the purchase and sale agreement specifically authorizes distribution of this Plan's assets in connection with such disposition,

         (h) the disposition by the Employer to an unrelated organization of the Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Internal Revenue Code), but only with respect to employees who continue employment with such subsidiary and only if the purchase and sale agreement specifically authorizes distribution of this Plan's assets in connection with such disposition, or

         (i) if the Adoption Agreement so provides, his attainment of age fifty-nine and one-half (59-1/2) years.

provided, however, that a transfer from Recognized Employment to employment with the Employer that is other than Recognized Employment or a transfer from the employment of one Employer participating in this Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.

6.2. DISPOSITION OF NON-VESTED PORTION OF ACCOUNT. Upon the occurrence of a Participant's Event of Maturity, if any portion of his Employer Matching Account or his Employer Contributions Account is not Vested in him, such portion shall be transferred to his Suspense Account as of the Valuation Date coincident with or next following such Event of Maturity.

         6.2.1. NO BREAK. If such former Participant is reemployed by the Employer or an Affiliate on or before the Annual Valuation Date coincident with or immediately following his "forfeiture date" (as defined in Section 6.2.3), the portion of his Employer Matching Account or his Employer Contributions Account which was not Vested in him upon his Event of Maturity (and therefore became his Suspense Account) shall be transferred back to and held in his Employer Matching Account or his Employer Contributions Account under the Plan as of the Valuation Date coincident with or next following the reemployment date and it shall be held there pending the occurrence of another Event of Maturity effective as to him, during which period of subsequent employment he may earn a Vested interest in some or all of such portion in accordance with the provisions of Section 5.

         6.2.2. A BREAK. If, however, such former Participant is not reemployed by the Employer or an Affiliate on or before the Annual Valuation Date coincident with or immediately following his forfeiture date, the entire portion of his Employer Matching Account or his Employer Contributions Account which was not Vested in him upon his Event of Maturity (and therefore became his Suspense Account) shall be forfeited as of such Annual Valuation Date and shall first be used to restore any forfeited Suspense Accounts as required in Section 6.3. Next, any remaining portion shall be used to reduce the Employer required matching contribution, if any, under Section 3.3, and be allocated as of such Annual Valuation Date (or as of any succeeding date) to the Employer Matching Accounts of those Participants employed by the same Employer during the Plan Year as provided in Section 3.3. Finally, any remaining portion shall, unless
Section 9.4.3 is applicable, be added to the Employer discretionary contribution, if any, to be allocated, as of such Annual Valuation Date, to the Retirement Savings Account, Employer Matching Accounts or Employer Contributions Accounts of those Participants employed by the same Employer during the Plan Year, as provided in Section 3.4.

         6.2.3. FORFEITURE DATE. For the purpose of the foregoing, a Participant's forfeiture date shall be the date (following his Event of Maturity) as of which occurred the earliest of:


                  (i) his fifth (5th) consecutive One-Year Break in Service following his Event of Maturity,

                  (ii) the distribution of his entire Vested Total Account, or

                  (iii) his Event of Maturity if he has no Vested interest in his Total Account (that is, his Vested interest, consisting of zero, will be deemed to be distributed).

6.3.   RESTORATION OF FORFEITED ACCOUNTS.  If a Participant:

         (a) incurs an Event of Maturity at a time when he was not fully (100%) Vested in his Employer Matching Account or Employer Contributions Account, and

         (b) has had his Suspense Account (which was established on account of that Event of Maturity) forfeited and disposed of as provided in Section 6.2, and

         (c) becomes an employee of the Employer or an Affiliate before he has five (5) consecutive One-Year Breaks in Service following the Event of Maturity,

then there shall be restored to his Employer Matching Account or his Employer Contributions Account an amount equal to the amount which was forfeited from his Suspense Account (without any adjustment for income, gains or losses). This restoration shall occur as of the Annual Valuation Date next following his return to participation in the Plan and shall be conditioned upon his remaining in employment with the Employer or Affiliate until that Annual Valuation Date. The amount so restored shall be held in a separate account and shall become Vested in accordance with the rules of Section 5.1.3. The amount necessary to make the restoration shall come first from Suspense Accounts to be forfeited on the Annual Valuation Date on which the restoration is to occur. If Suspense Accounts to be forfeited as of that Annual Valuation Date are not adequate for this purpose, the Employer shall make a contribution adequate to make the restoration as of that Annual Valuation Date (in addition to any contributions required to be made under Section 3).



                                    SECTION 7

                                  DISTRIBUTION


7.1.   APPLICATION FOR DISTRIBUTION.

         7.1.1. APPLICATION REQUIRED. No distribution shall be made from the Plan until the Administrator's Representative has received a written application for distribution from the Participant or the Beneficiary entitled to receive distribution (the "Distributee"). The Administrator's Representative may prescribe rules regarding the form of such application, the manner of filing such application and the information required to be furnished in connection with such application.

Unless the Participant elects otherwise, distribution of the Participant's Vested Total Account will begin no later than the 60th day after the latest of the close of the Plan Year in which:

         (a) The Participant attains age 65 (or Normal Retirement Age, if earlier);

         (b) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

         (c)      the Participant separates from service with the Employer.

Notwithstanding the foregoing, the failure of the Participant (and, if necessary, the Participant's spouse) to apply for a distribution after the Participant has had an Event of Maturity shall be an election to defer payment in satisfaction of the previous sentence.

Subject to Section 7.3.4, the requirements of Section 7.1 and 7.2 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan Statement. Unless otherwise specified, these provisions apply to calendar years beginning after December 31, 1984. All distributions required under the plan shall be made in accordance with the provisions of this Section 7 and the regulations under section 401(a)(9) of the Internal Revenue Code, including the minimum distribution incidental benefit requirement of Treas. Reg. 1.401(a)(9)-2 (proposed).

         7.1.2. EXCEPTION FOR SMALL AMOUNTS. A Vested Total Account which does not exceed Three Thousand Five Hundred Dollars ($3,500) on the Valuation Date immediately after the occurrence of an Event of Maturity effective as to a Participant, shall be automatically distributed in a lump sum as of that date without a written application for distribution. (If the Participant has no Vested interest in his Total Account, the "deemed distribution" rule of Section 6.2.3(iii) may apply.)

         7.1.3. EXCEPTION FOR REQUIRED DISTRIBUTIONS. Any Vested Total Account for which no application has been received on the required beginning date effective as to a Distributee under Section 7.2.2, shall be automatically distributed in a lump sum (if the Plan is not an exempt profit sharing plan, however, the Vested Total Account shall be distributed pursuant to Section 7.3.4), without a written application for distribution.

7.2. TIME OF DISTRIBUTION. Upon the receipt of a proper application for distribution from the Distributee after the occurrence of an Event of Maturity effective as to a Participant, and after the Participant's Vested Total Account has been determined and the right of the Distributee to receive a distribution has been established, the Administrator's Representative (and not the Distributee) shall cause the Trustee to make or commence distribution as of (and as soon as may be administratively feasible after but in all events within the time period required by Section 7.1.1) a Valuation Date specified by the Distributee which is not earlier than nor later than the dates specified below.

         7.2.1. EARLIEST BEGINNING DATE. Distribution to a Distributee shall not be made or commenced as of a Valuation Date which is earlier than provided for in the Adoption Agreement. Distribution shall not be made or commenced earlier than the date (i) the Administrator's Representative receives any required application for distribution, and (ii) as of a Valuation Date which is earlier than allowed in the Adoption Agreement.

         7.2.2. REQUIRED BEGINNING DATE. Distribution shall be made or commenced as of the last Valuation Date occurring in the calendar year immediately preceding the calendar year in which the required beginning date effective as to the Distributee occurs, and actual distribution shall be made or commenced as soon thereafter as is feasible, but in all events distribution shall be made or commenced not later than the following required beginning date:

         (a) if the Distributee is a Participant, the April 1 following the calendar year in which the Distributee attains age seventy and one-half (70-1/2) years, or

         (b) if the Distributee is the Beneficiary of a Participant who died on or after the April 1 following the calendar year in which the Participant attained age seventy and one-half (70-1/2) years, the date or dates which provide for distribution to such Beneficiary at a rate (considering both time and amount) that is cumulatively at least as rapid as the rate of distribution scheduled and commenced prior to the death of the Participant, or

         (c) if the Distributee is a Beneficiary of a Participant who died before the April 1 following the calendar year in which the Participant attained age seventy and one-half (70-1/2) years, the date or dates that allow distribution of the entire amount to be completed not later than December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant's death; provided, however, that if the Adoption Agreement permits and:

                  (i) if the Beneficiary is an individual who is not the surviving spouse of the Participant and if in a written application, timely filed, such individual Beneficiary requests that distributions be made to such individual Beneficiary in substantially equal annual amounts over a period of time not extending beyond the life expectancy of such Beneficiary, distributions must commence not later than December 31 of the year following the year of the Participant's death, or

                  (ii) if the Beneficiary is the surviving spouse of the Participant and if in a written application, timely filed, such spouse Beneficiary requests that distributions be made to such surviving spouse in substantially equal annual amounts over a period of time not extending beyond the life expectancy of the surviving spouse, distributions may be deferred until the later of (A) the date specified in paragraph (i) above or, (B) the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years.

                  If distributions are made in installments, the second and all subsequent distributions must be made on or before December 31 of the year for which the distribution is made. A Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 7.2.2, or (ii) December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant's death. If a Beneficiary makes no election, distribution of the Beneficiary's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

7.3. FORMS OF DISTRIBUTION.

         7.3.1. FORMS AVAILABLE. At the direction of the Administrator's Representative (subject to Section 7.3.4), the Trustee shall make distribution of the Participant's Vested Total Account to the Distributee in one of the following optional forms of benefit as permitted in the Adoption Agreement and as designated by the Distributee in writing:

         (A) LUMP SUM. If the Distributee is either a Participant or a Beneficiary, in a lump sum as described in the Adoption Agreement.

         (B) FIXED INSTALLMENTS TO PARTICIPANT. If the Distributee is a Participant, in a series of substantially equal installments payable annually over a fixed period selected by the Participant before the first payment which does not exceed the life expectancy of the Participant. The election to recalculate life expectancy described in Section 7.3.3 does not apply to this form of distribution.

         (C) MINIMUM INSTALLMENTS TO PARTICIPANTS. If the Distributee is a Participant, in a series of substantially equal installments payable annually over the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary determined as of the date of the first such installment payment; provided, however, that the amount of such installments shall automatically be increased if the series of substantially equal installments payable annually over the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary determined again as of the Participant's required beginning date (see Section 7.2.2(a)) and based on the facts then in existence is greater than the amount determined as of the first such installment payment. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Beneficiary, then the method of distribution selected must assure that at least fifty percent (50%) of the Vested Total Account is paid within the life expectancy of the Participant.

         (D) INSTALLMENTS TO BENEFICIARY. If the Distributee is an individual who is a Beneficiary of a deceased Participant who died before the April 1 following the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years, in a series of substantially equal installments payable annually over a period selected by the Beneficiary which does not exceed the period permitted by the Adoption Agreement. If the Distributee is an individual who is a Beneficiary of a deceased Participant who died on or after the April 1 following the calendar year in which the Participant attained age seventy and one-half (70-1/2) years, in a series of substantially equal installments which are a continuation of the payments commenced (or scheduled) prior to the date of the Participant's death (or in a lump sum if the Adoption Agreement permits such a payment to the Beneficiary).

         7.3.2. SUBSTANTIALLY EQUAL. Distributions shall be considered to be substantially equal if the distributions are determined in whichever of the following manners is applicable:

         (A) FIXED INSTALLMENTS. If distributions are in the form of installments payable over a fixed period, the amount of the distribution required to be made for each calendar year (the "distribution year") shall be determined by dividing the amount of the Vested Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the "valuation year") by the number of remaining installment payments to be made (including the distribution being determined). The amount of the Vested Total Account as of such Valuation Date shall be increased by the amount of any contributions and forfeitures allocated to the Vested Total Account during the valuation year and after such Valuation Date (including contributions and forfeitures, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Vested Total Account shall be decreased by the amount of any distributions made in the valuation year and after such Valuation Date.

         (B) LIFETIME INSTALLMENTS. If distributions are in the form of installments over the life expectancy of the recipient or the joint and last survivor life expectancy of the Participant and his Beneficiary, the amount of the distribution required to be made for each calendar year (the "distribution year") shall be determined by dividing the amount of the Vested Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the "valuation year") by the remaining life expectancy as of the distribution year. The amount of the Vested Total Account as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions and forfeitures allocated to the Vested Total Account during the valuation year and after such Valuation Date (including contributions and forfeitures, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Vested Total Account shall be decreased by distributions made in the valuation year and after such Valuation Date.

         7.3.3. LIFE EXPECTANCY. Life expectancy and joint and last survivor expectancy shall be determined by use of the expected return multiples in Tables V and VI of Treas. Reg. 1.72-9. An individual's life expectancy shall be based upon the individual's attained age on his birthday in the calendar year for which life expectancy is first being determined and, in the absence of an election as provided below, shall be reduced by one (1) year in each succeeding calendar year.

         (A) ELECTION TO RECALCULATE LIFE EXPECTANCY. In the case of a Participant or a Beneficiary who is the surviving spouse of a Participant (but not in the case of any other individual), the Participant or such Beneficiary may elect to have life expectancy redetermined for each succeeding calendar year that a distribution is required to be made. The election must be made no later than the time of the first required distribution. The election is irrevocable and must apply to all subsequent years.

         (B) JOINT AND LAST SURVIVOR. Joint and last survivor life expectancy shall be determined for the Participant and the individual who is the Participant's Beneficiary in accordance with the rules of section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

         (C) MINIMUM DISTRIBUTION INCIDENTAL BENEFIT REQUIREMENT. In the case of a Participant and a Beneficiary who is not a spouse of the Participant, the life expectancy factor used to compute the amount of the substantially equal payment during the Participant's lifetime shall not be greater than the factor determined under Treas. Reg. 1.401(a)(9)-2 (the minimum distribution incidental benefit requirement).

         7.3.4. PRESUMPTIVE FORMS. The selection of a form of distribution shall be subject, however, to the following rules:

         (A) REQUIRED LUMP SUM. As provided in Section 7.1.2, if the value of the Participant's Vested Total Account is not greater than Three Thousand Five Hundred Dollars ($3,500) when distributed, the distribution shall be made in a single lump sum.

         (B) QJ&SA CONTRACT. A QJ&SA contract is an immediate, nontransferable annuity contract issued as an individual policy or under a master or group contract which provides for an annual or more frequent annuity payable to and for the lifetime of the Participant beginning as of a date designated by the Participant which is not later than the dates specified in Section 7.2.2, with a survivor annuity payable on an annual or more frequent basis after the death of the Participant to and for the lifetime of the surviving spouse of the Participant (to whom the Participant was married on the Valuation Date as of which such contract is issued) in an amount equal to fifty percent (50%) of the amount payable during the joint lives of the Participant and the surviving spouse. If payments had started to the Participant prior to his death, payments of the survivor annuity shall commence immediately after death. If payments had not started prior to the Participant's death, the surviving spouse shall designate the commencement date which shall not be later than the date the Participant would have attained age seventy and one-half (70-1/2) years. The contract shall be a QJ&SA contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse and if it complies with the requirements of this Plan and section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

         (C) LIFE ANNUITY CONTRACT. A Life Annuity contract is an immediate,nontransferable annuity contract issued as an individual policy or under a group or master contract which provides for an annual or more frequent annuity payable to and for (i) the lifetime of an unmarried Participant beginning as of a date designated by the Participant which is not later than the dates specified in Section 7.2.2, or (ii) the lifetime of the surviving spouse of a Participant beginning as of the first day of the month following the Participant's death or any later date designated by the surviving spouse which is not later than the date the Participant would have attained age seventy and one-half (70-1/2) years. The contract shall be a Life Annuity contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse and if it complies with the requirements of this Plan and section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

         (D) EXEMPT PROFIT SHARING PLAN. This Plan is an exempt profit sharing plan if the following conditions are satisfied:

                  (i) this Plan is adopted as a profit sharing plan and not as a money purchase pension plan, and

                  (ii) no Participant under this Plan can elect to receive payments in the form of a lifetime annuity, and

                  (iii) this Plan is not a direct or indirect transferee of assets from a defined benefit pension plan, money purchase pension plan or target benefit money purchase pension plan, and

                  (iv) this Plan is not a direct or indirect transferee from a stock bonus plan or a profit sharing plan which was otherwise required to make available to Participants with respect to whom assets and liabilities were transferred distribution in the form of a lifetime annuity.

                  If this Plan is adopted as a money purchase pension plan, a distribution from this plan shall be treated as a distribution from an exempt profit sharing plan if the distribution is made on or after the first day of the first plan Year beginning after December 31, 1988, from the Participant's Deductible Voluntary Account, and the Plan satisfies item (ii) above. The Deductible Voluntary Account shall be adjusted for gains or loses occurring after the Participant's death in accordance with Section 4. The Participant's Deductible Voluntary Account, as defined in Section 1.1.1(e), refers to an Account attributed solely to accumulated deductible employee contribution within the meaning of Section 72(o)(5)(B) of the Internal Revenue Code.

         (E) MARRIED PARTICIPANT. In the case of any distribution which is to be made:

                  (i) if this Plan is not an exempt profit sharing plan, and

                  (ii)     when paragraph (a) above is not applicable, and

                  (iii) to a Participant who is married on the Valuation Date as of which such distribution is to be made or commenced to him, and

                  (iv) to a Participant who has not rejected distribution in the form of a QJ&SA contract,

                  distribution shall be effected for such Participant by applying the entire Vested Total Account to purchase and distribute to such Participant a QJ&SA contract. A Participant may reject distribution in the form of a QJ&SA contract by filing with the Administrator's Representative an affirmative written rejection of distribution in that form not more than ninety (90) days before the Valuation Date as of which the distribution is made or commenced. Such a rejection may be made or revoked at any time and any number of times until the Valuation Date as of which the distribution to the Participant is made or commenced. A rejection shall not be effective unless the Participant's spouse consents. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution, must be witnessed by a notary public, must be given during the ninety (90) day period before the Valuation Date as of which the distribution is made or commenced and must relate to that specific distribution. The consent of the spouse must be to a specific form of distribution (other than the QJ&SA contract) which may not be changed without further spousal consent unless the Participant elects a QJ&SA contract, or alternatively, the consent of the spouse must expressly permit the Participant to elect and to change the form of distribution (other than the QJ&SA contract) without any requirement of further spousal consent. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. No less than thirty (30) days and no more than ninety (90) days prior to the date distribution is to be made or commenced to the Participant, there shall be furnished to the Participant a written explanation of the terms and conditions of the QJ&SA contract, the Participant's right to reject, and the effect of a rejection of distribution in the form of the QJ&SA contract, the requirement for the consent of the Participant's spouse, the right to revoke a prior rejection of distribution in the form of a QJ&SA contract, and the right to make any number of further revocations or rejections until the Valuation Date as of which the distribution actually is made or commenced. Notwithstanding the consent requirement described above, if the Participant establishes to the satisfaction of the Administrator's Representative that such written consent cannot be obtained because there is no spouse, or the spouse cannot be located, a Participant's rejection shall be deemed a valid rejection.

         (F) UNMARRIED PARTICIPANT. In the case of any distribution which is to be made:

                  (i) if this Plan is not an exempt profit sharing plan, and

                  (ii)     when paragraph (a) above is not applicable, and

                  (iii) to a Participant who is not married on the Valuation Date as of which such distribution is to be made or commenced to him, and

                  (iv) to a Participant who has not rejected distribution in the form of a Life Annuity contract,

                  distribution shall be effected for such Participant by applying the entire Vested Total Account to purchase and distribute to such Participant a Life Annuity contract. A Participant may reject distribution in the form of a Life Annuity contract by filing with the Administrator's Representative an affirmative written rejection of distribution in that form not more than ninety (90) days before the Valuation Date as of which the distribution is made or commenced. Such a rejection may be made or revoked at any time and any number of times until the Valuation Date as of which the distribution to the Participant is made or commenced. No less than thirty (30) days and no more than ninety (90) days prior to the date distribution is to be made or commenced to the Participant, there shall be furnished to the Participant a written explanation of the terms and conditions of the Life Annuity contract, the Participant's right to reject and the effect of a rejection of, distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity contract, and the right to make any number of further revocations or rejections until the Valuation Date as of which distribution actually is made or commenced.

         (G)      SURVIVING SPOUSE. In the case of a distribution which is made:

                  (i) if this Plan is not an exempt profit sharing plan, and

                  (ii)     when paragraph (a) above is not applicable, and

                  (iii) to the surviving spouse of a deceased Participant, and

                  (iv) when such surviving spouse has not rejected distribution in the form of a Life Annuity contract,

                  distribution shall be effected for such surviving spouse by applying the entire Vested Total Account to purchase and distribute to such surviving spouse a Life Annuity contract as soon as administratively feasible after the Participant's death; but in no event earlier than the date upon which the surviving spouse makes application for the distribution, or, if earlier, the date upon which the Participant (if he continued to live) would have attained age seventy and one half (70-1/2) years. A surviving spouse may reject distribution in the form of a Life Annuity contract by filing with the Administrator's Representative an affirmative written rejection of distribution in that form not more than ninety
                  (90) days before the Valuation Date as of which the distribution is made or commenced. Any number of rejections and revocations of rejections may be made at any time until the Valuation Date as of which the distributions are made or commence to such surviving spouse. No less than thirty (30) days and no more than ninety (90) days prior to the date distribution is to be made or commenced to the surviving spouse, there shall be furnished to the surviving spouse a written explanation of the terms and conditions of the contract, the surviving spouse's right to reject, and the effect of a rejection of distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of the Life Annuity contract, and the right to make any number of further revocations or rejections until the Valuation Date as of which distribution actually is made or commenced.

         7.3.5. EFFECT OF REEMPLOYMENT. If a Participant is reemployed by the Employer or an Affiliate after distribution has been made or commenced to him but before his Normal Retirement Age, further distribution of his Vested Total Account shall be suspended and the undistributed remainder of his Vested Total Account shall continue to be held in the Fund until another Event of Maturity effective as to him shall occur after his reemployment. It is the general intent of this Plan that no distribution shall be made while a Participant is maintaining an employment relationship with the Employer or an Affiliate.

         7.3.6. TEFRA ss. 242(B) TRANSITIONAL RULES. Notwithstanding the other provisions of this Section 7, distributions to or with respect to each individual eligible to make a designation (before January 1, 1984) of a method of distribution pursuant to section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 shall be made on and after the first day of the Plan Year beginning in 1984 in accordance with the provisions set forth in the Appendix E to this Plan Statement; provided, however, that if the Plan is not an exempt profit sharing plan, the QJ&SA contract or Life Annuity contract has been rejected as described in Section 7.3.4.

7.4.   DESIGNATION OF BENEFICIARIES.

         7.4.1. RIGHT TO DESIGNATE. Each Participant may designate, upon forms to be furnished by and filed with the Administrator's Representative, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his Vested Total Account in the event of his death and may change or revoke any such designation from time to time. No such designation, change or revocation shall be effective unless executed by the Participant and accepted by the Administrator's Representative during the Participant's lifetime. If, however, the Plan is not an exempt profit sharing plan and such designation is made to a nonspouse Beneficiary before the first day of the Plan Year in which the Participant attains age thirty-five (35) years and the Participant dies on or after that date while married, the beneficiary designation is void.

         7.4.2. SPOUSAL CONSENT. Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a nonspouse Beneficiary is a waiver of the spouse's rights to benefits under the Plan. In a plan that is not an exempt profit sharing plan, these benefits are known as a qualified preretirement survivor annuity. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

In the case of a distribution to which Section 7.3.4(g) applies, the Administrator's Representative shall provide each Participant within the applicable period for such Participant a written explanation of the Life Annuity Contract in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.3.4(e) applicable to a QJ & SA contract.

The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; and (iii) a reasonable period ending after this paragraph first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For the purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the employer, the applicable period for such Participant shall be redetermined.

         7.4.3. FAILURE OF DESIGNATION. If a Participant:

         (a)      fails to designate a Beneficiary,

         (b) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

         (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant's Vested Total Account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of his surviving issue) in equal shares if there is more than one member in such class surviving the
Participant:

                  Participant's surviving spouse
                  Participant's surviving issue per stirpes and not per capita Participant's surviving parents Participant's surviving brothers and sisters Representative of Participant's estate.

         7.4.4. DEFINITIONS. When used herein and, unless the Participant has otherwise specified in his Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

         7.4.5. SPECIAL RULES. Unless the Participant has otherwise specified in his Beneficiary designation, the following rules shall apply:

         (a) if there is not sufficient evidence that a Beneficiary was living after the death of the Participant, it shall be deemed that the Beneficiary was not living after the death of the Participant.

         (b) The automatic Beneficiaries specified in Section 7.4.3 and the Beneficiaries designated by the Participant shall become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

         (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

         (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

         (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of his legal residence. The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.5. DEATH PRIOR TO FULL DISTRIBUTION. If a Participant dies after his Event of Maturity but before distribution of his Vested Total Account has been completed, the remainder of his undistributed Vested Total Account shall be distributed in the same manner as hereinbefore provided in the Event of Maturity by reason of death. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Vested Total Account which is payable to the Beneficiary (and shall not be paid to the Participant's estate).

7.6. DISTRIBUTION IN CASH. Subject to the requirements of Section 7.3 for a Plan that is not an exempt profit sharing plan, distribution of a Participant's Vested Total Account shall be made in cash. If, however, (i) the Vested Total Account to be distributed consists in whole or in part of a Participant's unpaid promissory note, the Trustee shall cause distribution of that portion of the Vested Total Account to be made in the form of that unpaid promissory note, or
(ii) the Vested Total Account to be distributed consists in whole or in part of a life insurance contract acquired pursuant to the Participant's direction under
Section 10.11, the Trustee shall cause distribution of that portion of the Vested Total Account to be made in the form of the life insurance contract so acquired, or (iii) the Vested Total Account to be distributed consists in whole or in part of a Participant's individually directed Subfund established pursuant to Section 4.1.2, the Trustee shall cause distribution of that portion of the Vested Total Account to be made in the form of the assets held in the individually directed Subfund.

7.7. (Deleted).

7.8. WITHDRAWALS FROM VOLUNTARY ACCOUNTS.

         7.8.1. WHEN AVAILABLE. If the Adoption Agreement so provides, a Participant (whether or not then employed by the Employer) may make withdrawals from time to time from his Nondeductible Voluntary Account (if any) and his Deductible Voluntary Account (if any), as the case may be. To receive such a withdrawal, the Participant must submit a written application specifying the dollar amount to be withdrawn. Such withdrawal application shall be approved by the Administrator's Representative to be made as of the Valuation Date coincident with or next following the approval of a completed application by the Administrator's Representative and shall be made in a lump sum cash payment as soon as practicable after such Valuation Date. No forfeitures will occur solely as a result of a withdrawal from a Nondeductible Voluntary Account or Deductible Voluntary Account.

         7.8.2. SEQUENCE OF ACCOUNTS. The amount of such withdrawals by a Participant shall be deemed to first come from the aggregate amount of voluntary contributions theretofore made by him and only thereafter from the earnings or gains in, or attributable to, either Voluntary Account. Notwithstanding the foregoing, any such withdrawal shall be deemed to have been first taken from the Participant's nondeductible voluntary contributions made prior to January 1, 1987, to the extent of the aggregate amount not previously withdrawn. Thereafter, the withdrawal shall be deemed to have been taken from a combination of (i) the Participant's nondeductible voluntary contributions made after December 31, 1986, to the extent of the aggregate amount thereof not previously withdrawn, and (ii) a portion of the earnings in the Nondeductible Voluntary Account. The portion of each such withdrawal that is deemed to be earnings will be in the same ratio as the total earnings of the Nondeductible Voluntary Account bear to the total Nondeductible Voluntary Account. All withdrawals shall be deemed to come first from the Nondeductible Voluntary Account, and only after the amount which may be withdrawn from the Nondeductible Voluntary Account is exhausted will a withdrawal come from the Deductible Voluntary Account.

         7.8.3. LIMITATIONS. Notwithstanding the foregoing, no distribution shall be made pursuant to this Section 7.8 unless this Plan is an exempt profit sharing plan (as defined in Section 7.3.4) or the spouse of the Participant, if any, consents in writing to the distribution. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the withdrawal and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the Valuation Date as of which the withdrawal is made and must relate to that specific withdrawal. The consent given by one spouse shall be effective only with respect to that spouse.

         7.8.4. COORDINATION WITH SECTION 4.1. If a withdrawal is made from an Account which is invested in more than one (1) investment Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each such investment Subfund in the same proportions as the Account is invested in such investment Subfunds, unless otherwise directed by the Administrator's Representative.

7.9. IN-SERVICE DISTRIBUTIONS.

         7.9.1. WHEN AVAILABLE. If the Adoption Agreement so provides, a Participant (whether or not then employed by the Employer) may receive an in-service distribution from the Vested portion of his Total Account (unless the Adoption Agreement specifically prohibits in-service distributions from a particular Account) if the Administrator's Representative determines that such in-service distribution is for one of the purposes described in Section 7.9.2 and the conditions in Section 7.9.3 and Section 7.9.4 have been fulfilled. An in-service distribution application is to be filed with the Administrator's Representative. In his application, the Participant shall specify the dollar amount to be distributed from his Account. Such in-service distribution shall be approved by the Administrator's Representative to be made as of the Valuation Date coincident with or next following the approval of a completed application by the Administrator's Representative and such hardship distribution shall be made in a lump sum cash payment as soon as practicable after such Valuation Date; provided that, if the Adoption Agreement so provides, an advance distribution of up to fifty percent (50%) of the amount approved may be made before such Valuation Date.

         7.9.2. PURPOSES. In-service distributions shall be allowed under
Section 7.9.1 for only such of the following purposes as are permitted in the Adoption Agreement and only if the Participant establishes that the in-service distribution is to be made for one of the permitted purposes:

                  (i) medical expenses described in section 213(d) of the Internal Revenue Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Internal Revenue Code);

                  (ii) the purchase (excluding mortgage payment) of a principal residence of the Participant;

                  (iii) payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children or dependents; or

                  (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

Such purposes shall be considered to be an immediate and heavy financial need of the Participant.

         7.9.3. LIMITATIONS. In no event, shall the cumulative amount of hardship distributions withdrawn from a Participant's Retirement Savings Account exceed the amount of contributions to that Account made pursuant to Section 3.2 (i.e., in-service distributions from that Account will not include any earnings on such contributions or any curative allocations or earnings on curative allocations made pursuant to Section 3.4.2). The amount of the in-service distribution shall not exceed the amount of the Participant's immediate and heavy financial need. In addition, an in-service distribution which includes a portion of the Participant's Retirement Savings Account shall not be allowed unless the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer, and unless all Plans maintained by the Employer include requirements substantially identical to the requirements contained in
Section 7.9.4.

Notwithstanding the foregoing, no distribution shall be made pursuant to this
Section 7.9 unless the Plan is an exempt profit sharing plan (as defined in Section 7.3.4) or the spouse of the Participant, if any, consents in writing to the distribution. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the distribution and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the Valuation Date as of which the distribution is made and must relate to the specific distribution. The consent given by one spouse shall be effective only with respect to that spouse.

         7.9.4. COORDINATION WITH RETIREMENT SAVINGS AGREEMENT. The Participant's Retirement Savings Agreement shall be cancelled for twelve (12) months after receipt of an in-service distribution and shall not be automatically reinstated. Thereafter, such Participant may, upon giving fifteen
(15) days' prior written notice to the Plan Administrator, enter into a new Retirement Savings Agreement effective as of the payday on or after any subsequent Enrollment Date following such twelve (12) month period, provided he is in Recognized Employment on that date. Also, a Participant shall not be allowed to make nondeductible voluntary contributions to this Plan for such twelve (12) month period. In addition, such a Participant shall not be allowed to make retirement savings contributions for the Participant's taxable year immediately following the taxable year of the in-service distribution which exceeds the adjusted Seven Thousand Dollar ($7,000) limit (as described in Section 2.5) for such next taxable year less the amount of such Participant's retirement savings contributions for the taxable year of the in-service distribution. The rules described in this Section 7.9.4 only apply if the hardship distribution includes a portion of the Participant's Retirement Savings Account.

         7.9.5. SEQUENCE OF ACCOUNTS. Each and every accelerated distribution made pursuant to this Section 7.9 shall first be taken from and charged to the Participant's Accounts (if the Adoption Agreement permits distribution from such Account) in the following sequence:

                  (i)      Nondeductible Voluntary Account

                  (ii)     Rollover Account

                  (iii)    Transfer Account

                  (iv)     Employer Contributions Account

                  (v)      Employer Matching Account

                  (vi)     Deductible Voluntary Account

                  (vii)    Retirement Savings Account.

Distributions from the Participant's Nondeductible Voluntary Account shall be distributed in the sequence described in Section 7.8.

         7.9.6. COORDINATION WITH SECTION 4.1. If a withdrawal is made from an Account which is invested in more than one (1) investment Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each such investment Subfund in the same proportions as the Account is invested in such investment Subfunds, unless otherwise directed by the Administrator's Representative.

7.10. TRANSITIONAL RULES. Participants or Beneficiaries who have actually started receiving installment payments before January 1, 1989, shall continue to receive such payments under the rules specified in the Plan Statement prior to the adoption of the rules described in Appendix F to this Plan Statement to the extent such rules are not inconsistent with the current Plan Statement and current laws and regulations including, specifically, section 401(a)(9) and section 411(d)(6) of the Internal Revenue Code. The rules in Section 7.1, through and including, Section 7.9 to this Plan Statement are effective for Plan Years beginning after December 31, 1988.

7.11. LOANS. Unless the Adoption Agreement precludes it, loans may be made to Participants from this Plan who are not Owner-Employees or Shareholder-Employees subject to this Section 7.11 and the loan rules set forth in Appendix G.

         7.11.1. GENERAL RULES. The Trustee shall, at the direction of the Administrator's Representative, make a loan or loans to a Participant or Beneficiary (other than an Owner-Employee or a Shareholder-Employee). To receive a loan from the Plan, a Participant or Beneficiary must submit a written request to the Administrator's Representative. The written request must specify the amount of the loan, term of loan and, if required, include spousal consent. The amount of such loan to any Participant or Beneficiary, when added to the outstanding balance of the other loans to the borrower from the Plan, shall not exceed the lesser of: (i) fifty percent (50%) of the Vested amount of the Participant's Total Account, or (ii) Fifty Thousand Dollars ($50,000). The Fifty Thousand Dollar ($50,000) limitation shall be reduced by the excess (if any) of:
(i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the new loan is made, over (ii) the outstanding balance of all loans from the Plan on the day the new loan is made (but not including the new loan).

By acceptance of such loan, the Participant or Beneficiary automatically (by operation of the rules of this Plan Statement) grants a lien upon such of his Accounts from which monies were withdrawn to make up the loan in an amount not less than the amount of such loans (including unpaid interest). The borrower may grant a security interest in his or her "qualified residence" as defined in section 163(h) of the Code if the borrower's unrestricted equity interest is adequate to do so. No other security shall be required or permitted as a condition of granting any such loans. Any such loan shall provide that it shall be repaid within a definite period of time, which period shall not exceed five
(5) years unless such loan is used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as a principal residence of the Participant in which event such period shall not exceed fifteen (15) years. Any such loan must be repaid in substantially level amounts including principal and interest, over the term of the loan; provided, however, that a loan may be prepaid or accelerated prior to the end of the term of the loan. Loan payments must be made at least once each Plan Year quarter.

Notwithstanding the foregoing, no loan shall be made pursuant to this Section
7.11 unless this Plan is an exempt profit sharing plan (as defined in Section 7.3.4) or the spouse of the Participant, if any, consents to the loan. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the loan and the use of the Account as security for the loan and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date the loan is made and must relate to a specific loan. The consent given by the spouse to whom the Participant was married at the time the loan was made shall be effective with respect to that spouse and each subsequent spouse of the Participant. A new consent shall be required if the Account is used for renegotiation, extension, renewal or other revision of the loan. If a valid spousal consent has been obtained as described above or such consent is not required, then, notwithstanding any other provisions of this Plan Statement, the portion of the Participant's Vested Total Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Vested Total Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's Vested Total Account (determined without regard to the preceding sentence) is payable to the surviving spouse of the Participant, then the Vested Total Account shall be adjusted by first reducing the Vested Total Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         7.11.2. INTEREST RATE. The interest rate on each loan shall be one (1) percentage point over the Trustee's reference rate on the first business day of the calendar month immediately preceding the date as of which the loan is issued.

         7.11.3. LOANS MADE FROM PARTICIPANT'S ACCOUNTS. If the Adoption Agreement so provides, each loan will be made from the individual Accounts of the Participant who receives the loan and the following rules will apply:

         (A) ACCOUNTING FOR LOAN. For the purpose of determining the extent to which such Participant's Total Account is entitled to share in income, gains or losses of the Fund under Section 4, the same shall be deemed to be reduced by the unpaid balance of any outstanding loans to the Participant, and the interest payments on such loans shall be credited to his Total Account.

         (B) COORDINATION WITH SECTION 4.1. If a loan is made from an Account which is invested in more than one investment Subfund authorized and established under Section 4.1, the amount withdrawn in order to make the loan shall be charged to each investment Subfund as directed by the borrower in his loan application, or, if the borrower does not so direct, then in accordance with the uniform and nondiscriminatory rules of the Administrator's Representative. All repayments of principal and interest shall be reinvested in the investment Subfunds in the same manner in which the loan was made.

         (C) SEQUENCE OF ACCOUNTS. If a loan is made to a Participant who has assets in more than one Account, such loan shall be deemed to have been made from the Participant's Accounts in the following sequence:

                  (i)      Rollover Account

                  (ii)     Transfer Account

                  (iii)    Employer Contributions Account

                  (iv)     Employer Matching Account

                  (v)      Deductible Voluntary Account

                  (vi)     Nondeductible Voluntary Account

                  (vii) Retirement Savings Account (but see the last sentence of this subsection (c)).

                  Repayments of principal and payments of interest shall be apportioned among the Accounts from which the loan was made in proportion to the amounts by which the Accounts were initially reduced in order to make the loan. If the borrower's "qualified residence" as defined in section 163(h) of the Code is given as security for the loan, then no portion of the borrowed amount may come from the Participant's Retirement Savings Account.

         7.11.4. LOAN RULES. All loans must comply with the loan rules set forth in Appendix G. If the Employer adopts any other loan rules inconsistent with the rules of Appendix H, the Employer will have made an unauthorized amendment to the Plan and be governed by the Provisions of Section 9.1.1.

7.12. DISTRIBUTIONS OF EXCESS ELECTIVE DEFERRALS, EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS.

         7.12.1. DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS.

         (A) IN GENERAL. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying (in writing) the Administrator's Representative not later than the March 1 following such taxable year of the amount of the Excess Elective Deferral to be assigned to the Plan. Notwithstanding any other provision of the Plan Statement, a Participant's Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed to any Participant no later than the first April 15 following the close of the Participant's taxable year to whose Retirement Savings Account Excess Elective Deferrals were assigned for the preceding taxable year and who claims Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be treated as annual additions as defined in Section 1.1 of Appendix A to this Plan Statement.

         (B) DEFINITIONS. For purposes of this Section, "Excess Elective Deferrals" shall mean the amount of retirement savings allocated to the Participant's Retirement Savings Account for a Participant's taxable year and which the Participant allocates to this Plan pursuant to the claim procedure described below. Excess Elective Deferrals shall be treated as annual additions under Appendix A.

         (C) CLAIMS. The Participant's claim shall be in writing; shall be submitted to the Administrator's Representative not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant's Excess Elective Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Internal Revenue Code, will exceed the limit imposed on the Participant by section 402(g) of the Internal Revenue Code for the taxable year in which the deferral occurred.

         (D) DETERMINATION OF INCOME OR LOss. The Excess Elective Deferral shall be adjusted for income or loss. The income or loss allocable to Excess Elective Deferrals shall be determined by multiplying the income or loss allocable to the Participant's retirement savings for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the Excess Elective Deferral on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant's Retirement Savings Account balance attributable to retirement savings on the Valuation Date coincident with or immediately before the last day of such preceding taxable year without regard to any income or loss occurring during such taxable year. The Excess Elective Deferral shall also be adjusted for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution. The income or loss allocable for such period shall be equal to ten percent (10%) of the income or loss allocable to the distributable Excess Elective Deferral for the applicable taxable year multiplied by the number of whole calendar months that have elapsed since the Valuation Date coincident with or immediately before the last day of such taxable year, including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         7.12.2. DISTRIBUTION OF EXCESS CONTRIBUTIONS.

         (A) IN GENERAL. Notwithstanding any other provision of the Plan Statement, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year, to Participants to whose accounts retirement savings, and if used to determine the deferral percentage under Section 2.7.1(c), matching contributions (as defined in section 401(m)(4)(A) of the Internal Revenue Code which meet the requirements of section 401(k)(2)(B) and (C) of the Internal Revenue Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, were allocated for the preceding Plan Year. Such distributions shall be made to highly compensated covered employees (as defined in Section 2.7) on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions shall be treated as annual additions as defined in Section 1.1 of Appendix A to this Plan Statement.

         (B) EXCESS CONTRIBUTIONS. For purposes of this Section, "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) the aggregate amount of Employer contributions actually taken into account in computing the average deferral percentage (as defined in Section 2.7) of highly compensated covered employees (as defined in Section 2.7) for such Plan Year, over

                  (ii) the maximum amount of such contribution permitted by the 401(k) test described in Section 2.7 (determined by reducing contributions made on behalf of such highly compensated covered employees in order of the deferral percentage, as defined in Section 2.7, beginning with the highest of such percentages).

                  Excess Contributions shall be treated as annual additions under Appendix A.

         (C) DETERMINATION OF INCOME OR LOss. The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Contributions shall be determined by multiplying income or loss allocable to the Participant's retirement savings, and if used to determine an Employee's deferral percentage under Section 2.7.1(c), matching contributions (as defined in section 401(m)(4) of the Internal Revenue Code which meet the requirements of section 401(k)(2)(B) and (C) of the Internal Revenue Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to retirement savings and such matching contributions or qualified nonelective contributions, or both, on the last day of the preceding Plan Year, without regard to any income or loss occurring during such Plan Year. The Excess Contributions shall also be adjusted for income or loss for the period between the last day of the Plan Year and the date of distribution. The income or loss allocable for such period shall be equal to ten percent (10%) of the income or loss allocable to the distributable Excess Contributions for the applicable Plan Year multiplied by the number of whole calendar months that have elapsed since the end of the applicable Plan Year, including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         (D) ACCOUNTING FOR EXCESS CONTRIBUTIONS. Amounts distributed under this Section 7.12.2 shall be treated as distributions from the Participant's Retirement Savings Account and Employer Matching Account (if applicable) in proportion to the Participant's retirement savings and matching contributions (as defined in section 401(m)(4) of the Internal Revenue Code which meet the requirements of section 401(k)(2)(B) and (C) of the Internal Revenue Code), if applicable, for the Plan Year. Excess Contributions shall be distributed from the Participant's Employer Contributions Account, if applicable (only applicable if qualified nonelective contributions within the meaning of section 401(m)(4)(C) of the Internal Revenue Code are held in the Employer Contributions Account), only to the extent such Excess Contributions exceed the balance in the Participant's Retirement Savings Account and Employer Matching Account, if applicable.

         (E) SPECIAL FAMILY MEMBER RULE. If the deferral percentage of a highly compensated covered employee is determined under
                  Section 2.7.2(b), the Excess Contributions for the family unit shall be allocated among the family members in proportion to the contributions of each family member that are combined to determine the deferral percentage.

         7.12.3. DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

         (A) IN GENERAL. Notwithstanding any other provision of the Plan Statement, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts nondeductible voluntary contributions or Employer matching contributions, and if used to determine the contribution percentage under Section 3.10.1(c), retirement savings contributions or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code) or both, were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as annual additions as defined in Section 1.1 of Appendix A to this Plan Statement.

         (B) EXCESS AGGREGATE CONTRIBUTIONS. For purposes of this Section, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) the aggregate amount of contributions taken into account in computing the numerator of the contribution percentage (as defined in Section 3.10) actually made on behalf of highly compensated eligible employees (as defined in Section 3.10) for such Plan Year, over

                  (ii) the maximum amount of such contributions permitted by the 401(m) test described in Section 3.10 (determined by reducing contributions made on behalf of highly compensated eligible employees in order of the contribution percentage, beginning with the highest such percentage).

                  Excess Aggregate Contributions shall be treated as annual additions under Appendix A.

         (C) DETERMINATION OF INCOME. The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the Participant's nondeductible voluntary contributions and Employer matching contributions (to the extent used to determine the eligible employee's contribution percentage under Section 3.10.1(c)) for the Plan Year, and if used to determine an eligible employee's contribution percentage under
                  Section 3.10.1(c), retirement savings contributions or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code) or both, for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the account balances attributable to nondeductible voluntary contributions, Employer matching contributions and such retirement savings contributions or qualified nonelective contributions, or both, on the last day of the preceding Plan Year without regard to any income or loss occurring during such Plan Year. The Excess Aggregate Contributions shall also be adjusted for income or loss for the period between the last day of the Plan Year and the date of distribution. The income or loss allocable for such period shall be equal to ten percent (10%) of the income or loss allocable to the distributable Excess Aggregate Contributions for the applicable Plan Year multiplied by the number of whole calendar months that have elapsed since the end of the applicable Plan Year including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         (D) ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions shall be distributed from the Participant's Nondeductible Voluntary Account, the Participant's Employer Matching Account (and, if applicable, the Participant's Retirement Savings Account or Employer Contributions Account, or both) in proportion to the Participant's nondeductible voluntary contributions, Employer matching contributions, and if used to determine the contribution percentage under Section 3.10.1(c), retirement savings contributions or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, for the Plan Year.

         (E) SPECIAL FAMILY MEMBER RULE. If the contribution percentage of a highly compensated eligible employee is determined under
                  Section 3.10.2, the Excess Aggregate Contributions for the family unit shall be allocated among the family members in proportion to the contributions of each family member that are combined to determine the contribution percentage.

         7.12.4. PRIORITY. The determination of the Excess Aggregate Contributions shall be made after first determining the Excess Elective Deferrals, and then determining the Excess Contributions. The amount of Excess Contributions shall be reduced by Excess Deferrals previously distributed to such Participant for the Participant's taxable year ending with or within such Plan Year.

         7.12.5. MATCHING CONTRIBUTIONS. If Excess Elective Deferrals, Excess Contributions or retirement savings contributions treated as Excess Aggregate Contributions are distributed pursuant to this Section 7.12, applicable matching contributions under Section 3.3 shall not be distributed except as required by
Section 7.12.2 or 7.12.3.



                                    SECTION 8

                             SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall the Trustee, the Administrator's Representative or the Employer recognize any assignment thereof, either in whole or in part, nor shall any Account herein be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee.

The power to designate Beneficiaries to receive the Vested Total Account of a Participant in the event of his death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber his Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Trustee, the Administrator's Representative and the Employer.

This section shall not prevent the Trustee, the Administrator's Representative or the Employer from exercising, in their discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any applicable provision hereof, nor prevent the Plan from foreclosing on the lien granted to secure any and all loans made to him as a Participant from the Fund. (In the event of a default on a Participant loan, foreclosure on the promissory note and the attachment of the security interest in the Account will not occur until an Event of Maturity occurs with respect to such Participant.) This section does not prevent the Administrator's Representative or Trustee from observing the forms of a qualified domestic relations order as provided in the Appendix C to this Plan Statement.



                                    SECTION 9

                            AMENDMENT AND TERMINATION


9.1.   AMENDMENT.

         9.1.1. AMENDMENT BY EMPLOYER. The Employer reserves the right to amend the designations and elections made by it under the Adoption Agreement from time to time by making and delivering a new Adoption Agreement to the Trustee, to add overriding language in the Adoption Agreement when such language is necessary to satisfy the requirements of section 415 of the Internal Revenue Code or to avoid duplication of minimum benefits under section 416 of the Internal Revenue Code because of the required aggregation of multiple plans, which amendment shall become effective only if expressly accepted in writing by the Trustee, and to add certain model amendments published by the Internal Revenue Service, which specifically provide that their adoption will not cause the plan to be treated as individually designed. An Employer that amends the Plan for any other reason, will no longer participate in these Prototype Documents and will be considered to have an individually designed plan. The Employer further reserves the right to amend its plan in its entirety by the adoption of another master, prototype or individually designed successor retirement plan document in place of this Plan Statement, and by entering into such agreement with the Trustee or with a successor trustee, or other successor funding medium selected by the Employer as may be required for the purpose of carrying such successor retirement plan document into effect. The Employer may not amend the Prototype Documents (as distinguished from amending its elections in the Adoption Agreement). If an Employer should take action to:

                  (i) remove and replace the Trustee originally designated in this Plan Statement, or name a Trustee who is not the Prototype Sponsor (or a Trustee approved by the Prototype Sponsor), or

                  (ii) amend this Plan Statement by the adoption of another document in lieu of this Plan Statement, or

                  (iii)    attempt to amend the Prototype Documents, or

                  (iv) attempt to complete the Adoption Agreement in a manner not permitted by the Adoption Agreement, or

                  (v) affirmatively refuse to consent to an amendment effected by the Prototype Sponsor under Section 9.1.2,

such action shall not be considered a termination of the Plan adopted or continued under this Plan Statement. Upon the occurrence of such action, the Employer shall no longer be considered to be maintaining a Plan under these Prototype Documents but rather under an individually designed document. No amendment shall be effective so as to increase the duties of the Trustee without its consent and provided, further, that the right of the Employer to designate a successor retirement plan or funding medium shall be subject to the notice requirements affecting the removal of the Trustee set forth in Section 10.3.

         9.1.2. AMENDMENT BY PROTOTYPE SPONSOR. The Employer has delegated to the Prototype Sponsor the right to amend this Plan Statement (either as to its form or the elections specified in the Adoption Agreement). Although it is intended that this power of amendment will be used principally to assure compliance with applicable provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code as they may be now or hereafter amended, this power of amendment may be exercised for any purpose deemed appropriate by the Prototype Sponsor. Any such amendment shall be effective only upon notice in writing to the Employer. The Employer shall be deemed to have consented to such amendment unless prior to the expiration of thirty (30) days after notice is sent to the Employer, the Employer exercises its reserved power of amendment by adopting a successor retirement plan and funding medium, as provided in Section 9.1.

         9.1.3. LIMITATION ON AMENDMENTS. No amendment shall be effective to reduce or divest the Account of any Participant unless the same shall have been adopted with the consent of the Secretary of Labor pursuant to section 412(c)(8) of the Internal Revenue Code. No amendment shall eliminate an optional form of distribution with respect to benefits attributable to service before the amendment was adopted, unless such amendment is adopted pursuant to regulations issued by the Secretary of the Treasury.

         9.1.4. RESIGNATION OF PROTOTYPE SPONSOR. By giving the Employer thirty
(30) days' written notice of its intention to do so, the Prototype Sponsor may withdraw its consent to the Employer's use of the Prototype Documents. Upon the occurrence of such action, the Employer shall no longer be considered to be maintaining a Plan under these Prototype Documents but rather under an individually designed document.

9.2. DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION OF PLAN. The Employer also reserves the right to reduce, suspend or discontinue its contributions to this Plan and to terminate the Plan herein embodied in its entirety. If the Plan is terminated, the assets will be distributed as soon as administratively feasible.

9.3. MERGER, ETC., WITH ANOTHER PLAN. The Employer may cause all or a part of this Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from this Plan to another plan. In the case of merger or consolidation of this Plan with, or transfer of assets and liabilities of this Plan to, any other plan, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). If the Employer agrees to a transfer of assets and liabilities to or from another plan, the agreement under which such transfer is concluded shall specify the Accounts to which the transferred amounts are to be credited.

In no event shall assets be transferred from any other plan to this Plan unless this Plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Internal Revenue Code (or, where applicable, the distribution rules of section 401(k) of the Internal Revenue Code) with respect to such transferred assets.

In no event shall assets be transferred from this Plan to any other plan unless such other plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Internal Revenue Code and the distribution rules of section 401(k) of the Internal Revenue Code with respect to such transferred assets.

9.4. ADOPTION BY AFFILIATES.

         9.4.1. ADOPTION WITH CONSENT. The Employer executing the Adoption Agreement (herein called the "principal employer") may consent to the adoption of this Plan by any business entity affiliated in ownership with the principal employer (subject to such conditions as the principal employer may impose).

         9.4.2. PROCEDURE FOR ADOPTION. Any such adopting business entity shall initiate its adoption of this Plan by delivery of a certified copy of the action of its directors (if a corporation), general partner (if a partnership) or proprietor (if a sole proprietorship), adopting this Plan Statement to the principal employer. Upon the consent by said principal employer of the adoption by the adopting business entity, and the delivery to the Trustee of written evidence of the principal employer's consent, the adoption of this Plan by the adopting business entity shall be effective as of the date specified by the principal employer.

         9.4.3. EFFECT OF ADOPTION. Upon the adoption of this Plan by an adopting business entity as heretofore provided, the adopting business entity shall be an Employer hereunder in all respects. Each adopting business entity (and each other business entity joining the principal employer in the execution of the Adoption Agreement), as a condition of continued participation in this Plan, delegates to the principal employer the sole power and authority:

         (a) to terminate the Plan (except that each adopting business entity shall have the power to terminate this Plan as applied to it); to amend the Plan Statement (except that each adopting business entity shall have the power to amend the Plan Statement as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in
                  Section 9.3),

         (b) to appoint, remove and accept the resignation of a Trustee; to appoint or remove the Administrator's Representative; to appoint or remove an Investment Manager; to act as the plan administrator,

         (c) to direct the Trustee to return an Employer contribution that was made by mistake or which is not deductible,

         (d) to consent to the adoption of this Plan by affiliated employers; to establish conditions and limitations upon such adoption of this Plan by affiliated employers, and

         (e) to cause this Plan to be merged with another plan and to transfer assets and liabilities between this Plan and another.

Each reference herein to the Employer shall include the principal employer and all adopting business entities unless the context clearly requires otherwise. Employment with the principal employer and all adopting business entities shall be credited with each other and all Affiliates of any of them for the purposes of determining Eligibility Service, Vesting Service, One-Year Breaks in Service and the minimum annual service requirement for allocation of contributions and forfeited Suspense Accounts. Contributions of the principal employer and each adopting business entity shall be identical, as a percentage of each Participant's Recognized Compensation, as determined by the principal employer, but shall be allocated only among those persons who were the Employees during the Plan Year of the particular business entity making the contribution. Notwithstanding Section 6.2 to the contrary, forfeited Suspense Accounts shall only be used, first, to restore prior forfeitures for an Employee of the particular business entity for which a current forfeiture occurs, second, to reduce the required matching contribution, if any, for such business entity, and, finally, to reduce the discretionary contributions of such business entity. If necessary, the foregoing steps shall be followed in Plan Years subsequent to the Plan Year in which the forfeiture occurs until such Suspense Accounts are exhausted. Any unallocated Suspense Accounts remaining at the termination of the Plan shall be allocated to the Employer Contributions Accounts of all Participants then employed by the principal employer and all adopting business entities, in proportion to the relative value of each such Account.



                                   SECTION 10

                             CONCERNING THE TRUSTEE


10.1. DEALINGS WITH TRUSTEE.

         10.1.1. NO DUTY TO INQUIRE. No person, firm or corporation dealing with the Trustee shall be required to take cognizance of the provisions of this Plan Statement or be required to make inquiry as to the authority of the Trustee to do any act which the Trustee shall do hereunder. No person, firm or corporation dealing with the Trustee shall be required to see either to the administration of the Plan or Fund or to the faithful performance by the Trustee of its duties hereunder (except to the extent otherwise provided by the Employee Retirement Income Security Act of 1974). Any such person, firm or corporation shall be entitled to assume conclusively that the Trustee is properly authorized to do any act which it shall do hereunder. Any such person, firm or corporation shall be under no liability to anyone whomsoever for any act done hereunder pursuant to the written direction of the Trustee.

         10.1.2. ASSUMED AUTHORITY. Any such person, firm or corporation may conclusively assume that the Trustee has full power and authority to receive and receipt for any money or property becoming due and payable to the Trustee. No such person shall be bound to inquire as to the disposition or application of any money or property paid to the Trustee or paid in accordance with the written directions of the Trustee.

10.2. COMPENSATION OF TRUSTEE. The corporate Trustee shall be entitled to receive compensation for its services as Trustee hereunder as may be agreed upon from time to time by the Administrator's Representative and the Trustee. The Trustee shall be entitled to receive reimbursement for reasonable expenses, fees, costs and other charges incurred by it or payable by it on account of the administration of the Plan and the Fund to the extent approved by the Administrator's Representative, except to the extent that the Employer, in its discretion, directly pays the Trustee, such items of expense and compensation shall be payable out of:

                  (i)      the annual Employer contribution to the Fund, or

                  (ii)     the income of the Fund, or

                  (iii) the principal of the Fund, including any accumulations of income that have been added thereto, or

                  (iv) to or out of any combination of the foregoing sources in the event the service in question has been for the benefit, protection or administration of more than one such source of payment.

The Trustee's determination in such respect made in good faith of the amount so to be allocated and charged to each such source of payment shall be binding and conclusive upon all persons interested or becoming interested in the Plan or the Fund. Each such charge of the Trustee shall be a lien upon the Fund, and, ratably, in accordance with the method of allocation used as aforesaid, shall be a lien upon the interest of Participants in the source of payment to which the same is charged until the same is paid and discharged in full.

10.3. RESIGNATION AND REMOVAL OF TRUSTEE.

         10.3.1. RESIGNATION, REMOVAL AND APPOINTMENT. The Trustee may resign by giving the Employer thirty (30) days' written notice of its intention so to do. The Employer may agree in writing to a lesser period of notice. The notice period shall begin on the date such notice is mailed. The Employer may remove any Trustee or successor Trustee hereunder by giving such Trustee thirty (30) days' written notice of removal. The Trustee may agree in writing to a lesser period of notice. The notice period shall begin on the date such notice is mailed. The Employer shall have the power to appoint one or more individual or corporate Trustees, or both, as additional or successor Trustees. Such appointments shall not be effective until a written acceptance of trusteeship is filed with the then acting Trustee.

         10.3.2. SURVIVING TRUSTEES. When any person or corporation appointed, qualified and serving as a Trustee hereunder shall cease to be a Trustee of the Fund, the remaining Trustee or Trustees then serving hereunder, or the successor Trustee or Trustees appointed hereunder, as the case may be, shall thereupon be and become vested with full title and right to possession of all assets and records of the Plan and Fund in the possession or control of such prior Trustee, and the prior Trustee shall forthwith account for and deliver the same to such remaining or successor Trustee or Trustees.

         10.3.3. SUCCESSOR ORGANIZATIONS. By designating a corporate Trustee, original or successor, hereunder, there is included in such designation and as a part thereof any other corporation possessing trust powers and authorized by law to accept the Plan and Fund into which or with which the designated corporate Trustee, original or successor, shall be converted, consolidated or merged, and the corporation into which or with which any corporate Trustee hereunder shall be so converted, consolidated or merged shall continue to be the corporate Trustee of the Plan and Fund.

         10.3.4. CO-TRUSTEE RESPONSIBILITY. No Trustee shall be or become liable for any act or omission of a co-trustee serving hereunder with him or it (except to the extent that liability is imposed under the Employee Retirement Income Security Act of 1974) or of a prior Trustee hereunder, it being the purpose and intent that each Trustee shall be liable only for his or its own acts or omissions during his or its term of service as Trustee hereunder.

10.4. ACCOUNTINGS BY TRUSTEE.

         10.4.1. PERIODIC REPORTS. The Trustee shall render to the Employer and to the Administrator's Representative an account and report as soon as practicable after the Annual Valuation Date in each year (and as soon as may be practicable after each other Valuation Date) showing all transactions affecting the administration of the Plan and the Fund, including, but not necessarily limited to, such information concerning the Plan and the Fund and the administration thereof by the Trustee as shall be requested in writing by the Employer.

         10.4.2. SPECIAL REPORTS. The Trustee shall also render such further reports from time to time as may be requested by the Employer and shall submit its final report and account to the Employer when it shall cease to be Trustee hereunder, whether by resignation or other cause.

         10.4.3. REVIEW OF REPORTS. After giving Participants and other persons interested therein a reasonable opportunity to examine the annual account of the Trustee to the Employer as provided in Section 10.4.1, provided that no exceptions are asserted thereto by any person (including the Employer) interested therein, the Employer may settle and allow such accounts by agreement with the Trustee. Except as may be otherwise required by the Employee Retirement Income Security Act of 1974 the Trustee shall upon such settlement and allowance be released and relieved of all liability for all matters set forth therein.

10.5. TRUSTEE'S POWER TO PROTECT ITSELF ON ACCOUNT OF TAXES. The Trustee, as a condition to the making of distribution of a Participant's Vested Total Account during his lifetime, may require the Participant, or in the event of his death may require the person or persons entitled to receive his Vested Total Account in such event, to furnish the Trustee with proof of payment of all income, inheritance, estate, transfer, legacy and/or succession taxes and all other taxes of any different type or kind that may be imposed under or by virtue of any state or federal statute or law upon the payment, transfer, descent or distribution of such Vested Total Account and for the payment of which the Trustee may, in its judgment, be directly or indirectly liable. In lieu of the foregoing, the Trustee may deduct, withhold and transmit to the proper taxing authorities any such tax which it may be permitted or required to deduct and withhold and the Vested Total Account to be distributed in such case shall be correspondingly reduced.

10.6. OTHER TRUST POWERS. Except to the extent that the Trustee is subject to the authorized and properly given investment directions of a Participant, Beneficiary or Investment Manager (and in extension, but not in limitation, of the rights, powers and discretions conferred upon the Trustee herein), the Trustee shall have and may exercise from time to time in the administration of the Plan and the Fund, for the purpose of distribution after the termination thereof, and for the purpose of distribution of Vested Total Accounts, without order or license of any court, any one or more or all of the following rights, powers and discretions:

         (a) To invest and reinvest any investment Subfunds established pursuant to Section 4.1 in accordance with the investment characteristics and objectives determined therefor and to invest and reinvest the assets of the Fund in any securities or properties in which an individual could invest his own funds and which it deems for the best interest of the Fund, without limitation by any statute, rule of law or regulation of any governmental body prescribing or limiting the investment of trust assets by corporate or individual trustees, in or to certain kinds, types or classes of investments or prescribing or limiting the portion of the Fund which may be invested in any one property or kind, type or class of investment. Specifically and without limiting the generality of the foregoing, the Trustee may invest and reinvest principal and accumulated income of the Fund in any real or personal property; preferred or common stocks of any kind or class of any corporation, including but not limited to investment and small business investment companies of all types; voting trust certificates; interests in investment trusts; shares of mutual funds; interests in any limited or general partnership or other business enterprise, however organized and for whatever purpose; group or individual annuity contracts (which may involve investment in the issuer's general account or any of its separate accounts); interests in common or collective trusts, variable interest notes or any other type of collective fund maintained by a bank or similar institution (whether or not the Trustee hereunder); bonds, notes and debentures, secured or unsecured; mortgages, leases or other interests in real or personal property; interests in mineral, gas, oil or timber properties or other wasting assets; options; commodity or financial futures contracts; foreign currency; insurance contracts on the life of any "keyman" or shareholder of the Employer; or conditional sales contracts. The Plan may not acquire or hold any securities issued by an Employer or real estate leased to an Employer except that the Trustee acting pursuant to the express written directions of the Employer as provided in
                  Section 10.12 may acquire and hold Employer securities which are "qualifying employer securities" (within the meaning of section 407(d)(5) of the Employee Retirement Income Security Act of 1974) and Employer real property which is "qualifying employer real property" (within the meaning of section 407(d)(4) of the aforesaid Act); and, provided further, that the Plan may acquire any such Employer securities or Employer real property only if immediately after such acquisition the aggregate fair market value of Employer securities and Employer real property held by the Plan does not exceed the lesser of (i) the percentage indicated in the Adoption Agreement of the fair market value of the assets of the Plan, or (ii) the then value of all Employer Matching Accounts and Employer Contributions Accounts. If the Trustee determines to invest in any "qualifying employer security," such securities shall be held only in the Employer Matching Accounts or Employer Contributions Accounts or in the Suspense Accounts attributable to such Accounts. Investment of the entire Fund in common stocks shall be deemed appropriate at any phase of the economic business cycle, but it is not, however, the purpose hereof to direct that the Fund shall be invested either entirely or to any extent whatsoever in such common stocks. Prior to maturity and distribution of the Vested Total Accounts of Participants, the Trustee shall commingle the Accounts of Participants and former Participants in each investment Subfund and invest, reinvest, control and manage each of the same as a common trust fund.

         (b) To sell, exchange or otherwise dispose of any asset of whatsoever character at any time held by the Trustee in trust hereunder.

         (c) To segregate any part or portion of the Fund for the purpose of administration or distribution thereof and, in its sole discretion, to hold the Fund uninvested whenever and for so long as, in the Trustee's discretion, the same is likely to be required for the payment in cash of Accounts normally expected to mature in the near future, or whenever, and for as long as, market conditions are uncertain, or for any other reason which, in the Trustee's discretion, requires such action or makes such action advisable.

         (d) In connection with the Trustee's power to hold uninvested reasonable amounts of cash whenever it is deemed advisable to do so, to deposit the same, with or without interest, in the commercial or savings departments of any corporate Trustee serving hereunder or of any other bank, trust company or other financial institution including those affiliated in ownership with the Trustee named in the Adoption Agreement.

         (e) To register any investment held in the Fund in the name of the Trustee, without trust designation, or in the name of a nominee or nominees, and to hold any investment in bearer form, but the records of the Trustee shall at all times show that all such investments are part of the Fund, and the Trustee shall be as responsible for any act or default of any such nominee as for its own.

         (f) To retain and employ such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Trustee, in the administration of the Fund, and to pay them such reasonable compensation for their services as may be agreed upon as an expense of administration of the Fund, including power to employ and retain counsel upon any matter of doubt as to the meaning of or interpretation to be placed upon this Plan Statement or any provisions thereof with reference to any question arising in the administration of the Fund or pertaining to the rights and liabilities of the Trustee hereunder. The Trustee, in any such event, may act in reliance upon the advice, opinions, records, statements and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith and shall be released and exonerated of and from all liability to anyone in so doing (except to the extent that liability is imposed under the Employee Retirement Income Security Act of 1974).

         (g) To institute, prosecute and maintain, or to defend, any proceeding at law or in equity concerning the Plan or Fund or the assets thereof or any claims thereto, or the interests of Participants and Beneficiaries hereunder at the sole cost and expense of the Fund or at the sole cost and expense of the Total Account of the Participant that may be concerned therein or that may be affected thereby as, in the Trustee's opinion, shall be fair and equitable in each case, and to compromise, settle and adjust all claims and liabilities asserted by or against the Plan or Fund or asserted by or against the Trustee, on such terms as the Trustee, in each such case, shall deem reasonable and proper. The Trustee shall be under no duty or obligation to institute, prosecute, maintain or defend any suit, action or other legal proceeding unless it shall be indemnified to its satisfaction against all expenses and liabilities which it may sustain or anticipate by reason thereof.

         (h) To institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held by the Trustee hereunder, and to use any other means of protecting and dealing with any of the assets of the Fund which it believes reasonably necessary or proper and, in general, to exercise each and every other power or right with respect to each asset or investment held by it hereunder as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities or other assets having voting power which it may hold from time to time, and to give proxies with respect thereto, with or without power of substitution or revocation, and to deposit assets or investments with any protective committee, or with trustees or depositaries designated by any such committee or by any such trustees or any court. Notwithstanding the foregoing, an Investment Manager shall have any or all of such powers and rights with respect to Plan assets for which it has investment responsibility but only if (and only to the extent that) such powers and rights are expressly given to such Investment Manager in a written agreement signed by it and acknowledged in writing by the Trustee. In all other cases, such powers and rights shall be exercised solely by the Trustee.

         (i) In any matter of doubt affecting the meaning, purpose or intent of any provision of this Plan Statement which directly affects its duties, to determine such meaning, purpose or intent; and the determination of the Trustee in any such respect shall be binding and conclusive upon all persons interested or who may become interested in the Plan or the Fund.

         (j) To require, as a condition to distribution of any Vested Total Account, proof of identity or of authority of the person entitled to receive the same, including power to require reasonable indemnification on that account as a condition precedent to its obligation to make distribution hereunder.

         (k) To collect, receive, receipt and give quittance for all payments that may be or become due and payable on account of any asset in trust hereunder which has not, by act of the Trustee taken pursuant thereto, been made payable to others; and payment thereof by the company issuing the same, or by the party obligated thereon, as the case may be, when made to the Trustee hereunder or to any person or persons designated by the Trustee, shall acquit, release and discharge such company or obligated party from any and all liability on account thereof.

         (l) To determine from time to time, as required for the purpose of distribution or for the purpose of allocating trust income or for any other purpose of the Plan, the then value of the Fund and the Accounts in the Fund, the Trustee, in each such case, using and employing for that purpose the fair market value of each of the assets constituting the Fund. Each such determination so made by the Trustee in good faith shall be binding and conclusive upon all persons interested or becoming interested in the Plan or the Fund.

         (m) To receive and retain contributions made in a form other than cash in the form in which the same are received until such time as the Trustee, in its sole discretion, deems it advisable to sell or otherwise dispose of such assets.

         (n) To commingle, for investment purposes, the assets of the Fund with the assets of any other qualified retirement plan trust fund of the Employer, provided that the records of the Trustee shall reflect the relative interests of the separate trusts in such commingled fund.

         (o) To grant an option or options for the sale or other disposition of a trust asset, including the issuance of options for purchase of common stock held by the Trust in return for the receipt of a premium from the optionee (it being expressly intended that said options may be in such form and terms as to permit their being freely traded on an option exchange) and including the repurchase of any such option granted, or in lieu thereof, the repurchase of an option identical in terms to the one issued.

         (p) To have and to exercise such other and additional powers as may be advisable or proper in its opinion for the effective and economical administration of the Fund.

         (q) If so provided in the Adoption Agreement, one (1) or more declarations of trust executed by the Trustee (or by banks or trust companies affiliated in ownership with the Trustee) shall be incorporated by reference into this Agreement and not withstanding any other provision of the Agreement to the contrary, the Trustee may cause all or any part of the Fund, without limitation as to amount, to be commingled with the money of trusts created by others by causing such money to be invested as a part of any or all of the funds created by said declarations of trust and the Fund so added to any of said funds shall be subject to all of the provisions of said declarations of trust as the same may be amended from time to time.

10.7. INVESTMENT MANAGERS.

         10.7.1. APPOINTMENT AND QUALIFICATIONS. The Employer shall have the power to appoint from time to time one or more Investment Managers to direct the Trustee in the investment of, or to assume complete investment responsibility over, all or any portion of the Fund. An Investment Manager may be any person or firm (a) which is either (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, or (3) an insurance company which is qualified to perform the services of an Investment Manager under the laws of more than one state; and (b) which acknowledges in writing that it is a fiduciary with respect to the Plan because it has been appointed as an Investment Manager with respect to the Plan. The conditions prescribed in the preceding sentence shall apply to the issuer of any group annuity contract hereunder only if, and to the extent that, such issuer would otherwise be considered a "fiduciary" with respect to the Plan, within the meaning of the Employee Retirement Income Security Act of 1974.

         10.7.2. REMOVAL. The Employer may remove any such Investment Manager and shall have the power to appoint a successor or successors from time to time in succession to any Investment Manager who shall be removed, shall resign or shall otherwise cease to serve hereunder. The Employer shall furnish the Trustee with such written evidence as the Trustee may require of the appointment, removal and scope of the authority of the Investment Manager.

         10.7.3. RELATION TO OTHER FIDUCIARIES. The Trustee shall comply with all investment directions given to the Trustee with respect to the designated portion of the Fund, and the Trustee shall be released and exonerated of and from all liability for or on account of any action taken or not taken by it pursuant to the directions of such Investment Manager, except to the extent that liability is imposed under the Employee Retirement Income Security Act of 1974. Neither the Employer, nor any officer, director or Employee thereof, nor any member of the Administrator's Representative shall be liable for the acts or omissions of the Trustee or of any Investment Manager appointed hereunder. The fees and expenses of any Investment Manager, as agreed upon from time to time between the Investment Manager and the Employer, shall be charged to and paid from the Fund in a fair and equitable manner, except to the extent that the Employer, in its discretion, may pay such directly to the Investment Manager.

10.8. FIDUCIARY PRINCIPLES. The Trustee and each other fiduciary hereunder, in the exercise of each and every power or discretion vested in them by the provisions of this Plan Statement shall (subject to the provisions of the Employee Retirement Income Security Act of 1974) discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and:

         (a)      for the exclusive purpose of:

                  (i) providing benefits to Participants and Beneficiaries, and

                  (ii) defraying reasonable expenses of administering the Plan,

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims,

         (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and

         (d) in accordance with the documents and instruments governing the Plan, insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974.

Notwithstanding anything in this Plan Statement to the contrary, any provision hereof which purports to relieve a fiduciary from responsibility or liability for any responsibility, obligation or duty under Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 shall, to the extent the same is inconsistent with said Part 4, be deemed void.

10.9. PROHIBITED TRANSACTIONS. Except as may be permitted by law, no Trustee or other fiduciary hereunder shall permit the Plan to engage, directly or indirectly, in any of the following transactions with a person who is a "disqualified person" (as defined in section 4975 of the Internal Revenue Code) or a "party in interest" (as defined in section 3(14) of the Employee Retirement Income Security Act of 1974):

         (a) sale, exchange or leasing of any property between the Plan and such person,

         (b) lending of money or other extension of credit between the Plan and such person,

         (c) furnishing of goods, services or facilities between the Plan and such person,

         (d) transfer to, or use by or for the benefit of, such person of the income or assets of the Plan,

         (e) act by such person who is a fiduciary hereunder whereby he deals with the income or assets of the Plan in his own interest or for his own account, or

         (f) receipt of any consideration for his own personal account by such person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

10.10. INDEMNITY. The Trustee, and directors, officers and employees of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such Trustee or individuals as Trustee, fiduciary or in any other capacity with respect to this Plan, whether imposed under the Employee Retirement Income Security Act of 1974 or otherwise unless such liability arises from the proven gross negligence, the bad faith or, if such Trustee or individuals have reasonable cause to believe their conduct was unlawful, the criminal misconduct of such Trustee, director, officer or employee. This indemnification shall continue as to a Trustee, director, officer or employee after such Trustee or individual ceases to be a Trustee, director, officer or employee.

10.11. INVESTMENT IN INSURANCE. If the Employer shall so designate in the Adoption Agreement, a Participant may, with the consent of the Administrator's Representative and subject to such conditions as the Administrator's Representative may impose, elect to have a portion of his Vested Total Account (excluding any Deductible Voluntary Account) invested in life insurance contracts issued by any insurance company licensed to do business in the State of where the Trustee has its principal place of business (any such insurance contract held for a Participant hereunder being herein referred to as a "contract").

         10.11.1. LIMITATION ON PAYMENT OF PREMIUMS. No more than fifty percent (50%) of the aggregate Employer contributions allocated to a Participant's Employer Matching Account and Employer Contributions Account may be used to purchase ordinary life insurance contracts. Ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. No more than twenty-five percent (25%) of the aggregate Employer contributions allocated to the Participant's Employer Matching Account and Employer Contributions Account may be used to purchase term life insurance contracts, universal life insurance contracts and all other life insurance contracts which are not ordinary life insurance contracts. If both ordinary life insurance contracts and other insurance contracts are required, the sum of one-half (1/2) of the premiums paid to acquire ordinary life insurance contracts plus one hundred percent (100%) of all premiums paid to acquire other forms of life insurance contracts shall not be permitted to exceed twenty-five percent (25%) of the aggregate Employer contributions allocated to the Participant's Employer Matching Account and Employer Contributions Account. All amounts used to purchase term life insurance, to fund "P.S. 58" costs or to acquire any other non-cash value benefits under this section shall be deemed to come from the Employer Matching Account and then from the Employer Contributions Accounts subject to the limits specified above. If the Participant's Employer Matching Account and Employer Contributions Account are insufficient within the limitations herein contained to pay any premium on a contract when the same becomes due, the Trustee shall, unless the Participant directs the Trustee to use his Nondeductible Voluntary Account, Rollover Account or Transfer Account for this purpose or pays to the Trustee a sum sufficient to pay such premium (any such payment being deemed a nondeductible voluntary contribution hereunder), cause such contract to be rewritten for its then paid-up value, if any, and retain the same for the Participant, in which event no further premium payments shall thereafter be made thereon. All dividends on a contract shall be used to reduce premiums.

         10.11.2. MISCELLANEOUS RULES FOR PURCHASE OF CONTRACT. The Participant shall take such physical examinations and furnish such information as may be necessary to procure a contract. To the extent possible, all contracts shall have a uniform premium due date. The Trustee shall be the owner of all contracts, with full power to execute all insurance applications and to exercise all available options, and shall be the death beneficiary thereunder.

         10.11.3. PAYMENT OF EXPENSES. Any charge or expense of the Trustee in handling a Participant's contract shall be paid from that Participant's Total Account; provided, that the Employer may, in its discretion, directly pay such charge or expense.

         10.11.4. AUTHORITY FOR CONTRACT. Any insurance company issuing contracts may deal with the Trustee alone and without the consent of any Participant or Beneficiary and shall not be required to examine the provisions of this Plan Statement or any amendment thereto, nor shall it be responsible for the failure of the Trustee to perform its duties, nor shall it be obliged to see to the application or disposition of any money paid by it to the Trustee, and any such payment shall fully discharge such insurance company for the amount so paid.

         10.11.5. PAYMENT OF CONTRACT UPON DEATH. Upon the death of the Participant, the proceeds of the contracts held for him hereunder shall be deemed a death benefit under this Plan and shall be added to the Vested Total Account and distributed to his Beneficiary or Beneficiaries in the manner prescribed in Section 7.

         10.11.6. PAYMENT OF CONTRACT -- NOT UPON DEATH. Upon the occurrence of an Event of Maturity other than the death of the Participant, the Trustee shall, as directed by the Administrator's Representative, either: (i) surrender the contracts held for him hereunder for cash and distribute the proceeds in the manner described in Section 7, (ii) distribute the contracts to the Participant (provided, however, that the optional modes of settlement under any such contract shall be limited to those available under this Plan), or (iii) convert the contracts into an annuity contract or contracts of the type described in
Section 7.3 and distribute the same to the Participant, or (iv) any combination of the foregoing. In no event, however, shall any such contract be distributed in a manner which is inconsistent with the requirements in Section 7.3.

         10.11.7. VALUE OF CONTRACT. For the purpose of determining the value of a contract hereunder, such contract shall be valued at the greater of the premiums theretofore paid thereon or its then cash value, but such contract shall not be considered a part of the Fund for the purpose of allocating income, market gains and losses of the Fund in accordance with Section 4.

         10.11.8. INTERPRETATION. If any provision of any contract is inconsistent with any provision of the Plan Statement, the provision of the Plan Statement shall control.

10.12. EMPLOYER DIRECTED INVESTMENTS. If so indicated in the Adoption Agreement, the Trustee shall be subject in the management and control of the Fund to the directions (to the extent not inconsistent with law) of the person or committee identified in the Adoption Agreement or certified to the Trustee by an officer of the Employer. The Trustee in acting pursuant to and in reliance on such directions shall be fully and completely indemnified and held harmless by the Employer from any liability, loss or expense (including legal fees) arising out of its actions so directed notwithstanding that such directions, and the Trustee's conduct pursuant thereto, may constitute a breach of fiduciary obligations to the Plan, the Participants and Beneficiaries.



                                   SECTION 11

                     DETERMINATIONS -- RULES AND REGULATIONS


11.1. DETERMINATIONS. The Administrator's Representative shall make such determinations as may be required from time to time in the administration of this Plan. The Trustee and other interested parties may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

11.2. RULES AND REGULATIONS. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Administrator's Representative.

11.3. METHOD OF EXECUTING INSTRUMENTS.

         11.3.1. EMPLOYER OR ADMINISTRATOR'S REPRESENTATIVE. Information to be supplied or written notices to be made or consents to be given by the Employer or the Administrator's Representative pursuant to any provision of this Plan Statement may be signed in the name of the Employer by any officer thereof who has been authorized to make such certification or to give such notices or consents or by the Administrator's Representative.

         11.3.2. TRUSTEE. Any instrument or written notice required, necessary or advisable to be made or given by the Trustee may be signed by any Trustee, if all Trustees serving hereunder are individuals, or by any authorized officer or Employee of the Trustee, if a corporate Trustee shall be acting hereunder as sole Trustee, or by any such officer or Employee of the corporate Trustee or by an individual Trustee acting hereunder, if corporate and individual Trustees shall be serving as co-trustees hereunder.

11.4. CLAIMS PROCEDURE. The Administrator's Representative shall establish procedures for the resolution of disputes and disposition of claims arising under this Plan. An application for a distribution under Section 7 shall be considered as a claim for the purposes of this Section 11.4. Until modified by the Administrator's Representative, this claims procedure is as described below.

         11.4.1. ORIGINAL CLAIM. Any Employee, former Employee or Beneficiary of such Employee or former Employee may, if he so desires, file with the Administrator's Representative a written claim for benefits under this Plan. Within ninety (90) days after the filing of such a claim, the Administrator's Representative shall notify the claimant in writing whether his claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Administrator's Representative shall state in writing:

         (a)      the specific reasons for the denial,

         (b) the specific references to the pertinent provisions of the Plan Statement on which the denial is based,

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

         (d) an explanation of the claims review procedure set forth in this section.

         11.4.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that his claim has been denied in whole or in part, the claimant may file with the Administrator's Representative a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty
(60) days after the filing of such a request for review, the Administrator's Representative shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

         11.4.3. GENERAL RULES.

         (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Administrator's Representative may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Administrator's Representative upon request.

         (b) All decisions on claims and on requests for a review of denied claims shall be made by the Administrator's Representative.

         (c) The Administrator's Representative may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d) Claimants may be represented by a lawyer or other representative (at their own expense), but the Administrator's Representative reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

         (e) The decision of the Administrator's Representative on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of the Employer, the Administrator's Representative and the Trustee.

11.5. INFORMATION FURNISHED BY PARTICIPANTS. Neither the Employer nor the Administrator's Representative nor the Trustee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, the Administrator's Representative or the Trustee and used by them in determining his Account. Neither the Employer nor the Administrator's Representative nor the Trustee shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for him in view of the truth. Any refund received upon reduction of an Account so made shall be used to reduce the next succeeding contribution of the Employer to the Plan.




                                   SECTION 12

                          OTHER ADMINISTRATIVE MATTERS

12.1.   EMPLOYER.

         12.1.1. OFFICERS. Except as hereinafter provided, functions generally assigned to the Employer shall be discharged by its officers or delegated and allocated as provided herein.

         12.1.2. DELEGATION. Except as hereinafter provided, the Board of Directors may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or Employees, such fiduciary and other functions assigned to it or to the Employer hereunder as it may from time to time deem advisable.

         12.1.3. BOARD OF DIRECTORS. The Board of Directors shall have the exclusive authority, which authority may not be delegated, to act for the
Employer:

         (a)      to adopt the Plan, to terminate the Plan, and

         (b) to appoint or remove a Trustee, to appoint or remove an Investment Manager, to appoint or remove the Administrator's Representative.

12.2. ADMINISTRATOR'S REPRESENTATIVE. The Employer shall designate an Administrator's Representative to act for the Employer. The Administrator's Representative may be one person or a committee of such members as may be determined and appointed from time to time by the Employer and shall serve at the pleasure of the Employer. The Administrator's Representative shall serve without compensation, but its reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent the Employer, in its discretion, directly pays such expenses. If it is a committee, the Administrator's Representative may elect such officers as the Administrator's Representative may decide upon. The Administrator's Representative shall:

         (a) if a committee, establish rules for the functioning of the Administrator's Representative, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

         (b) if a committee, organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Administrator's Representative; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Administrator's Representative, to keep its records and otherwise assist the Administrator's Representative in the performance of its duties,

         (c) keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Trustee and the Employer of any action taken by the Administrator's Representative and, when required, notify any other interested person or persons,

         (d) determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other Employees,

         (e) cause to be compiled at least annually, from the records of the Administrator's Representative and the reports and accountings of the Trustee, a report and accounting of the status of the Plan and the Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part or portion of such report and accounting (or a true and correct copy of such part) which sets forth his benefits and his ratable interest in the Fund,

         (f) prescribe forms to be used for applications for participation, distributions, withdrawals, notifications, etc., as may be required in the administration of the Plan,

         (g) set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of the Plan Statement,

         (h) perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of the Plan Statement and performing the duties imposed on it by the Employer,

         (i)      interpret and construe the Plan Statement,

         (j) resolve questions of eligibility and status under the Plan, and the rights of Employees, Participants and Beneficiaries and the amounts of their interests,

         (k) resolve all questions of administration of the Plan not specifically referred to in this section, and

         (l) delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of a committee which is the Administrator's Representative or Employees of the Employer, such functions assigned to the Administrator's Representative hereunder as it may from time to time deem advisable.

If the Administrator's Representative is a committee and there shall at any time be three (3) or more members serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under the Employee Retirement Income Security Act of 1974.

If the Employer does not designate an Administrator's Representative, the President (or other chief executive officer) of the Employer shall be the Administrator's Representative.

12.3. LIMITATION ON AUTHORITY. No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it hereunder, shall be the responsibility of any other fiduciary except as may be required by the provisions of the Employee Retirement Income Security Act of 1974. Except to the extent imposed by the Employee Retirement Income Security Act of 1974, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by this Plan Statement or by the Act or by any regulations or rulings issued thereunder. The Trustee shall have no authority or duty to determine or enforce payment of any Employer contribution under this Plan or to determine the existence, nature or extent of any individual's rights in the Fund or under the Plan or question any determination made by the Employer or the Administrator's Representative regarding the same. The responsibilities and obligations of the Trustee shall be strictly limited to those set forth in this Plan Statement.

12.4. CONFLICT OF INTEREST. If any Trustee, any Administrator's Representative, any member of the Board of Directors or any officer or Employee of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, he shall have no authority as such Trustee, member, officer or Employee with respect to any matter specially affecting his individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other Trustees, members, officers or Employees, as the case may be, to the exclusion of such Participant, and such Participant shall act only in his individual capacity in connection with any such matter.

12.5. DUAL CAPACITY. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

12.6. ADMINISTRATOR. The Employer shall be the administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.

12.7. NAMED FIDUCIARIES. The Trustee, the Employer, the Board of Directors and the Administrator's Representative shall be named fiduciaries for the purpose of section 402(a) of the Employee Retirement Income Security Act of 1974.

12.8. SERVICE OF PROCEss. In the absence of any designation to the contrary by the Employer, the President of the Employer is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

12.9. RESIDUAL AUTHORITY. In the event the Employer, Administrator's Representative, Board of Directors, or other person designated as having the authority to act or a duty to act on any matter hereunder, is prevented by death, dissolution, incapacity or other similar cause from acting hereunder and there is no other person then empowered to act on such matter, the Trustee shall be empowered to act in its place.

12.10. ADMINISTRATIVE EXPENSES. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses.



                                   SECTION 13

                                   IN GENERAL


13.1. DISCLAIMERS.

         13.1.1. EFFECT ON EMPLOYMENT. Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any Employee, and the Employer shall not be obliged to continue this Plan. The terms of this Plan Statement shall not give any Employee the right to be retained in the employment of the Employer.

         13.1.2. SOLE SOURCE OF BENEFITS. Neither the Trustee nor the Administrator's Representative nor the Employer or any of its officers or members of its Board of Directors in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant, a Beneficiary or the Trustee. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments or to the Vested Total Account distributed to any Participant or Beneficiary, as the case may be, for such payments. In each case where a Vested Total Account shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Fund.

         13.1.3. CO-FIDUCIARY MATTERS. Neither the Employer nor any of its officers or members of its Board of Directors nor the Administrator's Representative shall in any manner be liable to any Participant, Beneficiary or other person for any act or omission of the Trustee (except to the extent that liability is imposed under the Employee Retirement Income Security Act of 1974). Neither the Trustee nor the Administrator's Representative nor the Employer or any of its officers or members of its Board of Directors shall be under any liability or responsibility (except to the extent that liability is imposed under the Employee Retirement Income Security Act of 1974) for failure to effect any of the objectives or purposes of this Plan by reason of loss or fluctuation in the value of Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund. Except as is otherwise provided in the Employee Retirement Income Security Act of 1974, the Employer, its officers and the members of its Board of Directors, the Trustee, the Administrator's Representative and other fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

13.2. REVERSION OF FUND PROHIBITED. The Fund from time to time hereunder shall at all times be a trust fund separate and apart from the assets of the Employer, and no part thereof shall be or become available to the Employer or to creditors of the Employer under any circumstances other than those specified in Section 1.3, Section 3.12, Section 11.5 and Appendix A hereof. It shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as provided in Section 1.3, Section 3.12, Section 11.5 and Appendix A).

13.3. EXECUTION IN COUNTERPARTS. This Plan Statement may be executed in any number of counterparts, each of which, without production of the others, shall be deemed to be an original.

13.4. CONTINUITY. If this Plan Statement is adopted as an amendment of a Prior Plan Statement, the tenure and membership of the any committee previously appointed, the rules of administration adopted and the Beneficiary designations in effect under the Prior Plan Statement immediately before the Effective Date shall, to the extent not inconsistent with this Plan Statement, continue in full force and effect until altered as provided herein.

13.5. CONTINGENT TOP HEAVY PLAN RULES. The rules set forth in the Appendix B to this Plan Statement (concerning additional provisions that apply if the Plan becomes top heavy) are incorporated herein.



                                   APPENDIX A

                     SECTION 415 LIMITATIONS ON ALLOCATIONS


                                    SECTION 1

                                  INTRODUCTION

         Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. References to the "Code" shall mean the Internal Revenue Code, as amended from time to time. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. ANNUAL ADDITION. Annual addition means, with respect to any Participant for a limitation year, the sum of:

                  (i) all employer contributions (including employer contributions of the Participant's earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans,

                  (ii) all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans,

                  (iii) all Participant contributions made as of a date during such limitation year to all defined contribution plans,

                  (iv) all amounts allocated after March 31, 1984, to an individual medical account which is part of a pension or annuity plan maintained by the employer,

                  (v) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, under a welfare benefit fund, and

                  (vi) all amounts allocable as of a date during such limitation year to the Participant under Section 2.4,
                           Section 3.6, Section 4 or Section 5 of this Appendix
                           A.

         1.1.1. SPECIFIC INCLUSIONS. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess deferrals and excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed.

         1.1.2. SPECIFIC EXCLUSIONS. The annual addition shall not, however, include any portion of a Participant's rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludible under law.

         1.1.3. ESOP RULE. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one-third (1/3rd) of the Employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or employer contributions to the employee stock ownership plan which are deductible by the Employer under section 404(a)(9)(B) of the Code and charged against the Participant's account (i.e., interest payments).

1.2. CONTROLLED GROUP MEMBER. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in section 414(b) and as modified by Code section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) and as modified by Code section 415(h) of the Code) and affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part.

1.3. DEFINED BENEFIT AND DEFINED CONTRIBUTION PLANS. Defined benefit plan and defined contribution plan have the meanings assigned to those terms by section 415(k)(1) of the Code. Whenever reference is made to defined benefit plans and defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members.

1.4. DEFINED BENEFIT FRACTION.

         1.4.1. GENERAL RULE. Defined benefit fraction means a fraction the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) determined as of the close of the limitation year, and the denominator of which is the lesser of:

                  (i) one hundred twenty-five percent (125%) of the dollar limitation in effect under sections 415(b) and (d) of the Code as of the close of such limitation year (i.e., 125% of $90,000 as adjusted for cost of living, commencement dates, length of service and other factors), or

                  (ii) one hundred forty percent (140%) of the dollar amount which may be taken into account under section 415(b)(l)(B) of the Code with respect to such Participant as of the close of such limitation year (i.e., 140% of the Participant's highest average compensation as adjusted for cost of living, length of service and other factors).

         1.4.2. TRANSITION RULE. Notwithstanding the above, if the Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all limitation years beginning before January 1, 1987.

1.5. DEFINED CONTRIBUTION FRACTION.

         1.5.1. GENERAL RULE. Defined contribution fraction means a fraction, the numerator of which is the sum of the Participant's annual additions (including Employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in Appendix B) under a welfare benefit fund or individual medical account) as of the close of the limitation year and for all prior limitation years, and the denominator of which is the sum of the amounts determined under paragraph (i) or (ii) below, whichever is the lesser, for such limitation year and for each prior limitation year in which the Participant had any service with the employer (regardless of whether that or any other defined contribution plan was in existence during those years or continues in existence):

                  (i) one hundred twenty-five percent (125%) of the dollar limitation determined under sections 415(b) and (d) of the Code and in effect under section 415(c)(l)(A) of the Code for such limitation year determined without regard to section 415(c)(6) of the Code (i.e., 125% of $30,000 as adjusted for cost of living), or

                  (ii) one hundred forty percent (140%) of the dollar amount which may be taken into account under section 415(c)(l)(B) of the Code with respect to such individual under the Plan for such limitation year (i.e., 140% of 25% of the Participant's ss. 415 compensation for such limitation year).

         1.5.2. TEFRA TRANSITION RULE. The Employer may elect that the amount taken into account for each Participant for all limitation years ending before January 1, 1983 under paragraphs (i) and (ii) above shall be determined pursuant to the special transition rule provided in section 415(e)(6) of the Code.

         1.5.3. EMPLOYEE CONTRIBUTIONS. Notwithstanding the definition of "annual additions," for the purpose of determining the defined contribution fraction in limitation years beginning before January 1, 1987, employee contributions shall not be taken into account to the extent that they were not required to be taken into account under section 415 of the Code prior to the Tax Reform Act of 1986.

         1.5.4. ANNUAL DENOMINATOR. The amounts to be determined under paragraphs (i) or (ii) above for the limitation year and for all prior limitation years in which the Participant had any service with the employer shall be determined separately for each such limitation year on the basis of which amount is the lesser for each such limitation year.

         1.5.5. RELEVANT LAW. For all limitation years ending before January 1, 1976, the dollar limitation under section 415(c)(1)(A) of the Code is Twenty-five Thousand Dollars ($25,000). For limitation years ending after December 31, 1975 and before January 1, 1990, the amount shall be:

        For limitation years               The ss.  415(c)(1)(A)
           ending during:                    dollar amount is:
           --------------                    -----------------

              1976                                $ 26,825
              1977                                $ 28,175
              1978                                $ 30,050
              1979                                $ 32,700
              1980                                $ 36,875
              1981                                $ 41,500
              1982                                $ 45,475
              1983 - 1989                         $ 30,000

         1.5.6. RELIEF RULE. If the Participant was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed one (l.0) under the terms of this Plan Statement. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over one (l.0), times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitations applicable to the first limitation year beginning on or after January 1, 1987.

1.6. HIGHEST AVERAGE COMPENSATION. Highest average compensation means the average ss. 415 compensation for the three (3) consecutive years of service with the controlled group members that produce the highest average. A year of service with the controlled group members is the Plan Year.

1.7. INDIVIDUAL MEDICAL ACCOUNT. Individual medical account means an account, as defined in section 415(l)(2) of the Code, maintained by the Employer or an Affiliate which provides an annual addition.

1.8. LIMITATION YEAR. The limitation year shall be the Plan Year, unless the Adoption Agreement specifies a different limitation year. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

1.9. MASTER OR PROTOTYPE PLAN. A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.10. MAXIMUM PERMISSIBLE ADDITION.

         1.10.1. GENERAL RULE. The maximum permissible addition (to defined contribution plans) for any one (1) limitation year shall be the lesser of:

                  (i) Thirty Thousand Dollars ($30,000), or if greater, one-fourth (1/4) of the defined benefit limitation set forth in section 415(b)(1) of the Code as in effect for the limitation year, or

                  (ii) Twenty-five percent (25%) of the Participant'sss. 415 compensation for such limitation year.

The compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or 419A(d)(2) of the Code.

         1.10.2. ESOP RULE. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one third (1/3rd) of the Employer contributions for a limitation year are allocated to highly compensated employees (as defined in section 414(q) of the Code), the dollar limitation in (i) above (after adjustment for cost of living) shall be increased to be equal to the sum of:

                  (i) the dollar limitation in (i) above (after adjustment for cost of living), and

                  (ii) the lesser of the dollar limitation in (i) above (after adjustment for cost of living) or the amount of employer securities contributed or purchased with cash contributed to the employee stock ownership plan.

         1.10.3. MEDICAL BENEFITS. The dollar limitation in (i) above (after adjustment for cost of living) shall be reduced by the amount of Employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in Appendix B) under a welfare benefit fund or an individual medical account.

         1.10.4. SHORT YEAR. If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the amount described in
Section 1.10.1(i) multiplied by the following fraction:

                  Number of months in the short limitation year
                                       12

1.11. PROJECTED ANNUAL BENEFIT. Projected annual benefit means the annual annuity benefit payable to the Participant at his normal retirement age (as defined in the defined benefit plan) adjusted to an actuarially equivalent straight life annuity form (or, if it would be a lesser amount, to any actuarially equivalent qualified joint and survivor annuity form that is available under the defined benefit plan) assuming that:

                  (i) the Participant continues employment and participation under the defined benefit plan until his normal retirement age (as defined in the defined benefit plan) or until the current age if later, and

                  (ii) the Participant's ss. 415 compensation and all other factors used to determine benefits under the defined benefit plan remain unchanged for all future limitation years.

1.12. ss. 415 COMPENSATION. Notwithstanding the definition of Recognized Compensation used in the Plan Statement, ss. 415 compensation shall mean, with respect to any limitation year, the Participant's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with any employer maintaining any of such defined contribution plans (including, but not limited to, commissions paid salespersons, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses).

         1.12.1. CASH BASIS. ss. 415 compensation shall be determined on a cash basis.

         1.12.2. SPECIFIC INCLUSIONS. Section 415 compensation includes: (i) earned income from sources outside the United States, as defined in section 911(b) of the Code, whether or not excludible from gross income under section 911 of the Code or deductible under section 913 of the Code; (ii) amounts described in sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Participant;
(iii) amounts described in section 105(d) of the Code, whether or not the amounts are excludible from the gross income of the Participant under that section; (iv) amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that these amounts are not deductible by the Participant under section 217 of the Code; (v) the value of a nonqualified stock option granted to a Participant by the employer, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which it was granted; (vi) the amount includable in the gross income of the Participant upon making the election described in section 83(b) of the Code; and (vii) the amounts received by the Participant pursuant to an unfunded nonqualified plan or contract providing for deferred compensation when such amounts are includable in the gross income of the Participant.

         1.12.3. SPECIFIC EXCLUSIONS. Section 415 compensation does not include:
(i) contributions made by the employer to a plan of deferred compensation to the extent that, before application of Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed; (ii) employer contributions made on behalf of a Participant pursuant to a simplified employee pension arrangement to the extent that such contributions are deductible by the Participant under section 219(b)(7) of the Code; (iii) distributions from a plan of deferred compensation (other than an unfunded, nonqualified plan), regardless of whether such amounts are includable in the gross income of the Participant when distributed; (iv) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture within the meaning of section 83 of the Code; (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant) or contributions made by an employer (whether or not under salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are excludible from the gross income of the Participant).

         1.12.4. EARNED INCOME. Section 415 compensation for a Self-Employed Person shall be such Self-Employed Person's earned income. Earned income is a Self-Employed Person's net earnings from self-employment in the trade or business indicated in the Adoption Agreement as the trade or business of the Employer with regard to which this Plan is established (but only if such trade or business is one in which personal services of the Self-Employed Person is a material income-producing factor) for a Plan Year during which the Self-Employed Person is a Participant, reduced by the amount of the Employer contributions made under the terms of this Plan for Common Law Employees. Earned income shall include gains (other than any gain which is treated as gain from the sale or exchange of a capital asset for the purpose of determining the self-employed individual's federal income tax) and net earnings derived from the sale or other disposition of, the transfer of any interest in, or the licensing of the use of property (other than good will) by an individual whose personal efforts created such property. Earned Income shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings shall be determined with regard to the deduction allowed to the Self-Employed Person by section 164(f) of the Code for taxable years beginning after December 31, 1989.

1.13. WELFARE BENEFIT FUND. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).


                                    SECTION 2

                                 THIS PLAN ALONE

         This Section 2 applies only if the Participant does not participate in and has never participated in another qualified plan or a welfare benefit fund or an individual medical account maintained by any controlled group member.

2.1. GENERAL RULE. The amount of annual additions which may be credited to the Participant's Account under this Plan for any limitation year will not exceed the maximum permissible amount. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

2.2. ESTIMATION. Prior to determining the Participant's actual total compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's total compensation for the limitation year, uniformly determined for all Participants similarly situated.

2.3. FINAL DETERMINATION. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined by the Employer on the basis of the Participant's actual total compensation for the limitation year.

2.4. REMEDIAL ACTION. If pursuant to Section 2.3 of the Appendix A or as a result of the allocation of forfeitures there is an excess amount, the excess will be disposed of as follows:

         (a) Any nondeductible voluntary employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant,

         (b) If after the application of paragraph (a) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any reallocation of forfeited suspense accounts) for such Participant in the next limitation year, and each succeeding limitation year if necessary,

         (c) If after the application of paragraph (a) an excess amount still exists, and the Participant is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a reserve account. The reserve account will be applied to reduce future Employer contributions (including any reallocation of forfeited suspense accounts) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary,

         (d) If a reserve account is in existence at any time during the limitation year pursuant to this Section 2, it will not participate in the allocation of the Fund's investment gains and losses. Also, all amounts in the reserve account must be credited to Participant's Accounts before any Employer or Employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.



                                    SECTION 3

            THIS PLAN AND ANOTHER PROTOTYPE DEFINED CONTRIBUTION PLAN

         This Section 3 applies only if, in addition to this Plan, the Participant is covered under another master or prototype qualified defined contribution plan, a welfare benefit fund or an individual medical account maintained by any controlled group member.

3.1. GENERAL RULE. The annual additions which may be credited to a Participant's Account under this Plan for any limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by any controlled group member are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the limitation year.

3.2. ESTIMATION. Prior to determining the Participant's actual total compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

3.3. FINAL DETERMINATION. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined by the Employer on the basis of the Participant's actual total compensation for the limitation year.

3.4. PRIORITY. If, pursuant to Section 3.3 of this Appendix or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year and the allocations to accounts under such plans are made as of more than one (1) date during the limitation year, the excess amount will be deemed to consist of the annual additions last allocated during the limitation year, except that the annual additions attributable to a welfare benefit fund or individual medial account will be deemed to have been allocated first regardless of the actual allocation date.

3.5. APPORTIONMENT. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

         (a) the total excess amount allocated as of such date, multiplied by

         (b) the ratio of (i) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this Plan and all the other master or prototype qualified defined contribution plans.

3.6. REMEDIAL ACTION. Any excess amount attributed to this Plan will be disposed in the manner described in Section 2.4 of this Appendix.



                                    SECTION 4

             THIS PLAN AND A NON-PROTOTYPE DEFINED CONTRIBUTION PLAN

         If the Participant is covered under another qualified defined contribution plan maintained by any controlled group member which is not a master or prototype plan, annual additions which may be credited to the Participant's Account under this Plan for any limitation year will be limited in accordance with Section 3.1 through 3.6 of this Appendix as though the other plan was a master or prototype qualified defined contribution plan unless the Employer provides other limitations in the Adoption Agreement.


                                    SECTION 5

                      THIS PLAN AND A DEFINED BENEFIT PLAN

         If any controlled group member maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of a Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed one (1.0) at the close of any limitation year. The annual additions which may be credited to the Participant's Account under this Plan for any limitation year will be limited in accordance with the Adoption Agreement.



                                   APPENDIX B

                         CONTINGENT TOP HEAVY PLAN RULES

         Notwithstanding any of the foregoing provisions of the Plan Statement, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a Top Heavy Plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a Top Heavy Plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.


                                    SECTION 1

                               SPECIAL DEFINITIONS

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. References to the "Code" shall mean the Internal Revenue Code, as amended from time to time. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. AGGREGATED EMPLOYERS -- the Employer and each other corporation, partnership or proprietorship which is a "predecessor" to the Employer, or is under "common control" with the Employer, or is a member of an "affiliated service group" that includes the Employer, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.

1.2. AGGREGATION GROUP -- a grouping of this Plan and:

         (a) if any Participant in the Plan is a Key Employee, each other qualified pension, profit sharing or stock bonus plan of the Aggregated Employers in which a Key Employee is a Participant (and for this purpose, a Key Employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a Key Employee); and

         (b) each other qualified pension, profit sharing or stock bonus plan of the Aggregated Employers which is required to be taken into account for this Plan or any plan described in paragraph
                  (a) above to satisfy the qualification requirement that this Plan cover a nondiscriminatory group of employees (i.e., either the so-called "70% test," the "70%/80% test" or the "nondiscriminatory classification test") or the requirement that benefits be nondiscriminatory under section 401(a)(4) of the Code; and

         (c) each other qualified pension, profit sharing or stock bonus plan of the Aggregated Employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the Aggregation Group and which, when included, would not cause the Aggregation Group to fail to satisfy the qualification requirement that the Aggregation Group of plans cover a nondiscriminatory group of employees (i.e., either the so-called "70% test," the "70%/80% test" or the "nondiscriminatory classification test") and the requirement that benefits be nondiscriminatory under section 401(a)(4) of the Code.

1.3. DETERMINATION DATE -- for the first (1st) plan year of a plan, the last day of such first (1st) plan year, and for each subsequent plan year, the last day of the immediately preceding plan year.

1.4. FIVE PERCENT OWNER -- for each Aggregated Employer that is a corporation, any person who owns (or is considered to own within the meaning of the Shareholder Attribution Rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each Aggregated Employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such Aggregated Employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.5. KEY EMPLOYEE -- each Participant (whether or not then an employee) who at any time during a plan year (or any of the four preceding plan years) is:

         (a) an officer of any Aggregated Employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all Aggregated Employers for any such plan year in excess of fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Internal Revenue Code for any such plan year, or

         (b) one (l) of the ten (10) employees (not necessarily Participants) owning (or considered to own within the meaning of the Shareholder Attribution Rules) both more than one-half of one percent (1/2%) ownership interest in value and the largest percentage ownership interests in value of any of the Aggregated Employers (which are owned by employees) and who has an annual compensation from all the Aggregated Employers in excess of the limitation in effect under section 415(c)(1)(A) of the Internal Revenue Code for any such plan year, or

         (c)      a Five Percent Owner, or

         (d) a One Percent Owner having an annual compensation from the Aggregated Employers of more than One Hundred Fifty Thousand Dollars ($150,000);

provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the Aggregated Employers' employees or ten percent of all the Aggregated Employers' employees) shall be treated as officers. The determination of whether a Participant is a Key Employee will be made in accordance with this definition and section 416(i)(l) of the Code and regulations thereunder. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For purposes of paragraph (b) above, if two (2) employees have the same interest in any of the Aggregated Employers, the employee having the greatest annual compensation from that Aggregated Employer shall be treated as having a larger interest. For the purpose of determining compensation, however, all compensation received from all Aggregated Employers shall be taken into account. The term "Key Employee" shall include the beneficiaries of a deceased Key Employee. Annual compensation means "ss. 415 compensation" as defined in Appendix A to this Plan Statement but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Participant's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Internal Revenue Code.

1.6. ONE PERCENT OWNER -- for each Aggregated Employer that is a corporation, any person who owns (or is considered to own within the meaning of the Shareholder Attribution Rules) more than one percent (l%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (l%) of the total combined voting power of the corporation, and, for each Aggregated Employer that is not a corporation, any person who owns more than one percent (l%) of the capital or the profits interest in such Aggregated Employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.7. SHAREHOLDER ATTRIBUTION RULES -- the rules of section 318 of the Code, (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting "5 percent" for "50 percent") or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

1.8. TOP HEAVY AGGREGATION GROUP -- any Aggregation Group for which, as of the Determination Date, the sum of:

                  (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such Aggregation Group; and

                  (ii) the aggregate of the accounts of Key Employees under all defined contribution plans included in such Aggregation Group,

exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:

         (a) For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five
                  (5) year period ending on the Determination Date.

         (b) Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group).

         (c) If any individual is not a Key Employee with respect to a plan for any plan year, and was not a Key Employee for any of the four preceding plan years, but such individual was a Key Employee with respect to a plan for any prior plan year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

         (d) The determination of whether a plan is a Top Heavy Plan shall be made once for each plan year of the plan as of the Determination Date for that plan year.

         (e) In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the Determination Date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The accrued benefit of any employee (other than a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C). Unless otherwise specified in the Adoption Agreement, in determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

         (f) In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the Determination Date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan's contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the Determination Date shall be included even if such contributions are not required.

         (g) If any individual has not performed any services for any employer maintaining the plan at any time during the five (5) year period ending on the Determination Date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

         (h) For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the plan year in question and would, but for the fact that it terminated, be part of the Aggregation Group for such plan year.

1.9. TOP HEAVY PLAN -- a qualified plan under which (as of the Determination
Date):

                  (i) if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees; and

                  (ii) if the plan is a defined contribution plan, the aggregate of the accounts of Key Employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.

In applying the foregoing, the following rules shall be observed:

         (a) Each plan of an Employer required to be included in an Aggregation Group shall be a Top Heavy Plan if such Aggregation Group is a Top Heavy Aggregation Group.

         (b) For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five
                  (5) year period ending on the Determination Date.

         (c) Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group).

         (d) If any individual is not a Key Employee with respect to a plan for any plan year, and was not a Key Employee for any of the four preceding plan years, but such individual was a Key Employee with respect to the plan for any prior plan year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

         (e) The determination of whether a plan is a Top Heavy Plan shall be made once for each plan year of the plan as of the Determination Date for that plan year.

         (f) In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the Determination Date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The accrued benefit of any employee (other than a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C). Unless otherwise specified in the Adoption Agreement, in determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

         (g) In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the Determination Date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan's contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the Determination Date shall be included even if such contributions are not required.

         (h) If any individual has not performed any services for any employer maintaining the plan at any time during the five (5) year period ending on the Determination Date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

         (i) For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the plan year in question and would, but for the fact that it terminated, be part of the Aggregation Group for such plan year.


                                    SECTION 2

                         DETERMINATION OF TOP HEAVINESS

Once each Plan Year, as of the Determination Date for that Plan Year, the administrator of this Plan shall determine if this Plan is a Top Heavy Plan.



                                    SECTION 3

                              CONTINGENT PROVISIONS

3.1. WHEN APPLICABLE. If this Plan is determined to be a Top Heavy Plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan Statement.

3.2. VESTING REQUIREMENT.

         3.2.1. GENERAL RULE. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a Top Heavy Plan and the accrued benefits of all Participants in a defined benefit plan that is a Top Heavy Plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan Statement:

         If the Participant Has                      His Vested
         Completed the Following                     Percentage
         Years of Vesting Service:                   Shall Be:

         Less than 2 years                                 0%
         2 years but less than 3 years                    20%
         3 years but less than 4 years                    40%
         4 years but less than 5 years                    60%
         5 years but less than 6 years                    80%
         6 years or more                                 100%

The above vesting schedule, if applicable, shall apply to all accounts and benefits within the meaning of section 411(a)(7) of the Code except those attributable to employee contributions including contributions made and benefits accrued before the effective date of section 416 of the Code and before the Plan was a Top Heavy Plan. However, this Section 3.2.1 does not apply to the accounts of any Participant who does not have an Hour of Service after the Plan has initially become a Top Heavy Plan, and such Participant's Vested interests shall be determined without regard to this Section 3.2.1. The minimum allocation required (to the extent required to be Vested under section 416(b) of the Code) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D) of the Code, and will be determined without regard to any contribution by the Employer for the Participant under the Federal Insurance Contribution Act.

         3.2.2. SUBSEQUENT YEAR. In each subsequent Plan Year that the Plan is determined not to be a Top Heavy Plan, the other nonforfeitability provisions of the Plan Statement (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three (3) or more years of Vesting Service for Participants who have one (1) or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant. The accounts and accrued benefits of all other Participants shall be vested and nonforfeitable in accordance with the more favorable of the schedule in Section 3.2.1 above or other provisions of the Plan Statement. If the Vesting Schedule under the Plan shifts in or out of the schedule set forth in Section 3.2.1 for any Plan Year (because of the Plan's status as a Top Heavy Plan), such shift is an amendment to the Vesting schedule and the election described in Section 5.2 of the Plan Statement shall apply.

3.3. DEFINED CONTRIBUTION PLAN MINIMUM BENEFIT REQUIREMENT.

         3.3.1. GENERAL RULE. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a Top Heavy Plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a Key Employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account) which is at least equal to three percent (3%) of such Participant's compensation attributable to Recognized Employment while a Participant. This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had:

         (a) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and

         (b)      made any mandatory contributions to the Plan, and

         (c) earned compensation in excess of the stated amount required for participation in the Plan.

The provision in this Section 3.3.1 shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in Article XIV of the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

         3.3.2. SPECIAL RULE. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that Key Employee for whom that percentage is the highest for the Plan Year.

         (a) The percentage referred to above shall be determined by dividing the Employer contributions for such Key Employee for such Plan Year by so much of his compensation for such Plan Year as does not exceed Two Hundred Thousand Dollars ($200,000).

         (b) For the purposes of this Section 3.3, all defined contribution plans required to be included in an Aggregation Group shall be treated as one (l) plan.

         (c) The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an Aggregation Group if including this Plan in an Aggregation Group enables a defined benefit plan to satisfy the qualification requirement that the defined benefit plan cover a nondiscriminatory group of employees (i.e., either the so-called "70% test," the "70%/80% test" or the "nondiscriminatory classification test").

         3.3.3. SALARY REDUCTION AND MATCHING CONTRIBUTIONS. For the purpose of this Section 3.3, all Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account both for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a Key Employee and for the purpose of determining whether that minimum contribution requirement has been satisfied. Effective for Plan Years beginning after December 31, 1988, for the purpose of this Section 3.3, all Employer contributions attributable to a salary reduction or similar arrangement and all Employer matching contributions shall be taken into account for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a Key Employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied.

3.4. PRIORITIES AMONG PLANS. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a Top Heavy Plan, the following rules shall apply:

         (a) If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

         (b) If an employee participates in both a defined benefit plan and a defined contribution plan and only one (l) of such plans is a Top Heavy Plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a Top Heavy Plan.

         (c) If an employee participates in both a defined contribution plan and a defined benefit plan and both are Top Heavy Plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

         (d) If an employee participates in this Plan, and other defined contribution plans that are Top Heavy, the minimum benefit shall be made in the plan according to chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the most recently established plan. Any contribution required under this Section 3.5 for this Plan is reduced by any contribution made to any other plan sponsored by the Employer.

3.5. ANNUAL CONTRIBUTION LIMITS.

         3.5.1. GENERAL RULE. Notwithstanding anything apparently to the contrary in the Appendix A to the Plan Statement, for any Plan Year that this Plan is a Top Heavy Plan, the defined benefit fraction and defined contribution fraction of the Appendix A to the Plan Statement shall be one hundred percent (100%) and not one hundred twenty-five percent (125%).

         3.5.2. SPECIAL RULE. Section 3.5.l of this Appendix shall not apply to any Top Heavy Plan if such Top Heavy Plan satisfies the following requirements:

         (A) MINIMUM BENEFIT REQUIREMENT. The Top Heavy Plan (and any plan required to be included in an Aggregation Group with such plan) satisfies the requirements of section 416(c)(1)(B) of the Code is applied by substituting three percent (3%) for two percent (2%) and by increasing (but by no more than ten percentage points) twenty percent (20%) by one percentage point for each year for which the plan was taken into account under this Section 3.5. Section 3.3.1 of this Appendix shall be applied by substituting "four percent (4%)" for "three percent (3%)." Section 3.4(c) of this Appendix shall be applied by substituting "seven and one-half percent (7-1/2%)" for "five percent (5%)."

         (B) NINETY PERCENT RULE. A Top Heavy Plan would not be a Top Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place that it appears in the definitions of Top Heavy Plan and Top Heavy Aggregation Group.

         3.5.3. TRANSITION RULE. If, but for this Section 3.5.3, Section 3.5.l of this Appendix would begin to apply with respect to this Plan because it is a Top Heavy Plan, the application of Section 3.5.l of this Appendix shall be suspended with respect to any individual so long as there are no:

         (a) employer contributions, forfeitures or voluntary nondeductible contributions allocated to such individual (if this Plan is a defined contribution plan), or

         (b) accruals for such individual (if this Plan is a defined benefit plan).

         3.5.4. COORDINATING CHANGE. If this Plan is a Top Heavy Plan for any Plan Year, then for purposes of the Appendix A to the Plan Statement, section 415(e)(6)(i) of the Code shall be applied by substituting "Forty-one Thousand Five Hundred Dollars ($41,500)" for "Fifty-one Thousand Eight Hundred Seventy-five Dollars ($51,875)."



                                   APPENDIX C

                       QUALIFIED DOMESTIC RELATIONS ORDERS


                                    SECTION 1

                                 GENERAL MATTERS

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix.

1.1. GENERAL RULE. The Plan shall not honor the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless that domestic relations order is a qualified domestic relations order.

1.2. ALTERNATE PAYEE DEFINED. The only persons eligible to be considered alternate payees with respect to a Participant shall be that Participant's spouse, former spouse, child or other dependent.

1.3. DRO DEFINED. A domestic relations order is any judgment, decree or order (including an approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law).

1.4. QDRO DEFINED. A qualified domestic relations order is a domestic relations order which creates or recognizes the existence of an alternate payee's right to (or assigns to an alternate payee the right to) receive all or a portion of the Account of a Participant under the Plan and which satisfies all of the following requirements.

         1.4.1. NAMES AND ADDRESSES. The order must clearly specify the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order.

         1.4.2. AMOUNT. The order must clearly specify the amount or percentage of the Participant's Account to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined.

         1.4.3. PAYMENT METHOD. The order must clearly specify the number of payments or period to which the order applies.

         1.4.4. PLAN IDENTITY. The order must clearly specify that it applies to this Plan.

         1.4.5. SETTLEMENT OPTIONS. Except as provided in Section 1.4.8 of this Appendix, the order may not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan.

         1.4.6. INCREASED BENEFITS. The order may not require the Plan to provide increased benefits.

         1.4.7. PRIOR AWARDS. The order may not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

         1.4.8. EXCEPTIONS. Notwithstanding Section 1.4.5 of this Appendix:

         (a) The order may require payment of benefits be made to an alternate payee before the Participant has separated from service:

                  (i) If the order requires payment as of a date that is on or after the date on which the Participant attains (or would have attained) the earliest payment date described in Section 1.4.10 of this Appendix, or

                  (ii) If the order requires (A) that payment of benefits be made to an alternate payee in a single lump sum as soon as is administratively feasible after the order is determined to be a qualified domestic relations order, and (B) does not contain any of the provisions described in Section 1.4.9 of this Appendix, and (C) provides that the payment of such single lump sum fully and permanently discharges all obligations of the Plan to the alternate payee.

         (b) The order may require that payment of benefits be made to an alternate payee as if the Participant had retired on the date on which payment is to begin under such order (but taking into account only the present value of benefits actually accrued).

         (c) The order may require payment of benefits to be made to an alternate payee in any form in which benefits may be paid under the plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

         1.4.9. DEEMED SPOUSE. Notwithstanding the foregoing:

         (a) The order may provide that the former spouse of a Participant shall be treated as a surviving spouse of such Participant for the purposes of Section 7 of the Plan Statement (and that any subsequent or prior spouse of the Participant shall not be treated as a spouse of the Participant for such purposes), and

         (b) The order may provide that, if the former spouse has been married to the Participant for at least one (1) year at any time, the surviving former spouse shall be deemed to have been married to the Participant for the one (1) year period ending on the date of the Participant's death.

         1.4.10. PAYMENT DATE DEFINED. For the purpose of Section 1.4.8 of this Appendix, the earliest payment date means the earlier of:

         (a) The date on which the Participant is entitled to a distribution under the Plan, or

         (b)      The later of (i) the date the Participant attains age fifty
                  (50) years, or (ii) the earliest date on which the Participant could begin receiving benefits under the plan if the Participant separated from service.


                                    SECTION 2

                                   PROCEDURES

2.1. ACTIONS PENDING REVIEW. During any period when the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Administrator's Representative, the Administrator's Representative shall cause the Plan to separately account for the amounts which would be payable to the alternate payee during such period if the order were determined to be a qualified domestic relations order.

2.2. REVIEWING DRO'S. Upon the receipt of a domestic relations order, the Administrator's Representative shall determine whether such order is a qualified domestic relations order.

         2.2.1. RECEIPT. A domestic relations order shall be considered to have been received only when the Administrator's Representative shall have received a copy of a domestic relations order which is complete in all respects and is originally signed, certified or otherwise officially authenticated.

         2.2.2. NOTICE TO PARTIES. Upon receipt of a domestic relations order, the Administrator's Representative shall notify the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant that such domestic relations order has been received. The Administrator's Representative shall include with such notice a copy of this Appendix.

         2.2.3. COMMENT PERIOD. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded a comment period of thirty (30) days from the date such notice is mailed by the Administrator's Representative in which to make comments or objections to the Administrator's Representative concerning whether the domestic relations order is a qualified domestic relations order. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the thirty (30) day comment period may be shortened.

         2.2.4. INITIAL DETERMINATION. Within a reasonable period of time after the termination of the comment period, the Administrator's Representative shall give written notice to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant of its decision that the domestic relations order is or is not a qualified domestic relations order. If the Administrator's Representative determines that the order is not a qualified domestic relations order or if the Administrator's Representative determines that the written objections of any party to the order being found a qualified domestic relations order are not valid, the Administrator's Representative shall include in its written notice:

                  (i)      the specific reasons for its decision,

                  (ii) the specific reference to the pertinent provisions of this Plan Statement upon which its decision is based,

                  (iii) a description of additional material or information, if any, which would cause the Administrator's Representative to reach a different conclusion, and

                  (iv) an explanation of the procedures for reviewing the initial determination of the Administrator's Representative.

         2.2.5. APPEAL PERIOD. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded an appeal period of sixty (60) days from the date such an initial determination and explanation is mailed in which to make comments or objections concerning whether the original determination of the Administrator's Representative is correct. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the sixty (60) day appeal period may be shortened.

         2.2.6. FINAL DETERMINATION. In all events, the final determination of the Administrator's Representative shall be made not later than eighteen (18) months after the date on which first payment would be required to be made under the domestic relations order if it were a qualified domestic relations order. The final determination shall be communicated in writing to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant.

2.3. FINAL DISPOSITION. If the domestic relations order is finally determined to be a qualified domestic relations order and all comment and appeal periods have expired, the Plan shall pay all amounts required to be paid pursuant to the domestic relations order to the alternate payee entitled thereto. If the domestic relations order is finally determined not to be a qualified domestic relations order and all comment and appeal periods have expired, benefits under the Plan shall be paid to the person or persons who would have been entitled to such amounts if there had been no domestic relations order.

2.4. ORDERS BEING SOUGHT. If the Administrator's Representative has notice that a domestic relations order is being or may be sought but has not received the order, the Administrator's Representative shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or beneficiary which otherwise would be due. If the Administrator's Representative has determined that a domestic relations order is not a qualified domestic relations order and all comment and appeal periods have expired, the Administrator's Representative shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or beneficiary which otherwise would be due even if the Administrator's Representative has notice that the party claiming to be an alternate payee or the Participant or both are attempting to rectify any deficiencies in the domestic relations order.


                                    SECTION 3

                               PROCESSING OF AWARD

3.1. GENERAL RULES. If a benefit is awarded to an alternate payee pursuant to an order which has been finally determined to be a qualified domestic relations order, the following rules shall apply.

         3.1.1. SOURCE OF AWARD. If a Participant shall have a Vested interest in more than one Account under the Plan, the benefit awarded to an alternate payee shall be withdrawn from the Participant's Accounts in proportion to his Vested interest in each of them.

         3.1.2. EFFECT ON ACCOUNT. For all purposes of the Plan, the Participant's Account (and all benefits payable under the Plan which are derived in whole or in part by reference to the Participant's Account) shall be permanently diminished by the portion of the Participant's Account which is awarded to the alternate payee. The benefit awarded to an alternate payee shall be considered to have been a distribution from the Participant's Account for the limited purpose of applying the rules of Section 5.1.3 of the Plan Statement.

         3.1.3. AFTER DEATH. After the death of an alternate payee, all amounts awarded to the alternate payee which have not been distributed to the alternate payee and which continue to be payable shall be paid in a single lump sum distribution to the personal representative of the alternate payee's estate as soon as administratively feasible unless the qualified domestic relations order clearly provides otherwise. The Participant's beneficiary designation shall not be effective to dispose of any portion of the benefit awarded to an alternate payee unless the qualified domestic relations order clearly provides otherwise.

         3.1.4. IN-SERVICE BENEFITS. The in-service distribution and the loan provisions of Section 7 of this Plan Statement shall not be applicable to the benefit awarded to an alternate payee.

3.2. SEGREGATED ACCOUNT. If the Administrator's Representative determines that it would facilitate the administration or the distribution of the benefit awarded to the alternate payee or if the qualified domestic relations order so requires, the benefit awarded to the alternate payee shall be established on the books and records of the Plan as a separate account belonging to the alternate payee.

3.3. FORMER ALTERNATE PAYEES. If an alternate payee has received all benefits to which the alternate payee is entitled under a qualified domestic relations order, the alternate payee will not at any time thereafter be deemed to be an alternate payee or prior alternate payee for any substantive or procedural purpose of this Plan.



                                   APPENDIX D

                           HIGHLY COMPENSATED EMPLOYEE



                                    SECTION 1

                                  GENERAL RULE


1.1. HIGHLY COMPENSATED EMPLOYEE. A "highly compensated employee" is any employee who, during the "determination year" or the "look-back year":

                  (i)      was at any time a five percent (5%) owner;

                  (ii) received compensation from the Employer in excess of Seventy-Five Thousand Dollars ($75,000);

                  (iii) received compensation from the Employer in excess of Fifty Thousand Dollars ($50,000) and was in the top-paid group of employees for such year; or

                  (iv) was at any time an officer and received compensation greater than 50 percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for such year.

The group of employees (including former employees) who are highly compensated employees consists of both highly compensated active employees and highly compensated former employees. The determination of who is a highly compensated employee will be made in accordance with this Appendix D and section 414(q) of the Code and the regulations thereunder.

1.2. DETERMINATION YEAR. The determination year is the current Plan Year (that is, the Plan Year for which the determination of which employees are highly compensated employees is being made).

1.3. LOOK-BACK YEAR. The look-back year is the twelve-month period immediately preceding the determination year (generally, the preceding Plan Year). The Employer does not elect to make the look-back year calculation on the basis of the calendar year ending with or within the determination year.

1.4. SPECIAL RULE FOR DETERMINATION YEAR. An employee not described in Section
1.1 (ii), (iii) or (iv) for the look-back year shall not be treated as described in Section 1.1 (ii), (iii) or (iv) for the determination year unless such employee is a member of the group consisting of the one hundred (100) employees paid the greatest compensation during the determination year. If there is no difference in compensation between the 100th employee and the 101st employee, then those employees receiving the same compensation as the 100th employee shall be ranked in descending order of seniority, with the employee with the greatest seniority being ranked first.

1.5. HIGHLY COMPENSATED ACTIVE EMPLOYEE. A highly compensated active employee is any highly compensated employee who performs services for the Employer during the determination year.

1.6. HIGHLY COMPENSATED FORMER EMPLOYEE. A highly compensated former employee is any former employee who had a "separation year" (as defined in Section 2.9) prior to the determination year and was a highly compensated active employee for either (1) such employee's separation year or (2) any determination year ending on or after the employee's 55th birthday. An employee who performs no services for the Employer during a determination year is treated as a former employee.



                                    SECTION 2

                           SPECIAL RULES & DEFINITIONS


2.1. INCORPORATED DEFINITIONS. Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. References to the "Code" shall mean the Internal Revenue Code, as amended from time to time.

2.2. FIVE PERCENT OWNER. An employee shall be treated as a five percent (5%) owner for any determination year or look-back year if at any time during such year such employee was a five percent (5%) owner (as defined in the Appendix B to this Plan Statement) of the Employer.

2.3. TOP-PAID GROUP. An employee is in the top-paid group of employees for any determination year or look-back year if such employee is in the group consisting of the top twenty percent (20%) of the employees when ranked on the basis of compensation paid during such year, excluding those employees described in
Section 2.10. For purposes of the preceding sentence, the top twenty percent (20%) shall be determined by disregarding fractional numbers (i.e., the top 20% of 118 employees shall be the top 23 employees). Employees who perform no services for the Employer during the year are not included in determining the top-paid group of employees for that year.

2.4. SPECIAL RULES FOR OFFICERS.

         2.4.1. NOT MORE THAN 50 OFFICERS. For purposes of Section 1.1(iv) of this Appendix, no more than fifty (50) employees (or, if lesser, the greater of three employees or ten percent of the employees) shall be treated as officers. If the actual number of officers exceeds this limit, then the officers who will be considered as includible officers under Section 1.1(iv) are those who receive the greatest compensation from the Employer during the determination year or the look-back year.

         2.4.2. AT LEAST 1 OFFICER. If for any determination year or look-back year no officer of the Employer is described in Section 1.1(iv) of this Appendix, the highest paid officer of the Employer for such year shall be treated as described in such Section 1.1(iv). This is true whether or not such employee is also a highly compensated employee on any other basis.

2.5. FORMER EMPLOYEES EXCLUDED FOR CERTAIN PURPOSES. Former employees are not included in the top-paid group, the group consisting of the one hundred (100) employees paid the greatest compensation or the group of includible officers for purposes of determining who are highly compensated active employees. In addition, former employees are not counted as employees for purposes of determining the number of employees in the top-paid group.

2.6. EMPLOYEES DESCRIBED IN SEVERAL GROUPS. An employee who is a highly compensated active employee for a determination year by reason of being described in one group under Section 1.1 for either the determination year or the look-back year, shall not be disregarded in determining whether another employee is a highly compensated active employee by reason of being described in another group under Section 1.1.

2.7. CERTAIN FAMILY MEMBERS.

         2.7.1. IN GENERAL. If any individual is a member of the family of a five percent (5%) owner or of a highly compensated employee in the group consisting of the ten (10) highly compensated employees paid the greatest compensation during the determination year or the look-back year, then:

                  (i) such individual shall not be considered a separate employee; and

                  (ii) any compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five percent (5%) owner or highly compensated employee.

Family members are subject to this aggregation rule whether or not they may be excluded under Section 2.10 for purposes of determining the top-paid group and whether or not they are highly compensated employees when considered separately.

         2.7.2. FAMILY. For purposes of Section 2.7.1 of this Appendix, the term "family" means, with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

         2.7.3. PRIORITY. The determination of which employees are highly compensated employees and which highly compensated employees are among the ten highly compensated employees paid the greatest compensation during the determination year or the look-back year shall be made prior to the application of the family aggregation rules. Similarly, the determination of the number and identity of employees in the top-paid group for a determination year or a look-back year and the identity of the group of employees consisting of the 100 employees paid the greatest compensation for a determination year shall be made prior to the application of the family aggregation rules. The family aggregation rules apply separately to the determination year and the look-back year.

         2.7.4. CHANGE IN FAMILY RELATIONSHIP. An individual is a family member with respect to an employee or former employee if such individual is a family member on any day during the determination year or the look-back year, even though such relationship changes during such year as a result of death or divorce.

2.8. COMPENSATION. For purposes of this Appendix the term "compensation" means "ss. 415 compensation" as defined in Appendix A to this Plan Statement but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Participant's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code. Compensation for any employee who performed services for only part of a year is not annualized for purposes of determining such employee's compensation for the determination year or the look-back year.

2.9. SEPARATION YEAR. Generally the "separation year" is the determination year during which the employee separates from service with the Employer. An employee who performs no services for the Employer during a determination year will be treated as having separated from service in the year in which that employee last performed services for the Employer.

         2.9.1. DEEMED SEPARATION. Solely for the purpose of determining whether an employee is a highly compensated former employee after the employee actually separates from service, an employee may be deemed to have separated from service during a determination year in which the employee actually performs some services for the Employer. An employee will be deemed to have a separation year if, in a determination year prior to the employee's attaining the age of 55, the employee receives compensation in an amount less than 50% of the employee's average annual compensation for the three consecutive calendar years preceding such determination year during which the employee received the greatest amount of compensation from the Employer (or the total period of the employee's service with the Employer, if less). This deemed separation from service may occur without regard to whether the reduction in compensation occurs on account of the employee's leave of absence from service with the Employer.

         2.9.2. DEEMED RESUMPTION. An employee who is treated as having a deemed separation year by reason of Section 2.9.1 will not be treated as a highly compensated former employee after such employee actually separates from service with the Employer if, after such deemed separation year, and before the year of actual separation, such employee's compensation from the Employer for a particular determination year increased significantly so that such employee is treated as having a deemed resumption of employment. In order for a deemed resumption of employment to occur, there must be an increase in compensation from the Employer to the extent that such compensation would not result in a deemed separation year under Section 2.9.1 using the same three-year period taken into account for purposes of that Section.

2.10. EXCLUDED EMPLOYEES.

         2.10.1. GENERAL EXCLUSIONS. For purposes of determining the number of employees in the top-paid group for a determination year or a look-back year under Section 2.3 of this Appendix, the following employees shall be excluded:

                  (i) employees who have not completed six (6) months of service by the end of the year;

                  (ii) employees who normally work less than seventeen and one-half (17-1/2) hours per week;

                  (iii) employees who normally work during less than six (6) months during the year; and

                  (iv) employees who have not attained age twenty-one (21) by the end of the year.

For purposes of computing months of service, an employee's service in the immediately preceding year is added to service in the current year to determine whether an employee is excluded in the current year.

         2.10.2. EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEMENTS. In general, employees who are included in a unit of employees covered by a collective bargaining agreement are included in determining the number of employees in the top-paid group. However, if ninety percent (90%) or more of all employees are covered under collective bargaining agreements and this Plan covers only employees who are not covered under such agreements, then the employees who are covered under such collective bargaining agreements shall not be counted in determining the number of employees who will be included in the top-paid group. In addition, the employees covered by such agreements will not be included in the top-paid group.

         2.10.3. MINIMUM HOUR RULE. An employee who works at least 17-1/2 hours a week for 50% or more of the total weeks worked by such employee during a determination year or look-back year is deemed to normally work more than 17-1/2 hours a week. An employee who works less than 17-1/2 hours a week for fifty percent (50%) or more of the total weeks worked by such employee during a determination year or look-back year is deemed to normally work less than 17-1/2 hours a week. The foregoing determinations may be made separately with respect to each employee or on the basis of groups of employees who fall within particular job categories as established by the Employer on a reasonable basis. In general, eighty percent (80%) of the positions within a particular job category must be filled by employees who normally work less than 17-1/2 hours a week before any employees may be excluded under this rule on the basis of their membership in that job category. Alternatively, an Employer may exclude employees who are members of a particular job category if the median number of hours credited to employees in that category during a determination year or look-back year is 500 or less.

         2.10.4. MINIMUM PERIOD OF TIME RULE. The determination of whether an employee normally works during less than six months in any determination year or look-back year is made on the basis of the facts and circumstances of the Employer as evidenced by the Employer's customary experience in the years preceding such year. An employee who works on one day during a month is deemed to have worked during that month.

         2.10.5. NONRESIDENT ALIENS. Employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) are excluded for all purposes of this Appendix.

2.11. ADJUSTMENTS TO DOLLAR AMOUNTS. The dollar amounts described in Section 1.1
(ii) and (iii) shall be adjusted for cost-of-living increases as provided by regulations or other rulings by the Secretary of the Treasury. The applicable dollar amount for a particular determination year shall be the dollar amount for the calendar year in which the determination year begins. For determination years beginning before January 1, 1987, the dollar amounts in Section 1.1 (ii) and (iii) shall be $75,000 and $50,000 respectively.

2.12. ELECTION TO INCLUDE LEASED EMPLOYEES. The term "employee" shall include all leased employees of the Employer, whether or not such leased employees are covered by a "safe-harbor plan" as described in section 414(n)(5) of the Code.

2.13. AGGREGATION. Subsections (b), (c), (m), (n), and (o) of section 414 of the Code shall be applied before the application of the rules in this Appendix.

2.14. ELECTION OF SPECIAL RULE FOR EMPLOYEES WHO SEPARATED FROM SERVICE BEFORE JANUARY 1, 1987. For purposes of determining who is a highly compensated former employee for this Plan and for all plans of the Employer with respect to all situations for which section 414(q) of the Code is applicable to the Employer, a former employee who separated from service prior to January 1, 1987, shall be considered a highly compensated former employee if, during the employee's separation year (or the year preceding such separation year) or during any year ending on or after such employee's 55th birthday (or the last year ending before such employee's 55th birthday), the employee was a five percent (5%) owner of the Employer at any time during such year, or the employee received compensation in excess of $50,000 during such year. This determination may be made on the basis of the calendar year, the Plan Year or any other twelve month period selected by the Employer and applied on a reasonable and consistent basis.



                                   APPENDIX E

                       TEFRA ss.  242(B) TRANSITIONAL RULES


SECTION 1. IN GENERAL. Prior to January 1, 1984, each individual who was either:

         (a) an actively employed Participant having an Account (or a contribution accrued to an Account) as of December 31, 1983,

         (b) a Participant not actively employed but having an Account (or a contribution accrued to an Account) as of December 31, 1983, or

         (c) a Beneficiary of a deceased Participant having an Account (or a contribution accrued to an Account) as of December 31, 1983 was given the opportunity to make a designation (before January 1, 1984) of a method of distribution, that would not have disqualified the Plan under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984, pursuant to ss. 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 (hereinafter a "ss. 242(b) designation"). Some of those individuals elected to make a ss. 242(b) designation and some did not. The distribution rules set forth in this Appendix shall, notwithstanding any provisions of
Section 7 of the Plan Statement to the contrary, determine the distributions made with respect to all individuals entitled to make a ss. 242(b) designation, provided that if the Plan is not an exempt profit sharing plan, the QJ&SA contract or Life Annuity contract has been rejected as described in Section 7 of the Plan Statement. Distributions made with respect to individuals not entitled to make a ss. 242(b) designation shall be governed solely by Section 7 of the Plan Statement.

SECTION 2. NO DESIGNATION. In the case of distributions to an individual where no ss. 242(b) designation was made, distributions after December 31, 1983 shall be made as follows:

         (a) If such individual is a Participant whose benefits were in pay status on December 31, 1983, and the method of distribution in effect for such Participant was consistent with the provisions of the Plan Statement at the time such distribution commenced, then distribution shall continue to be made to such Participant in accordance with the method of distribution in effect on December 31, 1983, notwithstanding that distribution could not have commenced under such method after December 31, 1983.

         (b) If such individual is a Beneficiary whose benefits were in pay status on December 31, 1983, and the method of distribution in effect for such Beneficiary was consistent with the provisions of the Plan Statement at the time such distribution commenced, then distribution shall continue to be made to such Beneficiary in accordance with the method of distribution in effect on December 31, 1983, notwithstanding that distribution could not have commenced under such method after December 31, 1983.

         (c) If such individual is a Participant or a Beneficiary whose benefits were not in pay status on December 31, 1983, distribution shall be made in accordance with Section 7 of the Plan Statement and, to the extent distribution cannot then be made upon terms which are consistent with the provisions of
                  Section 7 of the Plan Statement, distribution shall be made as soon as practicable after December 31, 1983 in a single lump sum.

         (d) For the purpose of the foregoing, benefits shall be considered to have been in pay status on December 31, 1983 if distribution had commenced on or prior to that date and was being made under a written instrument signed by the Participant or Beneficiary which fixed the person to whom such benefits were payable, the time or times at which distributions would be made and the amount (or formula pursuant to which the amount would be determined) of each distribution and was not subject to variation at the discretion of the Participant or the Administrator's Representative unless such variation would cause the acceleration of distributions.

         (e) Examples of circumstances in which distribution could not be made upon terms consistent with the provisions of Section 7 of the Plan Statement (and therefore would have to be made in a single lump sum) include, but are not be limited to, distribution to a Participant who was a key employee in a top heavy plan and who had attained age seventy and one-half (70-1/2) years before 1984, distribution to a Beneficiary who was not the surviving spouse of the Participant if the Participant died prior to 1979, and distribution to a Beneficiary who is the surviving spouse of a Participant who dies after December 31, 1983 at a time when distributions were being made to such Participant for a term certain which extended beyond the life expectancy of such Participant and surviving spouse.

SECTION 3. DESIGNATION MADE. In the case of distributions to an individual where a ss. 242(b) designation was made before January 1, 1984, the Administrator's Representative shall honor such ss. 242(b) designation in making distributions hereunder to all individuals identified in such ss. 242(b) designation. For this purpose:

         (a) A ss. 242(b) designation shall, to the extent necessary, be deemed to incorporate by reference either the written beneficiary designation filed by the Participant prior to or coincident with the filing of a ss. 242(b) designation or, if no such written beneficiary designation has been filed, the automatic sequence of Beneficiaries provided under the Plan document in effect on December 31, 1983.

         (b) An individual who made a ss. 242(b) designation shall have the right to revoke any ss. 242(b) designation filed by him at any time by a written instrument delivered to the Employer. Upon such revocation, distribution shall be made in accordance with the provisions of Section 7 of the Plan Statement. To the extent that distribution cannot then be made upon terms consistent with the provisions of Section 7 of the Plan Statement, distribution shall be made, as soon as practicable after such revocation, in a single lump sum.

         (c) A Beneficiary entitled to distribution under this Plan shall have the right to revoke the ss. 242(b) designation insofar as it applies to such Beneficiary. Upon such revocation, distribution shall be made in accordance with the provisions of Section 7 of the Plan Statement. If a designation is revoked subsequent to the date distributions are required to begin under Section 7 of the Plan Statement, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 7 of the Plan Statement, but for the ss. 242(b) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Treas. Reg. 1.401(a)(9)-2 (proposed). Any changes in the ss. 242(b) designation will be considered to be a revocation of the ss. 242(b) designation. However, the mere substitution or addition of another beneficiary (one not named in the ss. 242(b) designation) under the ss. 242(b) designation will not be considered to be a revocation of the ss. 242(b) designation, so long as such substitution or addition does not alter the period over which distribution are to be made under the ss. 242(b) designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Treas. Reg. 1.401(a)(9)-1 (proposed) shall apply.

         (d) If a Participant shall have filed a ss. 242(b) designation and shall subsequently file (or amend) a written beneficiary designation under the Plan, the ss. 242(b) designation shall not be deemed to be revoked and the relevant measuring life or lives for purposes of the ss. 242(b) designation shall continue to be determined as described in paragraph (a) above, without regard to any subsequent filing (or amendment) of a written beneficiary designation or any subsequent amendment of the automatic sequence of Beneficiaries under the Plan Statement.

         (e) A distribution to a Beneficiary will be governed by Section 7 of the Plan Statement, unless the ss. 242(b) designation identifies the Beneficiary, specifies the time at which distribution will commence and the period over which distribution will be made with respect to the distribution to be made upon the death of the Participant.

         (f) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements in Section 1 and Section 3(e) of this Appendix.



                                   APPENDIX F

                         TRANSITIONAL DISTRIBUTION RULES

The Prototype Sponsor adopted the following memorandum and amendment:



                            MEMORANDUM AND AMENDMENT



TO:               Sponsoring Employers of 401(k) Prototype

FROM:             First Trust National Association ("Prototype Sponsor")

RE:               Distributions from Plan

DATE:             December 23, 1988



         The Internal Revenue Service recently issued regulations which limit the existence or the use of any Employer, Trustee, Administrator's Representative or other similar discretion over the benefit forms under qualified plans. In response to those regulations, the Prototype Sponsor decided to amend the 401(k) Prototype pursuant to its reserved power of amendment. This amendment is being adopted to protect and preserve the sponsoring Employer's ability to design its own distribution rules for its Plan. If the Prototype Sponsor did not take this action, all the options and decisions would be surrendered to Participants or Beneficiaries. Accordingly, the Prototype Sponsor's decision to amend the 401(k) Prototype gives sponsoring Employers time to decide how to respond to these regulations.

         Pursuant to Section 9.1.2 of the Basic Plan Document, the Prototype Sponsor hereby amends the Basic Plan Document (and corresponding Adoption Agreement) effective as of January 1, 1989, as follows:

SMALL AMOUNT DISTRIBUTIONS. A Vested Total Account which does not exceed Three Thousand Five Hundred Dollars ($3,500) on the Annual Valuation Date immediately following a Participant's Event of Maturity shall be automatically distributed to the Participant in a lump sum as of that Annual Valuation Date without a written application. The sponsoring Employer may in a written agreement with the Prototype Sponsor modify this rule to increase the number of times each year that a small amount distribution can be made (within limitations established by the Prototype Sponsor).

TIME OF DISTRIBUTION. Distributions from the Plan may only be made as of an Annual Valuation Date coincident with or following a Participant's Event of Maturity. Thus, distributions shall only be made once a Plan Year. The sponsoring Employer may in a written agreement with the Prototype Sponsor modify this rule to increase the number of times each year that distributions can be made (within limitations established by the Prototype Sponsor).

FORM OF DISTRIBUTION. Distributions from the Plan shall only be made in a lump sum payment. This rule shall not apply to Participants and Beneficiaries currently receiving payments under a specified plan of installment payments or to Participants who have made a valid designation of a method of distribution pursuant to section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982. The sponsoring Employer may in a written agreement with the Prototype Sponsor modify this rule to increase the distribution options (within limitations established by the Prototype Sponsor).

ELECTION TO DEFER. The election to defer described in Section 7.2.3 of the Basic Plan Document and all references to that Section are deleted.

DISTRIBUTION IN CASH. All distributions from the Plan shall be made in cash. If, however, the Vested Total Account to be distributed consists in whole or in part of a Participant's unpaid promissory note, the distribution of that portion of the Vested Total Account shall be made in the form of that promissory note. If the Vested Total Account to be distributed consists in whole or in part of a Participant's individually directed investments, the distribution of that portion of the Vested Total Account shall be made in the form of the assets held pursuant to that individual direction.

WITHDRAWALS FROM VOLUNTARY ACCOUNTS. If the Adoption Agreement allows Participants to withdraw their nondeductible voluntary contributions and deductible voluntary contributions, a Participant must submit a written application specifying the amount of the withdrawal. The withdrawal will be made as of the Annual Valuation Date coincident with or next following the approval of a completed application and such withdrawal shall be made in a lump sum cash payment as soon as practicable after such Annual Valuation Date. The sponsoring Employer may in a written agreement with the Prototype Sponsor modify this rule to increase the number of times each year that withdrawals can be made (within limitations established by the Prototype Sponsor).

WITHDRAWALS FROM RETIREMENT SAVINGS ACCOUNT (401(K)). Notwithstanding the elections made in the previously completed Adoption Agreement, distributions from the Retirement Savings Account during employment shall not be allowed. The sponsoring Employer may in a written agreement with the Prototype Sponsor modify this rule to allow in-service distributions in limited circumstances (within limitations established by the Prototype Sponsor).

WITHDRAWALS FROM OTHER ACCOUNTS. Notwithstanding the elections made in the previously completed Adoption Agreement, distributions from accounts (other than from the Retirement Savings Account) during employment shall not be allowed. The sponsoring Employer may in a written agreement with the Prototype Sponsor modify this rule to allow in-service distributions in limited circumstances (within limitations established by the Prototype Sponsor).

         Section 9.1.2 of the Basic Plan Document provides that an Employer shall be deemed to have consented to the amendment described in this memorandum unless prior to thirty (30) days after the date this memorandum is sent, the Employer exercises its reserved power of amendment by adopting a successor retirement plan. You will note that a number of the rules described in this memorandum allow the sponsoring Employer and the Prototype Sponsor to agree to modifications. If you want to modify those rules, please contact your Trust Officer to discuss possible modifications.

The following Supplemental Adoption Agreement may have been completed by the
Employer:



                         SUPPLEMENTAL ADOPTION AGREEMENT

                                  FOR USE WITH

                               ss. 401(K) PROTOTYPE


         By execution of this Supplemental Adoption Agreement, the Employer and the Trustee agree that the ss. 401(k) Prototype and previously executed Adoption Agreement are modified as follows:

A. EFFECTIVE DATE. The date upon which this Supplemental Adoption Agreement is to be effective is: _______________, 19____.1/

B. VALUATION DATES. The Valuation Dates for the Plan shall be (check only one):2/

         ____     the Annual Valuation Date.

         ____     the last day of the 6th month and the last month of the Plan
                  Year.

         ____ the last day of the 3rd, 6th, 9th and the last month of the Plan Year.

         ____     the last day of each month of the Plan Year.

         [ss. 1.1.32]

C.       TIME OF DISTRIBUTION.3/

         C.1.  VALUATION DATES.  Distribution will occur (check only one):

         ____ As of any Valuation Date specified in writing by the Participant or Beneficiary which is coincident with or following a Participant's Event of Maturity and following the filing of any required application for distribution.

         ____ As of a date specified in writing by the Participant or Beneficiary which is the Valuation Date coincident with or immediately preceding the Participant's Event of Maturity or any following Valuation Date preceding the filing of any required application for distribution.4/

         ____ As of a date specified in writing by the Participant or Beneficiary which is the Valuation Date immediately preceding or coincident with the Participant's Event of Maturity or any Valuation Date following a Participant's Event of Maturity and the filing of any required application for distribution.4/

         C.2. RESTRICTIONS. (Complete if want restrictions, if do not want a restriction enter NA):

                  No distribution will be made until ____ years have elapsed since the Participant's Event of Maturity and until the Participant has attained ___ age. After those events have occurred, distribution will be made as of the Valuation Date (as selected in C.1.) specified in writing by the Participant. If the Participant dies, becomes Disabled or attains Normal Retirement Age, however, distribution will occur as of the Valuation Date (as selected in C.1.) specified in writing by the Participant (or, if applicable, the Beneficiary) following such event.

         [ss. 7.2]

D. FORM OF DISTRIBUTION. Participants will be allowed to receive distributions in one of the following form or forms (check one or more):

         ____     Lump Sum - (check only one of the lump sum options):

                  ____ Lump sum - single payment as of the Valuation Date specified by the Participant and allowed in C.1.

                  ____ Lump sum - including if the Participant requests, a partial advance payment not to exceed the value of the Vested Total Account on the Valuation Date immediately preceding the Participant's Event of Maturity.5/

         ____ Term Certain Installments - substantially equal annual installments, the number of such installments to be specified by the Participant before the first payment is made, but not to exceed the Participant's life expectancy and to commence as required by section 401(a)(9) of the Internal Revenue Code.6/

Beneficiaries will be allowed to receive distributions in one of the following form or forms (check one or more):

         ____     Lump Sum - (check only one of the lump sum options):

                  ____ Lump sum - single payment as of the Valuation Date specified by the Beneficiary and allowed in C.1.

                  ____ Lump sum - including if the Beneficiary requests, a partial advance payment not to exceed the value of the Vested Total Account on the Valuation Date immediately preceding the Participant's death.5/

         ____     Term Certain Installments7/

                  ____ 5 years of substantially equal annual installments commencing within one year of the Participant's death.

                  ____ Substantially equal annual installments based on the Beneficiary's life expectancy commencing within one year of the Participant's death.

                  ____ Substantially equal annual installments payable to the Participant's spouse (if such spouse is a Beneficiary) based on the spouse's life expectancy commencing not later than when the Participant would have attained age 70-1/2 years.

         [ss. 7.3]

E. ACCELERATED DISTRIBUTIONS. Distributions from Accounts during employment are available to Participants for the following purposes:8/

         ____ medical expenses described in section 213(d) of the Internal Revenue Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Internal Revenue Code).9/

         ____ the purchase (excluding mortgage payments) of a principal residence of the Participant.9/

         ____ payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children or dependents.9/

         ____ the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.9/

         ____     attainment of age 59-1/2 years.

Accelerated distributions during employment, however, will NOT be allowed from the following Accounts (one or more may be checked):

         ____     Retirement Savings Account

         ____     Employer Contributions Account

         ____     Employer Matching Account

         ____     Nondeductible Voluntary Account

         ____     Rollover Account

         ____     Transfer Account

         ____     Deductible Voluntary Account

         [ss. 7.9 and ss. 7.10]


                                           FOR THE EMPLOYER


_____________, 19___                       ____________________________________
                                           (Signature and official capacity)


                                           FOR THE TRUSTEE


_____________, 19___                       By _________________________________
                                              Its _____________________________


                                           And ________________________________
                                               Its ____________________________




                                    FOOTNOTES

1/       The date must be on or after January 1, 1989.

2/ Valuation Dates shall also determine the number of times distributions from the Plan shall be allowed. This includes small amount distributions, distributions after an Event of Maturity and all in-service distributions. Thus, in selecting the number of Valuation Dates, the Employer is also selecting the number of distribution dates. Decreasing the number of distribution dates shall be limited in certain situations. Notwithstanding Section 1.1.32 of the Basic Plan Document, the Administrator's Representative cannot designate Valuation Dates other than the Valuation Dates designated in this Supplemental Adoption Agreement.

3/ This rule only applies if a written application for distribution is required. Thus, the rule does not apply to small amount distributions and to required beginning date distributions.

4/ The selection of this option carries with it the risk of adverse selection for investment performance that will be borne by the remaining Participants and Beneficiaries and not the Distributee.

5/ This option can only be selected if the Plan provides Annual Valuations. If the Distributee requests a partial payment, the Distributee may limit the possible tax treatment of the distribution unless the partial payment is received in the same taxable year as the remaining payment. The selection of this option carries with it the risk of adverse selection for investment performance that will be borne by the remaining Participants and Beneficiaries and not the Distributee.

6/       Substantially equal and life expectancy are defined in the Basic Plan
         Document.

7/ This can only be selected if Term Certain Installments to Participants are allowed. Substantially equal and life expectancy are defined in the Basic Plan Document.

8/ More than one may be checked. A Participant must submit a written application specifying the amount of the distribution. The application shall require a Participant to establish his or her entitlement to the distribution. The distribution shall be made as of the Valuation Date coincident with or next following the approval of a completed application and such distribution shall be made in a lump sum cash payment as soon as practicable after such Valuation Date.

9/ If this purpose is selected, the following conditions must be satisfied to receive a distribution from the Retirement Savings Account during employment:

         (i) the distribution shall not exceed the amount of the Participant's immediate and heavy financial need;

         (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

         (iii) the Plan, and all other plans maintained by the Employer, provide that the Participant's elective contributions and employee contributions (as defined in regulations issued by the Secretary of the Treasury) will be suspended until the first Entry Date 12 months after receipt of the hardship distribution; and

         (iv) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions (as defined in regulations issued by the Secretary of the Treasury) for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Internal Revenue Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.

These conditions do not apply unless part of the distribution comes from a Retirement Savings Account.



                                   APPENDIX G

                                 PLAN LOAN RULES

         Until the Employer adopts rules for the administration of Plan loans, this Appendix G shall apply to all loans from the Plan.

         (l) All Plan loans shall be administered by the Administrator's Representative. Applications for loans shall be made to the Administrator's Representative on forms available from the Administrator's Representative.

         (2) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis. Loans may be made for any purpose, and all applications for loans that comply with Section 7.11 of the Plan Statement will be granted. For this purpose, Participant shall include only Participants who are active employees, a person shall be a Beneficiary only after the death of the Participant who designated such person as a Beneficiary, and an alternate payee shall be considered a Beneficiary after the domestic relations order has been finally determined to be a qualified domestic relations order.

         (3) Loans shall not be made available to highly compensated employees (as defined in Appendix D) in an amount (expressed as a percentage of Vested Total Account) greater than the amount made available to other Employees.

         (4) No loans will be made to any Shareholder-Employee or Owner-Employee.

         (5) All loans shall be secured by that portion of the Participant's Vested Total Account equal to the lesser of (i) the amount of the loan, or (ii) 50% of the Vested Total Account determined immediately before the loan and reduced by the amount of any unpaid principal and interest on any other loans secured by the Vested Total Account. The borrower may grant a security interest in his or her "qualified residence" as defined in section 163(h) of the Code if the borrower's unrestricted equity interest is adequate to do so. No other security will be permitted.

         (6) All loans shall bear an interest rate equal to one (l) percentage point over the reference rate in effect for the Trustee on the first business day of the calendar month immediately preceding the date as of which the loan is issued.

         (7) Loans shall be for any term not to exceed 5 years except that loans to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant may be for any term that does not exceed 15 years.

         (8) Loans shall be issued effective as of the first business day following each Valuation Date for the Plan as selected by the Employer in the Adoption Agreement.

         (9) Applications for loans must be received at least fifteen (15) days before the date as of which the loan is issued.

         (10)     Loans will be made only in multiples of $100.

         (11) All loans must be repaid no less frequently than quarterly. The Administrator's Representative may establish uniform and nondiscriminatory rules governing the frequency and method of loan payments.

         (12) All loans must be repaid in substantially level amounts including principal and interest over the term of the loan.

         (13) Loans may be prepaid in their entirety (and not otherwise) on any regular payment date.

         (14) No loan shall be made to a married Participant without the consent of the Participant's spouse, unless the Plan is an exempt profit sharing plan as defined in Section 7.3.4 of the Plan Statement. To be valid, the spouse's consent must be in writing, must acknowledge the effect of the loan and the use of the Account as security, must be witnessed by a notary public and must be given within ninety (90) days of the date the loan is made. Spousal consent shall never be required for a loan to a Beneficiary.

         (15) Loans will be in default upon the occurrence of one of the following "events of default": (a) the death of the borrower, and (b) the failure to make any payment when it is due.

         (16) Upon an event of default, the following procedures shall be followed:

                  (a) The Administrator's Representative shall notify the borrower of the event of default as soon as reasonably possible after it has occurred.

                  (b) If, but only if, this is the borrower's first default for this particular loan, the borrower shall have ten
                           (10) days after receipt of notice or twenty (20) days after notice is mailed, whichever occurs first, to cure the default.

                  (c) If this is the second default for the loan, there shall be no opportunity to cure.

                  (d) If the default is not or cannot be cured, the entire outstanding principal and accrued interest shall be immediately due and payable. If not paid within five
                           (5) days after demand for payment is made, the loan shall be in actual default. (17) If the actual default of a loan occurs after an Event of Maturity has occurred for the Participant, the trustee shall foreclose on the promissory note and attach the security therefor. If an Event of Maturity has not then occurred, the trustee shall foreclose on the promissory note and attach the security therefor as soon as the first Event of Maturity occurs for the Participant.

         (18) While any loan is outstanding, no distribution shall be made from the Participant's Account which would result in the remaining assets (exclusive of a borrower's promissory notes) having a value less than one hundred percent (100%) of the outstanding principal and accrued but unpaid interest on all outstanding loans.

         (19) Loans in default which have not been foreclosed shall continue to accrue interest until paid or foreclosed.

         (20) No loan shall be made to a borrower who has any loan in default.

         (21) If required by applicable law, the Trustee shall file reports with the taxing authorities regarding loans in default, treat such loans as taxable distributions to the Participant or Beneficiary and withhold tax payments from the Participant's Accounts.

         (22) If a loan is made from the individual Account of a Participant and the Account is invested in more than one investment Subfund authorized and established under Section 4.1 of the Plan Statement, the borrower may specify the Subfunds from which the loan shall be taken, and the amount from each. If the borrower does not specify, the amount withdrawn to make the loan shall be charged to each investment Subfund in accordance with the priority rules established by the Administrator's Representative to be applied in a uniform and nondiscriminatory manner.



                                 FIRST AMENDMENT
                                       OF
                               ss. 401(K) PROTOTYPE
                             BASIC PLAN DOCUMENT #02
                               (1989 RESTATEMENT)


         FIRST TRUST NATIONAL ASSOCIATION ("First Trust") completely amended and restated its ss. 401(k) Prototype in a document entitled "ss. 401(k) PROTOTYPE BASIC PLAN DOCUMENT #02 (1989 RESTATEMENT)" (hereinafter referred to as the "Basic Plan Document"). Under Section 9.1.2 of the Basic Plan Document, First Trust is authorized to amend the Basic Plan Document to assure compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, and also for any other purpose that is appropriate. Because of regulations issued by the Internal Revenue Service clarifying changes made by the Tax Reform Act of 1986, and to otherwise modify certain provisions of the Basic Plan Document, First Trust hereby amends the Basic Plan Document in the following respects first effective for Plan Years beginning on or after January 1, 1993 for all adopting Employers.

1. RECOGNIZED COMPENSATION. Section 1.1.26 of the Basic Plan Document is amended to read in full as follows:

         1.1.26. RECOGNIZED COMPENSATION - an amount determined for a Participant for a Plan Year which is the Participant's "ss. 415 compensation" as defined in the Appendix A to this Plan Statement, subject, however, to the following:

         (a) INCLUDED ITEMS. In determining a Participant's Recognized Compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Internal Revenue Code including elective contributions authorized by the Participant under a Retirement Savings Agreement, a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Internal Revenue Code.

         (b) EXCLUDED ITEMS. For purposes of allocating the Employer's discretionary profit sharing contribution, if any, under
                  Section 3.4.5. and forfeited Suspense Accounts, if any, Recognized Compensation shall not include remuneration excluded by the Employer in the Adoption Agreement.

         (c) PRE-PARTICIPATION EMPLOYMENT. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant's Recognized Compensation.

         (d) NON-RECOGNIZED EMPLOYMENT. Remuneration paid by the Employer for employment that is not Recognized Employment shall not be taken into account in determining a Participant's Recognized Compensation.

         (e) ATTRIBUTION TO PERIODS. A Participant's Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.

         (f) ANNUAL MAXIMUM. A Participant's Recognized Compensation for a Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted under the Internal Revenue Code for cost of living increases. In determining a Participant's Recognized Compensation, the rules of section 414(q)(6) of the Internal Revenue Code apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and lineal descendants of the Participant who have not attained age nineteen (19) years before the close of the Plan Year; provided, however, that the rule in this sentence shall not apply to the Seven Thousand Dollar ($7,000) limit specified in Section 2.5. If Participants are aggregated as such family members (and do not otherwise agree in writing), the Recognized Compensation of each family member shall equal Two Hundred Thousand Dollars ($200,000) (as so adjusted) multiplied by a fraction, the numerator of which is such family member's Recognized Compensation (before application of the $200,000 limit as adjusted) and the denominator of which is the total Recognized Compensation (before application of the $200,000 limit as adjusted) of all such family members.

2. SECTION 401(k) COMPLIANCE. Sections 2.7.1 (b), 2.7.1 (d) and 2.7.2 (b) of the Basic Plan Document are amended to read in full as follows:

         2.7.1. SECTION 401(k) COMPLIANCE.

          . . . .

         (b) "Deferral percentage" means the ratio (calculated separately for each covered employee) of:

                  (i) the total amount, for the Plan Year, of Employer contributions credited to the covered employee's Retirement Savings Account (excluding Employer contributions to the Retirement Savings Account taken into account in determining the contribution percentage in Section 3.10, provided the 401(k) test in this Section 2.7 is satisfied both with and without exclusion of such Employer contributions, and excluding Employer contributions to the Retirement Savings Account returned to the covered employee pursuant to Appendix A to this Plan Statement as an excess annual addition), and if the Administrator's Representative elects, all or a portion of the amount, for the Plan Year, of Employer contributions credited to the covered employee's Employer Matching Account or Employer Profit Sharing Account, or both, to

                  (ii) the covered employee's compensation, as defined below, for the portion of such Plan Year that the employee is a covered employee.

                  For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year. A covered employee who did not enter into a Retirement Savings Agreement shall be treated as having elected a deferred percentage of zero.

         . . . .

         (d) "Compensation" means compensation for services performed for the Employer defined as "ss. 415 compensation" in Appendix A to this Plan Statement. The Administrator's Representative may elect to include as compensation any elective contributions made by the Employer on behalf of the covered employee that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Internal
                  Revenue Code. Notwithstanding the definition of "ss. 415 compensation" in Appendix A to this Plan Statement compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). A covered employee's compensation for a Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted under the Internal Revenue Code for cost of living increases.

         . . . .

         2.7.2. SPECIAL RULES.

         . . . .

         (b) FAMILY MEMBER. If a highly compensated covered employee is subject to the family aggregation rules of section 414(q)(6) of the Internal Revenue Code because such employee is either a five percent (5%) owner or one of the ten (10) most highly compensated employees (as defined in Appendix D), the combined deferral percentage for the family group (which is treated as one highly compensated covered employee) shall be the greater of:

                  (i) the deferral percentage determined by combining the amounts described in Section 2.7.1(c) and by combining the compensation described in Section 2.7.1(d) of all the covered family members who are highly compensated covered employees without regard to family aggregation, or

                  (ii) the deferral percentage determined by combining the amounts described in Section 2.7.1(c) and by combining the compensation described in Section 2.7.1(d) of all family members who are covered employees.

                  With respect to any highly compensated employee, "family" shall mean the employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. The family members who are aggregated with respect to a highly compensated covered employee shall be disregarded as separate, covered employees in determining the average deferral percentage of highly compensated covered employees and the average deferral percentage of all other covered employees. The Two Hundred Thousand Dollars ($200,000) limit specified in Section 2.7.1(d), as adjusted under the Internal Revenue Code for cost of living increases, applies to the above deferral percentage determination except that for purposes of that limit, the term "family" shall include only the spouse of the covered employee and lineal descendants of the covered employee who have not attained age nineteen (19) years before the close of the Plan Year. If a covered employee is required to be aggregated as a member of more than one family group in the Plan, all covered employees who are members of those family groups that include that covered employee are aggregated as one family group.

         . . . .

3. ROLLOVER CONTRIBUTIONS. Section 3.7.1 of the Basic Plan Document is amended to read in full as follows:

         3.7.1. ELIGIBLE CONTRIBUTIONS. Unless the Adoption Agreement precludes it, Employees (whether or not they are Participants) in Recognized Employment may contribute to this Plan, within such time and in such form and manner as may be prescribed by the Administrator's Representative in accordance with those provisions of federal law relating to rollover contributions, property acceptable to the Trustee (or cash proceeds thereof) received by them in eligible rollover distributions from certain types of qualified plan or trusts, employee annuities and individual retirement accounts or annuities. The provisions of this Section shall be subject to such conditions and limitations as the Administrator's Representative may prescribe from time to time for administrative convenience and to preserve the tax-qualified status of this Plan. Also, the Administrator's Representative may establish rules and conditions regarding the acceptance of direct rollovers under section 401(a)(31) of the Internal Revenue Code from trustees or custodians of other qualified pension, profit sharing or stock bonus plans.

4.       SECTION 401(m) COMPLIANCE. Sections 3.10.1 (c), 3.10.1 (d) and 3.10.2
         (b) of the Basic Plan Document are amended to read in full as follows:

         3.10.1.  SPECIAL DEFINITIONS.

         . . . .

         (c) "Contribution percentage" means, the ratio (calculated separately for each eligible employee in such group) of:

                  (i) the total amount, for the Plan Year, of nondeductible voluntary contributions credited to the eligible employee's Nondeductible Voluntary Account and the total amount, for the Plan Year, of Employer matching contributions credited to the eligible employee's Employer Matching Account (but if the Administrator's Representative elects to include the Employer matching contributions in the section 401(k) test in
                           Section 2, the Administrator's Representative may elect to not include the Employer matching contributions in this section 401(m) test), and if the Administrator's Representative elects all or a portion of the amount, for the Plan Year, of Employer contributions credited to the eligible employee's Retirement Savings Account or Employer Profit Sharing Account, or both, to

                  (ii) the eligible employee's compensation, as defined below, for the portion of such Plan Year that the employee is an eligible employee.

                  For this purpose, nondeductible voluntary contributions are considered to have been made in the Plan Year in which contributed to the Fund. Also, for this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year. Such "contribution percentage" shall not include Employer matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions pursuant to Section 7.12.

         (d) "Compensation" means compensation for services performed for the Employer defined as "ss. 415 compensation" in Appendix A to this Plan Statement. The Administrator's Representative may elect to include as compensation any elective contributions made by the Employer on behalf of the eligible employee that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Internal
                  Revenue Code. Notwithstanding the definition of "ss. 415 compensation" in Appendix A to this Plan Statement, compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee's compensation for a Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted under the Internal Revenue Code for cost of living increases.

         . . . .

         3.10.2. SPECIAL RULES.

         . . . .

         (b) FAMILY MEMBER. If a highly compensated eligible employee is subject to the family aggregation rules of section 414(q)(6) of the Internal Revenue Code because such employee is either a five percent (5%) owner or one of the ten (10) most highly compensated employees (as defined in Appendix D), the combined contribution percentage for the family group (which is treated as one highly compensated eligible employee) shall be the greater of:

                  (i) the contribution percentage determined by combining the amounts described in Section 3.10.1(c) and by combining the compensation described in Section 3.10.1(d) of all family members who are highly compensated eligible employees without regard to family aggregation, or

                  (ii) the contribution percentage determined by combining the amount described in Section 3.10.1(c) and by combining the compensation described in Section 3.10.1(d) of all family members who are eligible employees.

                  With respect to any highly compensated eligible employee, "family" shall mean the employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. The family members who are aggregated with respect to a highly compensated eligible employee shall be disregarded as separate eligible employees in determining the average contribution percentage of highly compensated eligible employees and the average contribution percentage of all other employees. Effective for Plan Years beginning after December 31, 1988, the Two Hundred Thousand Dollar ($200,000) limit specified in Section 3.10.1(d), as adjusted under the Internal Revenue Code for cost of living increases, applies to the above contribution percentage determination except that for purposes of that limit, the term "family" shall include only the spouse of the eligible employee and lineal descendants of the eligible employee who have not attained age nineteen (19) years before the close of that Plan Year. If an eligible employee is required to be aggregated as a member of more than one family group in the Plan, all eligible employees who are members of those family groups that include that eligible employee are aggregated as one family group.

5. ESTABLISHMENT OF SUBFUNDS. Section 4.1 of the Basic Plan Document is amended by the addition of new subsection 4.1.5 to read in full as follows:

 . . . .

         4.1.5. ERISA SECTION 404(c) COMPLIANCE. If the Administrator's Representative and the Trustee agree, the Administrator's Representative may establish investment subfunds and operational rules which are intended to satisfy section 404(c) of the Employee Retirement Income Security Act of 1974 and the regulations thereunder. Such investment subfunds shall permit Participants and Beneficiaries the opportunity to choose from at least three investment alternatives, each of which is diversified, each of which present materially different risk and return characteristics, and which, in the aggregate, enable Participants and Beneficiaries to achieve a portfolio with appropriate risk and return characteristics consistent with minimizing risk through diversification. Such operational rules shall provide the following, and shall otherwise comply with section 404(c) of the Employee Retirement Income Security Act of 1974 and the regulations and rules promulgated thereunder from time to time:

         (a) Participants and Beneficiaries may give investment instructions to the Trustee at least once every three months;

         (b) the Trustee must follow the investment instructions of Participants and Beneficiaries that comply with the Plan's operational rules, provided that the Trustee may in any event decline to follow any investment instructions that:

                  (i)      would result in a prohibited transaction described in
                           section 406 of the Employee Retirement Income Security Act of 1974 or section 4975 of the Internal Revenue Code;

                  (ii) would result in the acquisition of an asset that might generate income which is taxable to the Plan;

                  (iii) would not be in accordance with the documents and instruments governing the Plan insofar as they are consistent with Title I of the Employee Retirement Income Security Act of 1974;

                  (iv) would cause a fiduciary to maintain indicia of ownership of any assets of the Plan outside of the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of the Employee Retirement Income Security Act of 1974 and Department of Labor regulation section 2050.404b-1;

                  (v) would jeopardize the Plan's tax status under the Internal Revenue Code;

                  (vi) could result in a loss in excess of a Participant's or Beneficiary's Account balance;

                  (vii) would result in the acquisition or sale of any employer real property or any employer security unless such employer security acquisition satisfies the conditions of section 408(e) of the Employee Retirement Income Security Act of 1974 and Department of Labor regulation section 2550.404c-1.

         (c) Participants and Beneficiaries shall be periodically informed of actual expenses to their Accounts which are imposed by the Plan and which are related to their Plan investment decisions;

         (d) with respect to any subfund consisting of Employer securities and intended to satisfy the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974, (i) Participants and Beneficiaries shall be entitled to all voting, tender and other rights appurtenant to the ownership of such securities, (ii) procedures shall be established to ensure the confidential exercise of such rights, except to the extent necessary to comply with federal and state laws not preempted by the Employee Retirement Income Security Act of 1974, and (iii) the Trustee shall ensure the sufficiency of and compliance with such confidentiality procedures.

6. VALUATION AND ADJUSTMENT OF ACCOUNTS. Section 4.2 of the Basic Plan Document is amended by the addition of new subsection (e) to read in full as follows:

         (e) OTHER RULES. Notwithstanding the foregoing, the Administrator's Representative and the Trustee may agree in writing to revised rules or additional rules for the adjustment of Accounts including, without limiting the generality of the foregoing, the times when contributions shall be credited under Section 3 for the purposes of allocating gains or losses under this Section 4.

7. SPECIAL RULE FOR PARTIAL DISTRIBUTIONS. Section 5.1.3 of the Basic Plan Document is amended to read in full as follows:

         5.1.3. SPECIAL RULE FOR PARTIAL DISTRIBUTIONS. If a distribution is made of less than the entire Employer Contributions Account of a Participant who is not then fully (100%) Vested, then until the Participant becomes fully Vested in his Employer Contributions Account or until he incurs five (5) or more consecutive One-Year Breaks in Service, whichever first occurs, his Vested interest in such account at any relevant time shall not be less than an amount ("X") determined by the formula: X=P (B + D) - D. For the purpose of applying the formula, "P" is the Vested percentage at the relevant time (determined pursuant to Section 5); "B" is the account balance at the relevant time; and "D" is the amount of the distribution.

8. FORFEITURES IF BREAK IN SERVICE. Section 6.2.2 of the Basic Plan Document is amended to read in full as follows:

         6.2.2. A BREAK. If, however, such former Participant is not reemployed by the Employer or an Affiliate on or before the Annual Valuation Date coincident with or immediately following his forfeiture date, the entire portion of his Employer Matching Account or his Employer Contributions Account which was not Vested in him upon his Event of Maturity (and therefore became his Suspense Account) shall be forfeited as of such Annual Valuation Date and shall be used to restore any forfeited Suspense Accounts as required in Section 6.3, to reduce administrative expenses due on that Annual Valuation Date and not paid by the Employer and to reduce any Employer contribution to be made as of that Annual Valuation Date. Any remaining portion of the forfeiture shall be used to reduce administrative expenses or any Employer contribution to be made as of any Valuation Date in the succeeding Plan Year until disposed of. In all events, any forfeitures otherwise not disposed of in the preceding sentences, shall be allocated as of the Annual Valuation Date of the succeeding Plan Year as provided in
         Section 3.4.

9. DIRECT ROLLOVER. Effective January 1, 1993, Section 7.1 of the Basic Plan Document is amended by the addition of new subsection 7.1.4 to read in full as follows:

         7.1.4. DIRECT ROLLOVER. Effective for distributions made on or after January 1, 1993, a Distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Administrator's Representative, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover. A Distributee who is eligible to elect a direct rollover includes only a Participant, a Beneficiary who is the surviving spouse of a Participant and a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Appendix C.

         (a) ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of a Total Account to a Distributee who is eligible to elect a direct rollover except (i) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over the life expectancy of such Distributee or the joint and last survivor life expectancy of such Distributee and such Distributee's designated Beneficiary, and (ii) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over a specified period of ten (10) years or more, and (iii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) ELIGIBLE RETIREMENT PLAN means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) an annuity plan described in section 403(a) of the Code, or (iv) a qualified trust described in section 401(a) of the Code that accepts the eligible rollover distribution. However, in the case of an eligible rollover distribution to a Beneficiary who is the surviving spouse of a Participant, an eligible retirement plan is only an individual retirement account or individual retirement annuity as described in section 408 of the Code.

         (c) DIRECT ROLLOVER means the payment of an eligible rollover distribution by the Plan to the eligible retirement plan specified by the Distributee who is eligible to elect a direct rollover.

10. IN-SERVICE DISTRIBUTIONS PURPOSES. Section 7.9.2 of the Basic Plan Document is amended to read in full as follows:

         7.9.2. PURPOSES. In-service distributions shall be allowed under
         Section 7.9.1 for only such of the following purposes as are permitted in the Adoption Agreement and only if the Participant establishes that the in-service distribution is to be made for one of the following permitted purposes:

         (a) expenses for medical care described in section 213(d) of the Internal Revenue Code previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Internal Revenue Code) or necessary for these persons to obtain medical care described in section 213(d) of the Internal Revenue Code,

         (b) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),

         (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or the Participant's spouse, children or dependents (as defined in section 152 of the Internal Revenue
                  Code), or

         (d) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of that principal residence.

Such purposes shall be considered to be an immediate and heavy financial need of the Participant.

11. IN-SERVICE DISTRIBUTIONS LIMITATIONS. Section 7.9.3 of the Basic Plan Document is amended to read in full as follows:

         7.9.3. LIMITATIONS. In no event shall the cumulative amount of in-service distributions withdrawn from a Participant's Retirement Savings Account exceed the amount of contributions to that Account made pursuant to Section 3.2 (i.e., in-service distributions from that Account shall not include any earnings on such contributions or any curative allocations or earnings on curative allocations made pursuant to Section 3.4.2). The amount of the in-service distribution shall not exceed the amount of the Participant's immediate and heavy financial need; provided, however, that the amount of the immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, a hardship distribution which includes a portion of the Participant's Retirement Savings Account shall not be allowed unless the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

         Notwithstanding the foregoing, no distribution shall be made pursuant to this Section 7.9 unless the Plan is an exempt profit sharing plan (as defined in Section 7.3.4) or the spouse of the Participant, if any, consents in writing to the distribution. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date as of which the distribution is made and must relate to the specific distribution. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse.

12. LOANS. The introductory paragraph of Section 7.11, Section 7.11.3 (b) and Section 7.11.4 of the Basic Plan Document are amended to read in full as follows:

7.11. LOANS. Unless the Adoption Agreement precludes it, loans may be made to Participants from this Plan who are not Owner-Employees or Shareholder-Employees subject to this Section 7.11.

         . . . .

         7.11.3.
         . . . .

         (b) COORDINATION WITH SECTION 4.1. If a loan is made from an Account which is invested in more than one investment Subfund authorized and established under Section 4.1, the amount withdrawn in order to make the loan shall be charged pro rata to each investment Subfund. All repayments of principal and interest shall be allocated among the investment Subfunds that the borrower has elected for investment at the time repayment is received.

         . . . .

         7.11.4. LOAN RULES. All loans must comply with the loan rules established by the Trustee from time to time. If the Employer adopts other loan rules inconsistent with the rules established by the Trustee, the Employer will have made an unauthorized amendment to the Plan and will be governed by the provisions of Section 9.1.1.

13. DISTRIBUTION OF EXCESS CONTRIBUTIONS. Section 7.12 is amended to read in full as follows:

7.12. CORRECTIVE DISTRIBUTIONS.

         7.12.1. EXCESS DEFERRALS ($7,000 LIMIT).

         (a) IN GENERAL. A Participant may assign to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Administrator's Representative in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant's Retirement Savings Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant's excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant's taxable year.

         (b) DEFINITIONS. For purposes of this Section, "excess deferrals" shall mean the amount of elective contributions allocated to the Participant's Retirement Savings Account for a Participant's taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

         (c) CLAIMS. The Participant's claim shall be in writing; shall be submitted to the Administrator's Representative not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant's excess deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), 457, 501(c)(18) or
                  403(b) of the Internal Revenue Code, will exceed the limit imposed on the Participant by section 402(g) of the Internal Revenue Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.

         (d) DETERMINATION OF INCOME OR LOSS. The excess deferrals shall be adjusted for income or loss. Unless the Administrator's Representative and the Trustee agree otherwise in writing, the income or loss allocable to excess deferrals shall be determined by multiplying the income or loss allocable to the Participant's elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant's Retirement Savings Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of such preceding taxable year without regard to any income or loss occurring during such taxable year. Also, unless the Administrator's Representative and the Trustee agree otherwise in writing, the excess deferral shall not be adjusted for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution of the excess deferral. If the Administrator's Representative and the Trustee agree in writing to adjust for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution of the excess deferral, the income or loss allocable for such period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess deferral for the applicable taxable year multiplied by the number of whole calendar months that have elapsed since the Valuation Date coincident with or immediately before the last day of such taxable year, including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         (e) ACCOUNTING FOR EXCESS DEFERRALS. Excess deferrals shall be distributed from the Participant's Retirement Savings Account.

         7.12.2.  EXCESS CONTRIBUTIONS (SECTION 401(k) TEST).

         (a) IN GENERAL. Notwithstanding any other provision of the Plan Statement, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to Participants to whose accounts elective contributions, and if used to determine the deferral percentage under Section 2, matching contributions (as defined in section 401(m)(4)(A) of the Internal Revenue Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Internal Revenue Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, were allocated. If such excess contributions are distributed more than two and one half (2 1/2) months after the last day of the Plan Year in which such excess contributions arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such excess contributions. Such distributions shall be made to highly compensated eligible employees (as defined in Section 2) on the basis of the respective portions of the excess contributions attributable to each of such employees.

         (b) EXCESS CONTRIBUTIONS. For purposes of this Section, "excess contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) the aggregate amount of Employer contributions taken into account in computing the average deferral percentage (as defined in Section 2) of highly compensated covered employees (as defined in Section
                           2) for such Plan Year, over

                  (ii) the maximum amount of such contributions permitted by the section 401(k) test described in Section 2 (determined by reducing contributions made on behalf of the highly compensated covered employees in order of the deferral percentage, as defined in Section 2, beginning with the highest such percentage).

         (c) DETERMINATION OF INCOME OR LOSS. The excess contributions shall be adjusted for income or loss. Unless the Administrator's Representative and the Trustee agree otherwise in writing, the income or loss allocable to excess contributions shall be determined by multiplying income or loss allocable to the Participant's elective contributions, and if used to determine an eligible employee's deferral percentage under Section 2, matching contributions (as defined in section 401(m)(4) of the Internal Revenue Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Internal Revenue Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, for the Plan Year by a fraction, the numerator of which is the excess contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balances attributable to elective contributions and such matching contributions or qualified nonelective contributions, or both, on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year. Also, unless the Administrator's Representative and the Trustee agree otherwise in writing, excess contributions shall not be adjusted for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution of the excess contributions. If the Administrator's Representative and the Trustee agree in writing to adjust for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution of the excess contributions, the income or loss allocable for such period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess contributions for the applicable taxable year multiplied by the number of whole calendar months that have elapsed since the Valuation Date coincident with or immediately before the last day of such taxable year, including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         (d) ACCOUNTING FOR EXCESS CONTRIBUTIONS. Excess contributions shall be distributed from the Participant's Retirement Savings Account and Employer Matching Account, if applicable, in proportion to the Participant's elective contributions and matching contributions, if applicable, (as defined in section 401(m)(4)(A) of the Internal Revenue Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Internal Revenue Code) for the Plan Year. Excess contributions shall be distributed from the Participant's Employer Contributions Account, if applicable (but only applicable if qualified nonelective contributions within the meaning of section 401(m)(4)(C) of the Internal Revenue Code are held in the Employer Contributions Account), only to the extent such excess contributions exceed the balance in the Participant's Retirement Savings Account and Employer Matching Account.

         (e) SPECIAL FAMILY MEMBER RULE. If the deferral percentage of a highly compensated covered employee is determined under
                  Section 2.7.2(b), then the deferral percentage is reduced as required under this Section and the excess contributions for the family group shall be allocated among the family members in proportion to the elective contributions of each family member that are combined to determine the deferral percentage.

         7.12.3.  EXCESS AGGREGATE CONTRIBUTIONS (SECTION 401(m) TEST).

         (a) IN GENERAL. Subject to Section 7.12.3(f), but otherwise notwithstanding any other provision of the Plan Statement, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to Participants to whose accounts nondeductible voluntary contributions or Employer matching contributions, and if used to determine the contribution percentage under Section 3, elective contributions or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue
                  Code), or both, were allocated. Such distributions shall be made to highly compensated eligible employees (as defined in Section 3) on the basis of the respective portions of the excess aggregate contributions attributable to each of such employees.

         (b) EXCESS AGGREGATE CONTRIBUTIONS. For purposes of this Section, "excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) the aggregate amount of contributions taken into account in computing the average contribution percentage (as defined in Section 3) of highly compensated eligible employees (as defined in Section
                           3) for such Plan Year, over

                  (ii) the maximum amount of such contributions permitted by the section 401(m) test described in Section 3 (determined by reducing contributions made on behalf of the highly compensated eligible employees in order of the contribution percentage, as defined in Section 3, beginning with the highest such percentage).

         (c) DETERMINATION OF INCOME. The excess aggregate contributions shall be adjusted for income or loss. Unless the Administrator's Representative and the Trustee agree otherwise in writing, the income or loss allocable to excess aggregate contributions shall be determined by multiplying the income or loss allocable to the Participant's nondeductible voluntary contributions and Employer matching contributions (to the extent used to determine the eligible employee's contribution percentage under Section 3), and if used to determine an eligible employee's contribution percentage under Section 3, elective contributions or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the account balances attributable to nondeductible voluntary contributions, Employer matching contributions and such elective contributions or qualified nonelective contributions, or both, on the last day of the Plan Year without regard to any income or loss occurring during such Plan Year. Also, unless the Administrator's Representative and the Trustee agree otherwise in writing, excess aggregate contributions shall not be adjusted for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution of the excess aggregate contributions. If the Administrator's Representative and the Trustee agree in writing to adjust for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution of the excess aggregate contributions, the income or loss allocable for such period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess aggregate contributions for the applicable taxable year multiplied by the number of whole calendar months that have elapsed since the Valuation Date coincident with or immediately before the last day of such taxable year, including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         (d) ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS. Excess aggregate contributions shall be distributed from the Participant's Voluntary Account, the Participant's Employer Matching Account (and, if applicable, the Participant's Retirement Savings Account or Employer Contributions Account, or both) in proportion to the Participant's nondeductible voluntary contributions, Employer matching contributions, and if used to determine the contribution percentage under Section 3, elective contributions or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Internal Revenue Code), or both, for the Plan Year.

         (e) SPECIAL FAMILY MEMBER RULE. If the contribution percentage of a highly compensated eligible employee is determined under
                  Section 3.10.2(b), then the contribution percentage is reduced as required under this Section and the excess aggregate contributions for the family group shall be allocated among the family members in proportion to the nondeductible voluntary contributions and Employer matching contributions of each family member that are combined to determine the contribution percentage.

         (f) SPECIAL RULE FOR PARTIAL VESTING. If the Participant is not fully (100%) Vested in the Employer Matching Account as of the last day of the Plan Year to which the excess aggregate contributions relate, then the distribution of the Participant's excess aggregate contributions under this Section shall be deemed to have been distributed from the Vested portion of the Employer Matching Account and such Account shall become Vested in accordance with the special rule for partial distributions in Section 5.1.3. To the extent the excess aggregate contributions exceed the Vested portion of the Participant's Employer Matching Account, the excess aggregate contributions shall be forfeited and reallocated as provided in Section 6.2.

         7.12.4. PRIORITY. The determination of the excess aggregate contributions shall be made after first determining the excess deferrals, and then determining the excess contributions. The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant's taxable year ending with or within such Plan Year.

         7.12.5. MATCHING CONTRIBUTIONS. If excess deferrals, excess contributions or elective contributions treated as excess aggregate contributions are distributed pursuant to this Section 7.12, applicable matching contributions under Section 3.3 or 3.4 shall be treated as forfeitures and reallocated as provided in Section 6.2.

14. OTHER TRUST POWERS. Section 10.6 (a) of the Basic Plan Document is amended to read in full as follows:

         (a) To invest and reinvest any investment Subfunds established pursuant to Section 4.1 in accordance with the investment characteristics and objectives determined therefor and to invest and reinvest the assets of the Fund in any securities or properties in which an individual could invest his own funds and which it deems for the best interest of the Fund, without limitation by any statute, rule of law or regulation of any governmental body prescribing or limiting the investment of trust assets by corporate or individual trustees, in or to certain kinds, types or classes of investments or prescribing or limiting the portion of the Fund which may be invested in any one property or kind, type or class of investment. Specifically and without limiting the generality of the foregoing, the Trustee may invest and reinvest principal and accumulated income of the Fund in any real or personal property; preferred or common stocks of any kind or class of any corporation, including but not limited to investment and small business investment companies of all types; voting trust certificates; interests in investment trusts; interests in any limited or general partnership or other business enterprise, however organized and for whatever purpose; group or individual annuity contracts (which may involve investment in the issuer's general account or any of its separate accounts); interests in common or collective trusts, variable interest notes or any other type of collective fund maintained by a bank or similar institution (whether or not the Trustee hereunder); shares of any regulated investment company (mutual fund) provided, however, if the Trustee or any of its affiliates acts as investment advisor or other service provider for such mutual fund (including the First American Funds, Inc. and the First American Investment Funds, Inc.), then the Employer (or other fiduciary independent of the Trustee) must first acknowledge that it has received the current prospectus for the mutual fund and a detailed written disclosure of the investment advisory and other fees charged or to be paid by the Plan or the mutual fund and the Employer (or such other fiduciary) must approve the investment advisory fee and other fees paid by the Plan directly or through the mutual fund and the investment of Plan assets in the mutual funds; any interest-bearing certificates, accounts or similar interest-bearing instruments in a bank or similar financial institution, including the Trustee or an affiliate of the Trustee, provided such certificates, accounts or instruments bear a reasonable rate of interest; bonds, notes and debentures, secured or unsecured; mortgages, leases or other interests in real or personal property; interests in mineral, gas, oil or timber properties or other wasting assets; options; commodity or financial futures contracts; foreign currency; insurance contracts on the life of any "keyman" or shareholder of the Employer; or conditional sales contracts. The Plan may not acquire or hold any securities issued by an Employer or real estate leased to an Employer except that the Trustee acting pursuant to the express written directions of the Employer as provided in Section 10.12 may acquire and hold Employer securities which are "qualifying employer securities" (within the meaning of section 407(d)(5) of the Employee Retirement Income Security Act of 1974) and Employer real property which is "qualifying employer real property" (within the meaning of section 407(d)(4) of the aforesaid Act); and, provided further, that the Plan may acquire any such Employer securities or Employer real property only if immediately after such acquisition the aggregate fair market value of Employer securities and Employer real property held by the Plan does not exceed the lesser of (i) the percentage indicated in the Adoption Agreement of the fair market value of the assets of the Plan, or (ii) the then value of all Employer Matching Accounts and Employer Contributions Accounts. If the Trustee determines to invest in any "qualifying employer security," such securities shall be held only in the Employer Matching Accounts or Employer Contributions Accounts or in the Suspense Accounts attributable to such Accounts. Investment of the entire Fund in common stocks shall be deemed appropriate at any phase of the economic business cycle, but it is not, however, the purpose hereof to direct that the Fund shall be invested either entirely or to any extent whatsoever in such common stocks. Prior to maturity and distribution of the Vested Total Accounts of Participants, the Trustee shall commingle the Accounts of Participants and former Participants in each investment Subfund and invest, reinvest, control and manage each of the same as a common trust fund.

15. EMPLOYER DIRECTED INVESTMENTS. Section 10.12 of the Basic Plan Document is amended by the addition of a new sentence to the end thereof to read in full as follows:

         The Employer may direct the Trustee to purchase shares of any regulated investment company (mutual fund) for which the Trustee or any of its affiliates acts as investment advisor or other service provider, provided, however, that the Employer (or other fiduciary independent of the Trustee) must first acknowledge it has received the current prospectus for the mutual fund (including the First American Funds, Inc. and the First American Investment Funds, Inc.) and a detailed disclosure of the investment advisory and other fees charged or to be paid by the Plan and the Employer must approve the investment advisory fee and other fees paid by the Plan directly or through the mutual funds and the investment of Plan assets in the mutual fund.

16. APPENDIX A - SECTION 415 LIMITATIONS. Section 1.12 and Section 2.4 of Appendix A to the Basic Plan Document is amended in full to read as follows:

         1.12. ss. 415 COMPENSATION. Section 415 compensation (sometimes, "ss. 415 compensation") shall mean, with respect to any limitation year, the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated "wages, tips, other compensation" on Treasury Form W-2 (or any comparable successor box or form) for the limitation year but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Internal Revenue Code). For limitation years beginning after December 31, 1991, ss. 415 compensation shall be determined on a cash basis.

         . . . .

         2.4. REMEDIAL ACTION. If the Participant's annual additions for a limitation year would exceed the maximum permissible additions applicable to defined contribution plans alone, the Employer shall, to the extent they cause such excess to occur, cause the following to occur until such excess is eliminated:

         (i) return any unmatched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the Plan), and

         (ii) distribute unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the Plan), and

         (iii) return any matched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the Plan), and

         (iv) distribute matched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the Plan).

To the extent either matched employee contributions are returned or matched elective deferrals are distributed, any matching contribution made with respect thereto shall be forfeited and reallocated to Participants as provided in the Plan Statement.

         If, after returning such employee contributions to the Participant and distributing elective deferrals to the Participant, an excess still exists, the Employer shall cause such excess to be used to reduce Employer contributions for the next limitation year ("second limitation year") (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan at the end of the second limitation year (or succeeding limitation years). If the Participant is not covered by the Plan at the end of the second limitation year (or succeeding limitation years), however, then the excess amounts must be held unallocated in an "excess account" for the second limitation year (or succeeding limitation years) and allocated and reallocated in the second limitation year (or succeeding limitation year) to all the remaining Participants in the Plan as if an employer contribution for the second limitation year (or succeeding limitation year). However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the Plan causes the limitations of this Appendix to be exceeded with respect to each Participant for the second limitation year (or succeeding limitation years), then these amounts must be held unallocated in an excess account. If an excess account is in existence at any time during the second limitation year (or any succeeding limitation year), all amounts in the excess account must be allocated and reallocated to Participants' accounts (subject to the limitations of this Appendix) as if they were additional Employer contributions before any employer contribution and any Participant contributions which would constitute annual additions may be made to the Plan for that limitation year. Furthermore, the excess amounts must be used to reduce Employer contributions for the second limitation year (and succeeding limitation years, as necessary) for all of the remaining Participants. Excess amounts may not be distributed from the Plan to Participants or former Participants. If an excess account is in existence at any time during a limitation year, the gains and losses and other income attributable to the excess account shall be allocated to such excess account. To the extent that investment gains or other income or investment losses are allocated to the excess account, the entire amount allocated to Participants from the excess account, including any such gains or other income or less any losses, shall be considered as an annual addition. If the Plan should be terminated prior to the date any such temporarily held, unallocated excess can be allocated to the Accounts of Participants, the date of termination shall be deemed to be an Annual Valuation Date for the purpose of allocating such excess and, if any portion of such excess cannot be allocated as of such deemed Annual Valuation Date by reason of the limitations of this Appendix, such remaining excess shall be returned to the Employer.

17. MISCELLANEOUS CHANGES. The following changes are also made to the Basic Plan Document:

                  a. Section 1.1.5 of the Basic Plan Document is amended by adding to the end thereof the following sentence: "A person so designated shall not be considered a Beneficiary until the death of the Participant."

                  b. Section 1.1.6 of the Basic Plan Document is amended by substituting the words "principal employer" for "principal sponsor" in the last sentence thereof.

                  c. Section 1.1.11 of the Basic Plan Document is amended by inserting before the parenthetical the following sentence: "If any such business entity adopts this Plan, the business entity that executed the Adoption Agreement (the "principal employer") retains the sole authority to amend the Adoption Agreement, terminate the Plan, act as Plan Administrator and take other actions as are described in Section 9.4."

                  d. Section 3.3.1 of the Basic Plan Document is amended by deleting the sentence that begins "Also, for this purpose,..." in its entirety without replacement.

                  e. Section 3.4.3 of the Basic Plan Document is amended by deleting the sentence that begins "Also, for this purpose,..." in its entirety without replacement.

                  f. Section 3.12 of the Basic Plan Document is amended by adding at the beginning thereof a new sentence to read in full as follows: "All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under section 404 of the Internal Revenue Code."

                  g. Section 7.1.2 of the Basic Plan Document is amended by inserting after the words "as to a Participant" the following language:
         "and has never exceeded Three Thousand Five Hundred Dollars ($3,500) at the time of any prior distribution,"

                  h. Section 7.1.3 of the Basic Plan Document is amended by inserting after the reference to Section 7.2.2 the following language:
         "or, subject to Section 9.2, following termination of the Plan,"

                  i. The last paragraph of Section 7.2.2 (c) of the Basic Plan Document is amended by substituting "Section 7.2.2" for "Section 2.2.2."

                  j. Section 7.3.4 (d) of the Basic Plan Document is amended by deleting subsection (i) and the last paragraph beginning "If this Plan is adopted as a money purchase...." in their entirety without replacement.

                  k. Sections 12.6, 12.8, 12.9 and 12.10 of the Basic Plan Document are amended by substituting the words "principal employer" for the word "Employer."

18. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Basic Plan Document shall continue in full force and effect.



                                SECOND AMENDMENT
                                       OF
                               ss. 401(K) PROTOTYPE
                             BASIC PLAN DOCUMENT #02
                               (1989 RESTATEMENT)


         FIRST TRUST NATIONAL ASSOCIATION ("First Trust") is the prototype sponsor of a ss. 401(k) prototype which in its most recent amended and restated form is embodied in a document entitled "ss. 401(k) PROTOTYPE BASIC PLAN DOCUMENT #02 (1989 RESTATEMENT)" as amended by a First Amendment (collectively the "Basic Plan Document"). Under Section 9.1.2 of the Basic Plan Document, First Trust is authorized to amend the Basic Plan Document to assure compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Internal Revenue Code of 1986, and also for any other purpose that is appropriate. Because of regulations and revenue procedures issued by the Internal Revenue Service clarifying changes made by the Omnibus Budget Reconciliation Act of 1993 and the Unemployment Compensation Amendments of 1992, First Trust hereby amends the Basic Plan Document in the following respects for all adopting Employers.

1. RECOGNIZED COMPENSATION. Effective for determining the amount of Recognized Compensation during Plan Years beginning on or after January 1, 1994, Section 1.1.26 (f) of the Basic Plan Document is amended to read in full as follows:

         (f) ANNUAL MAXIMUM. A Participant's Recognized Compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Internal Revenue Code. In determining a Participant's Recognized Compensation, the rules of section 414(q)(6) of the Internal Revenue Code apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and lineal descendants of the Participant who have not attained age nineteen (19) years before the close of the Plan Year; provided, however, that the rule in this sentence shall not apply to the Seven Thousand Dollar ($7,000) limit specified in
                  Section 2.5. If Participants are aggregated as such family members (and do not otherwise agree in writing), the Recognized Compensation of each family member shall equal the annual compensation limit under section 401(a)(17) of the Internal Revenue Code multiplied by a fraction, the numerator of which is such family member's Recognized Compensation (before application of such annual compensation limit) and the denominator of which is the total Recognized Compensation (before application of such annual compensation limit) of all such family members. For purposes of the foregoing, the annual compensation limit under section 401(a)(17) of the Internal Revenue Code shall be Two Hundred Thousand Dollars ($200,000) (as adjusted under the Internal Revenue Code for cost of living increases) for Plan Years beginning before January 1, 1994, and shall be One Hundred and Fifty Thousand Dollars ($150,000) (as so adjusted) for Plan Years beginning on or after January 1, 1994.

2. COMPENSATION SECTION 401(K) COMPLIANCE. Effective for determining the amount of compensation for section 401(k) compliance purposes for Plan Years beginning on or after January 1, 1994, Section 2.7.1 (d) of the Basic Plan Document is amended to read in full as follows:

         (d) "COMPENSATION" means compensation for services performed for the Employer defined as "ss. 415 compensation" in Appendix A to this Plan Statement. The Administrator's Representative may elect to include as compensation any elective contributions made by the Employer on behalf of the covered employee that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Internal
                  Revenue Code. Notwithstanding the definition of "ss. 415 compensation" in Appendix A to this Plan Statement, compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). A covered employee's compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Internal Revenue Code. For purposes of the foregoing, the annual compensation limit under section 401(a)(17) of the Internal Revenue Code shall be Two Hundred Thousand Dollars ($200,000) (as adjusted under the Internal Revenue Code for cost of living increases) for Plan Years beginning before January 1, 1994, and shall be One Hundred and Fifty Thousand Dollars ($150,000) (as so adjusted) for Plan Years beginning on or after January 1, 1994.

3.       FAMILY MEMBER. Effective for applying the family aggregation rules to section 401(k) compliance for Plan Years beginning on or after January 1, 1994, Section 2.7.2 (b) of the Basic Plan Document is amended to read in full as follows:

         (b) FAMILY MEMBER. If a highly compensated covered employee is subject to the family aggregation rules of section 414(q)(6) of the Internal Revenue Code because such employee is either a five percent (5%) owner or one of the ten (10) most highly compensated employees (as defined in Appendix D to this Plan Statement), the combined deferral percentage for the family group (which is treated as one highly compensated covered employee) shall be determined by combining the amounts described in Section 2.7.1(c)(i) and by combining the compensation described in Section 2.7.1(d) of all family members who are covered employees. The family members who are aggregated with respect to a highly compensated covered employee shall be disregarded as separate covered employees in determining the average deferral percentage of highly compensated covered employees and the average deferral percentage of all other covered employees. If a covered employee is required to be aggregated as a member of more than one family group in the Plan, all covered employees who are members of those family groups that include that covered employee are aggregated as one family group. With respect to any highly compensated covered employee, "family" shall mean the employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. The annual compensation limit under section 401(a)(17) of the Internal Revenue Code applies to the above deferral percentage determination except that for purposes of that limit, the term "family" shall include only the spouse of the covered employee and lineal descendants of the covered employee who have not attained age nineteen (19) years before the close of that Plan Year. For purposes of the foregoing, the annual compensation limit under section 401(a)(17) of the Internal Revenue Code shall be Two Hundred Thousand Dollars ($200,000) (as adjusted under the Internal Revenue Code for cost of living increases) for Plan Years beginning before January 1, 1994, and shall be One Hundred and Fifty Thousand Dollars ($150,000) (as so adjusted) for Plan Years beginning on or after January 1, 1994.

4. SECTION 401(M) COMPLIANCE. Effective for determining the amount of compensation for section 401(m) compliance purposes for Plan Years beginning on or after January 1, 1994, Section 3.10.1 (d) of the Basic Plan Document is amended to read in full as follows:

         (d) "COMPENSATION" means compensation for services performed for the Employer defined as "ss. 415 compensation" in Appendix A to this Plan Statement. The Administrator's Representative may elect to include as compensation any elective contributions made by the Employer on behalf of the eligible employee that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Internal
                  Revenue Code. Notwithstanding the definition of "ss. 415 compensation" in Appendix A to this Plan Statement compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee's compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Internal Revenue Code. For purposes of the foregoing, the annual compensation limit under section 401(a)(17) of the Internal Revenue Code shall be Two Hundred Thousand Dollars ($200,000) (as adjusted under the Internal Revenue Code for cost of living increases) for Plan Years beginning before January 1, 1994, and shall be One Hundred and Fifty Thousand Dollars ($150,000) (as so adjusted) for Plan Years beginning on or after January 1, 1994.

5.       FAMILY MEMBER. Effective for applying the family aggregation rules to section 401(m) compliance for Plan Years beginning on or after January 1, 1994, Section 3.10.2 (b) of the Basic Plan Document is amended to read in full as follows:

         (b) FAMILY MEMBER. If a highly compensated eligible employee is subject to the family aggregation rules of section 414(q)(6) of the Internal Revenue Code because such employee is either a five percent (5%) owner or one of the ten (10) most highly compensated employees (as defined in Appendix D), the combined contribution percentage for the family group (which is treated as one highly compensated eligible employee) shall be determined by combining the amounts described in Section 3.10.1(c)(i) and by combining the compensation described in
                  Section 3.10.1(d) of all family members who are eligible employees. The family members who are aggregated with respect to a highly compensated eligible employee shall be disregarded as separate eligible employees in determining the average contribution percentage of highly compensated eligible employees and the average contribution percentage of all other eligible employees. If an eligible employee is required to be aggregated as a member of more than one family group in the Plan, all eligible employees who are members of those family groups that include that eligible employee are aggregated as one family group. With respect to any highly compensated eligible employee, "family" shall mean the employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. The limit on annual compensation under section 401(a)(17) of the Internal Revenue Code applies to the above contribution percentage determination except that for purposes of that limit, the term "family" shall include only the spouse of the eligible employee and lineal descendants of the eligible employee who have not attained age nineteen (19) years before the close of that Plan Year. For purposes of the foregoing, the annual compensation limit under section 401(a)(17) of the Internal Revenue Code shall be Two Hundred Thousand Dollars ($200,000) (as adjusted under the Internal Revenue Code for cost of living increases) for Plan Years beginning before January 1, 1994, and shall be One Hundred and Fifty Thousand Dollars ($150,000) (as so adjusted) for Plan Years beginning on or after January 1, 1994.

6. NOTICES. Effective for distributions payable on or after January 1, 1993, Section 7.1 of the Basic Plan Document is amended by adding thereto new Section 7.1.5 which shall read in full as follows:

         7.1.5. NOTICES. The Administrator's Representative will issue such notices as may be required under sections 402(f), 411(a)(11), 417(a)(3) and other sections of the Internal Revenue Code in connection with distributions from the Plan. No distribution will be made unless it is consistent with such notice requirements. If the Plan is an exempt profit sharing plan as defined in Section 7.3.4 (d), distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations or the notice required under section 1.402(f)-2T of the Income Tax Regulations is given, provided that:

         (a) The Administrator's Representative informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect distribution (and, if applicable, a particular distribution option); and

         (b) The Distributee, after receiving the notice, affirmatively elects in the manner prescribed by the Administrator's Representative a distribution.

7. APPENDIX B TOP HEAVY RULES. Effective for determining the minimum required top heavy contribution percentage under a defined contribution plan for Plan Years beginning on or after January 1, 1994, Section
         3.3.2 (a) of Appendix B to the Basic Plan Document is amended to read in full as follows:

         (a) The percentage referred to above shall be determined by dividing the Employer contributions for such Key Employee for such Plan Year by so much of his compensation for such Plan Year as does not exceed One Hundred and Fifty Thousand Dollars ($150,000) (as adjusted for cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code).

8. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Basic Plan Document shall continue in full force and effect.



                                 THIRD AMENDMENT
                                       OF
                               ss. 401(K) PROTOTYPE
                             BASIC PLAN DOCUMENT #02
                               (1989 RESTATEMENT)


         FIRST TRUST NATIONAL ASSOCIATION ("First Trust") is the prototype sponsor of a ss. 401(k) prototype which in its most recent amended and restated form is embodied in a document entitled "ss. 401(k) PROTOTYPE BASIC PLAN DOCUMENT #02 (1989 RESTATEMENT)" as amended by a First Amendment and Second Amendment (collectively the "Basic Plan Document") and Adoption Agreement #001. Under Section 9.1.2 of the Basic Plan Document, First Trust is authorized to amend the Basic Plan Document and Adoption Agreement #001 to assure compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Internal Revenue Code of 1986, and also for any other purpose that is appropriate. First Trust hereby amends the Basic Plan Document and Adoption Agreement #001 in the following respects for all adopting Employers.

1. EMPLOYERS. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 1.1.11 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         1.1.11. EMPLOYERS -- the business entity which establishes a Plan by executing the Adoption Agreement and any Affiliate of any such business entity that adopts this Plan with the consent of the Employer as provided in Section 9.4. If any such business entity adopts this Plan, the business entity that executed the Adoption Agreement (the "principal employer") retains the sole authority to amend the Adoption Agreement, terminate the Plan, act as the Plan Administrator and take other actions as are described in Section 9.4. A sole proprietor shall be treated as his or her own Employer. A partnership shall be treated as the Employer of each partner.

2. RECOGNIZED EMPLOYMENT. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 1.1.27 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         1.1.27. RECOGNIZED EMPLOYMENT -- all employment with the Employer excluding, however, employment classified by the Employer as:

         (a) employment in a unit of Employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and employee representatives (for this purposed, the term "employee representatives" does not include any organization where more than half of its members are Employees who are owners, officers or executives of the Employer), if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to such collective bargaining agreement are professionals as defined in Treas. Reg. section 1.410(b)-9 unless (and to the extent) such collective bargaining agreement provides for the inclusion of those Employees in the Plan,

         (b) employment of a nonresident alien (within the meaning of section 7701(b)(1)(B) of the Internal Revenue Code) who is not receiving any earned income (within the meaning of section 911(d)(2) of the Internal Revenue Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Internal Revenue Code) unless and until the Administrator's Representative shall declare such employment to be Recognized Employment,

         (c) employment in a division or facility of the Employer which is not in existence on the Effective Date (that is, was acquired, established, founded or produced by the liquidation or similar discontinuation of a separate subsidiary after the Effective
                  Date) unless and until the Administrator's Representative shall declare such employment to be Recognized Employment,

         (d) employment of a United States citizen or a United States resident alien outside the United States unless and until the Administrator's Representative shall declare such employment to be Recognized Employment,

         (e) services of a person who is not a Common Law Employee of the Employer including, without limiting the generality of the foregoing, services of a Leased Employee, leased owner, leased manager, shared employee, shared leased employee or other similar classification unless and until the Administrator's Representative shall declare such employment to be Recognized Employment,

         (f) employment of a highly compensated Employee (as defined in Appendix D to the Plan Statement) to the extent agreed to in writing by the Employee, and

         (g)      employment described as excluded in the Adoption Agreement.

3. VALUATION DATE. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 1.1.30 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         1.1.30. VALUATION DATE -- the Annual Valuation Date and each other date, if any, specified in the Adoption Agreement. If so permitted in the Adoption Agreement, Valuation Date for accounting purposes may be different than Valuation Date for distribution purposes.

4. INITIAL ENTRY INTO PLAN. EFFECTIVE FOR DETERMINING PARTICIPATION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 2.1 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED BY ADDING TO THE END THEREOF THE FOLLOWING SENTENCE:

In the Adoption Agreement, the Employer may elect different service requirements for eligibility to enroll for retirement savings contributions under Section 3.2 and to share in the Employer required matching contributions and Employer discretionary contributions under Sections 3.3 and 3.4.

5. RETIREMENT SAVINGS CONTRIBUTIONS ALLOCATION. EFFECTIVE FOR ALLOCATING THE PARTICIPANT'S RETIREMENT SAVINGS CONTRIBUTIONS FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 3.2.2 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         3.2.2. ALLOCATION. The portion of this contribution made with respect to each Participant shall be allocated to that Participant's Retirement Savings Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

6. REQUIRED MATCHING CONTRIBUTION ALLOCATION. EFFECTIVE FOR ALLOCATING THE EMPLOYER'S REQUIRED MATCHING CONTRIBUTION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 3.3.2 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         3.3.2. ALLOCATION. The Employer matching contribution (including forfeited Suspense Accounts, if any) which is made with respect to an eligible Participant shall be allocated to that Participant's Employer Matching Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

7. CURATIVE ss. 401(k) ALLOCATION. EFFECTIVE FOR ALLOCATING THE CURATIVE ss. 401(k) ALLOCATION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, THE LAST SENTENCE OF SECTION 3.4.2 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

The Employer discretionary contribution so made under this Section 3.4.2 shall be allocated to that Participant's Retirement Savings Account for the Plan Year with respect to which the contribution is made and, for the purposes of Section 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

8. DISCRETIONARY MATCHING CONTRIBUTION. EFFECTIVE FOR ALLOCATING THE EMPLOYER'S DISCRETIONARY MATCHING CONTRIBUTION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, THE LAST SENTENCE OF SECTION 3.4.3 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

The Employer matching contribution which is made with respect to an eligible Participant shall be allocated to that Participant's Employer Matching Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

9. CURATIVE ss. 401(m) ALLOCATION. EFFECTIVE FOR ALLOCATING THE CURATIVE ss. 401(m) ALLOCATION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, THE LAST SENTENCE OF SECTION 3.4.4 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

The Employer discretionary contribution so made under this Section 3.4.4 shall be allocated to that Participant's Employer Matching Account for the Plan Year with respect to which the contribution is made and, for the purposes of Section 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

10. DISCRETIONARY PROFIT SHARING CONTRIBUTIONS. EFFECTIVE FOR ALLOCATING THE EMPLOYER DISCRETIONARY PROFIT SHARING CONTRIBUTIONS FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 3.4.5 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         3.4.5. DISCRETIONARY PROFIT SHARING CONTRIBUTIONS. If the Adoption Agreement so provides, any portion of the Employer's discretionary contribution not allocated under Section 3.4.2, Section 3.4.3 and
         Section 3.4.4 shall be allocated to the Employer Contributions Accounts of eligible Participants under Section 3.5. The discretionary contribution for a Plan Year shall be allocated to the Employer Contributions Accounts of eligible Participants under the formula set forth in Section 3.4.5(a) or Section 3.4.5(b) as indicated in the Adoption Agreement.

         (a) STRAIGHT PERCENT OF PAY PROFIT SHARING ALLOCATION. If the discretionary profit sharing contribution is adopted as a non-integrated straight percent of pay profit sharing contribution, the contribution, if any, made by the Employer for a given Plan Year shall be allocated to the Employer Contributions Accounts of eligible Participants in the ratio which the Recognized Compensation of each such eligible Participant for the Plan Year bears to the Recognized Compensation for such Plan Year of all such eligible Participants.

         (b) INTEGRATED PROFIT SHARING ALLOCATION. If the discretionary profit sharing contribution is adopted as an integrated profit sharing contribution, the contribution, if any, made by the Employer for a given Plan Year shall be determined and allocated under the following rules:

                  (i)      BASE CONTRIBUTION PERCENTAGE. Subject to the rules in
                           Section 3.4.5(b)(iii) and (iv), the Employer shall determine a uniform base contribution percentage for the Plan Year and shall contribute to each eligible Participant's Employer Profit Sharing Account an amount equal to that base contribution percentage multiplied by each such eligible Participant's Recognized Compensation up to the Integration Level (as defined in the Adoption Agreement) for that Plan Year.

                  (ii) EXCESS CONTRIBUTION PERCENTAGE. Subject to the rules in Section 3.4.5(b)(iii) and (iv), the Employer shall determine a uniform excess contribution percentage for the Plan Year and shall contribute to each eligible Participant's Employer Profit Sharing Account an amount equal to that excess contribution percentage multiplied by each such eligible Participant's Recognized Compensation in excess of the Integration Level (as defined in the Adoption Agreement) for that Plan Year.

                  (iii) RULES FOR NON-TOP HEAVY PLAN. The base contribution percentage and the excess contribution percentage for a Plan Year in which the Plan is not top heavy as defined in Appendix B to this Plan Statement shall be determined as follows:

                           * TWO TIMES RULE. If the base contribution percentage is equal to or less than the integration rate (as determined in the Adoption Agreement), the excess contribution percentage shall not exceed the product of the base contribution percentage multiplied by two (2).

                           *        INTEGRATION LIMITATION. If the base
                                    contribution percentage is greater than the integration rate (as determined in the Adoption Agreement), the excess contribution percentage shall not exceed the sum of the base contribution percentage plus the integration rate.

                  (iv) RULES FOR TOP HEAVY PLAN. The base contribution percentage and the excess contribution percentage for a Plan Year in which the Plan is top heavy as defined in Appendix B to this Plan Statement shall be determined in accordance with the following rules:

                           * LESS THAN THREE PERCENT RULE. If the base contribution percentage is less than three percent (3%), the excess contribution percentage shall not exceed the base contribution percentage.

                           * THREE PERCENT RULE. If the base contribution percentage is three percent (3%), the excess contribution percentage may be a percentage between three percent (3%) and six percent (6%).

                           * TWO TIMES RULE. If the base contribution percentage is greater than three percent (3%) but not greater than the integration rate (as determined in the Adoption Agreement), the excess contribution percentage shall not exceed the product of the base contribution percentage multiplied by two (2).

                           *        INTEGRATION LIMITATION. If the base
                                    contribution percentage is greater than the integration rate (as determined in the Adoption Agreement), the excess contribution percentage shall not exceed the sum of the base contribution percentage plus the integration rate.

The Employer discretionary profit sharing contribution which is made with respect to an eligible Participant shall be allocated to that Participant's Employer Contributions Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

11. ROLLOVER CONTRIBUTIONS. EFFECTIVE FOR ROLLOVER CONTRIBUTIONS MADE DURING PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 3.7.3 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         3.7.3. ALLOCATION. All rollover contributions made by an Employee to this Plan shall be allocated to a Rollover Account established for such Employee except that any portion thereof which represents deductible voluntary employee contributions shall be allocated to a Deductible Voluntary Account for such Employee. For the purposes of Section 4, rollover contributions shall be credited to such Employee's Rollover Account or Deductible Voluntary Account as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

12. NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS. EFFECTIVE FOR NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS MADE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 3.8.3 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         3.8.3. ALLOCATION. A nondeductible voluntary contribution made by a Participant to this Plan shall be allocated to that Participant's Nondeductible Voluntary Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or, if the Employer has selected daily Valuation Dates for accounting purposes in the Adoption Agreement, as soon as practicable after such contribution is received by the Trustee.

13. ERISA SECTION 404(c). EFFECTIVE FOR COMPLIANCE WITH ERISA SECTION 404(c) FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 4.1.5(c) OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS
         FOLLOWS:

         (c) Participants and Beneficiaries shall be periodically informed of transactional fees and expenses (e.g., commissions, sales loads, deferred sales charges, redemption or exchange fees) that affect their Accounts and are related to their Plan investment decisions;

14. VALUATION OF ACCOUNTS. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, THE INTRODUCTORY PARAGRAPH OF SECTION 4.2 OF THE PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

The Trustee shall value each investment Subfund as of each Valuation Date
         (which for purposes of this Section 4.2 shall include any Valuation Date which a distribution is to be made pursuant to Section 7), which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising such Subfund (including income accumulations therein). In making such valuations, the Trustee may rely upon information supplied by an Investment Manager having investment responsibility over the particular Subfund.

15. CONTRIBUTION ADJUSTMENT. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 4.2(c) OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         (c) CONTRIBUTION ADJUSTMENT. The initial Account value (as adjusted above) shall be increased by the total amount credited to such Account under Section 3 as of a date subsequent to the last preceding Valuation Date but not later than the current Valuation Date.

16. DAILY VALUATION RULES. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 4.2 OF THE BASIC PLAN DOCUMENT IS AMENDED BY THE ADDITION OF NEW SUBPARAGRAPH (f) TO READ IN FULL AS FOLLOWS:

         (f) DAILY VALUATION RULES. Notwithstanding the foregoing, if the Employer has selected daily Valuation Dates in the Adoption Agreement, the following accounting rules will apply:

                  (i) VALUATION OF THE FUND. The Trustee shall value each Subfund from time to time (but not less frequently than each Annual Valuation Date), which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising such Subfund (including income accumulations therein). In making such valuations, the Trustee may rely upon information supplied by any Investment Manager having investment responsibility over the particular Subfund.

                  (ii) ADJUSTMENT OF ACCOUNTS. The Employer shall cause the value of each Account or portion of an Account invested in a particular Subfund (including undistributed Total Accounts) to be increased (or decreased) from time to time for distributions, contributions, investment gains (or losses) and expenses charged to the Account.

17. MANAGEMENT AND INVESTMENT OF FUND. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 4.3 OF THE BASIC PLAN DOCUMENT IS AMENDED TO READ IN FULL AS FOLLOWS:

4.3. MANAGEMENT AND INVESTMENT OF FUND. The Fund in the hands of the Trustee, together with all additional contributions made thereto and together with all net income thereof, shall be controlled, managed, invested, reinvested and ultimately paid and distributed to Participants and Beneficiaries by the Trustee with all the powers, rights and discretions generally possessed by trustees, and with all the additional powers, rights and discretions conferred upon the Trustee under the Plan Statement, except to the extent that the Trustee is subject to the authorized and properly given investment directions of the Employer, Participants, Beneficiaries or Investment Manager. Except to the extent that the Trustee is subject to the authorized and properly given investment directions of the Employer, Participants, Beneficiaries or Investment Manager, and subject to the directions of the Administrator's Representative with respect to the payment of benefits hereunder, the Trustee shall have the exclusive authority to manage and control the assets of the Fund in its custody and shall not be subject to the direction of any person in the discharge of its duties, nor shall its authority be subject to delegation or modification except by formal amendment of the Plan Statement.

If the Trustee is subject to the investment directions of the Employer, Participants, Beneficiaries or Investment Manager, the Trustee shall not make any investment or dispose of any investment in the Fund except upon the express verbal or written direction of the Employer, Participants, Beneficiaries or Investment Manager. Also, the Trustee shall be under no duty to question any investment directions of the Employer, Participants, Beneficiaries or Investment Manager, to review or monitor any securities or property held in the Fund or the Participant's Accounts, or to give any advice to the Employer, Participants, Beneficiaries or Investment Manager with respect to the investment, retention or disposition of any assets held in the Fund or the Participants' Accounts.

18. EVENTS OF MATURITY. EFFECTIVE FOR EVENTS OF MATURITY OCCURRING ON OR AFTER JANUARY 1, 1994, SECTIONS 6.1(g) AND (h) OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         (g) the disposition by the Employer to an unrelated organization of substantially all the assets (within the meaning of section 409(d)(2) of the Internal Revenue Code) used by the Employer in a trade or business of the Employer, but only with respect to employees who continue employment with the organization acquiring such assets and only if the purchase and sale agreement specifically authorizes distribution of this Plan's assets in connection with such disposition and the Employer continues to maintain the Plan after the disposition,

         (h) the disposition by the Employer to an unrelated organization of the Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Internal Revenue Code), but only with respect to employees who continue employment with such subsidiary and only if the purchase and sale agreement specifically authorizes distribution of this Plan's assets in connection with such disposition and the Employer continues to maintain the Plan after the disposition, or

19. EXCEPTION FOR SMALL AMOUNTS. EFFECTIVE FOR DISTRIBUTIONS PAYABLE AS OF A DATE ON OR AFTER JANUARY 1, 1994, SECTION 7.1.2 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         7.1.2. EXCEPTION FOR SMALL AMOUNTS. A Vested Total Account which does not exceed (and has never exceeded) Three Thousand Five Hundred Dollars ($3,500) as of the Valuation Date permitted in Article X of the Adoption Agreement that is coincident with or next following the occurrence of an Event of Maturity effective as to a Participant, shall be distributed automatically in a single lump sum as soon as administratively practicable after that Valuation Date without a written application for distribution. A Participant who has no Vested interest in the Participant's Total Account as of the Participant's Event of Maturity shall be deemed to have received an immediate distribution of the Participant's entire interest in the Plan as of such Event of Maturity.

20. EXCEPTION FOR REQUIRED DISTRIBUTIONS. EFFECTIVE FOR DISTRIBUTIONS PAYABLE AS OF A DATE ON OR AFTER JANUARY 1, 1994, SECTION 7.1.3 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         7.1.3. EXCEPTION FOR REQUIRED DISTRIBUTIONS. Any Vested Total Account for which no application for distribution has been received prior to the required beginning date effective as to the Distributee under
         Section 7.2.2, or, subject to Section 9.2, following termination of the Plan, shall be distributed automatically in a lump sum (if the Plan is not an exempt profit sharing plan, however, the Vested Total Account shall be distributed in a form provided under Section 7.3.4) on the required beginning date without a written application for distribution.

21. LOST DISTRIBUTEE. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 7.1 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED BY THE ADDITION OF NEW SECTION 7.1.6 TO READ IN FULL AS
         FOLLOWS:

         7.1.6. LOST DISTRIBUTEES. In the event of Plan termination or a distribution permitted under Section 7.1.2, if a Distributee cannot be found after two (2) first class return receipt mailings to the Distributee's last known address, then such Distributee's Vested Total Account shall be either deposited into an interest-bearing savings account in the name of the Distributee with a bank or similar financial institution, including the Trustee or an affiliate of the Trustee or shall be treated as unclaimed property pursuant to the laws of the State in which the Trustee is domiciled and shall be turned over to such State in accordance with that State's unclaimed property laws. After a lost Distributee's Vested Total Account has been deposited into either a savings account or turned over to the State, the Distributee is no longer a Participant in the Plan and has no right to a claim of benefits against the Plan and has no claim whatsoever against the Trustee with respect to the Plan. A Distributee whose Vested Total Account has been turned over to a State because the Distributee could not be found may request distribution from the State in accordance with the State's unclaimed property laws. A Distributee whose Vested Total Account has been deposited with a bank or financial institution because the Distributee could not be found may request distribution from such bank or financial institution.

22. TIME OF DISTRIBUTION. EFFECTIVE FOR DISTRIBUTIONS PAYABLE AS OF A DATE ON OR AFTER JANUARY 1, 1994, SECTION 7.2 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         7.2. TIME OF DISTRIBUTION. Upon the receipt of a proper application for distribution from the Distributee, and after the occurrence of an Event of Maturity effective as to a Participant, and after the Participant's Vested Total Account has been determined and the right of the Distributee to receive a distribution has been established, the Administrator's Representative shall cause the Trustee to make or commence distribution of such Vested Total Account as soon as administratively feasible after the Valuation Date specified by the Distributee which is permitted in Article X of the Adoption Agreement and which is not earlier than nor later than the dates specified below.

         7.2.1. EARLIEST BEGINNING DATE. Distribution to a Distributee shall not be made or commenced earlier than the earliest beginning date.

         (a) PARTICIPANT. If the Distributee is a Participant, the earliest beginning date is the Valuation Date permitted in Article X of the Adoption Agreement that is coincident with or next following the date of the Participant's Event of Maturity; provided, however, that if daily Valuation Dates have been selected in Article X of the Adoption Agreement, the earliest beginning date is the Participant's Event of Maturity.

         (b) BENEFICIARY. If the Distributee is a Beneficiary of a Participant, the earliest beginning date is the Valuation Date permitted in Article X of the Adoption Agreement that is coincident with or next following the date of such Participant's death; provided, however, that if daily Valuation Dates have been selected in Article X of the Adoption Agreement, the earliest beginning date is the date of such Participant's death.

In no event, however, shall distribution be made or commenced to a Distributee earlier than the date the Administrator's Representative receives any required application for distribution and the notice requirements identified in Section 7.1.5 have been satisfied.

         7.2.2. REQUIRED BEGINNING DATE. Distribution shall be made or commenced as soon as administratively feasible after the last Valuation Date permitted in Article X of the Adoption Agreement occurring in the calendar year immediately preceding the required beginning date effective as to the Distributee. In all events, however, distribution shall be made or commenced not later than the required beginning date.

         (a) PARTICIPANT. If the Distributee is a Participant, the required beginning date is the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years.

         (b) BENEFICIARY. If the Distributee is the Beneficiary of a Participant who died on or after the April 1 following the calendar year in which the Participant attained age seventy and one-half (70-1/2) years, the required beginning date is the date or dates which provide for distribution to such Beneficiary at a rate (considering both time and amount) that is cumulatively at least as rapid as the rate of distribution scheduled and commenced prior to the death of the Participant.

         (c) BENEFICIARY. If the Distributee is a Beneficiary of a Participant who died before the April 1 following the calendar year in which the Participant attained age seventy and one-half (70-1/2) years, the required beginning date is the date or dates that allow distribution of the entire amount to be completed not later than December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant's death; provided, however, that:

                  (i) if the Beneficiary is an individual who is not the surviving spouse of the Participant (or a trust for such individual's benefit which satisfies the requirements of Treas. Reg. 1.401(a)(9)-1(b), Q & A D-5) and if distributions will be made to such individual Beneficiary (or such trust) in substantially equal annual amounts over a period of time not extending beyond the life expectancy of such Beneficiary, distributions must commence not later than December 31 of the year following the year of the Participant's death, or

                  (ii) if the Beneficiary is the surviving spouse of the Participant (or a trust for such spouse's benefit which satisfies the requirements of Treas. Reg. 1.401(a)(9)-1(b), Q & A D-5)and if distributions will be made to such surviving spouse in substantially equal annual amounts over a period of time not extending beyond the life expectancy of the surviving spouse (or such trust), distributions must commence not later than the date specified in paragraph (i) above or, if later, the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years.

                  If distributions are made to a Beneficiary in installments, the second and all subsequent distributions must be made on or before December 31 of the year for which the distribution is made. A Beneficiary must elect the method of distribution no later than the earlier of (a) December 31 of the calendar year in which distributions would be required to begin under this
                  Section 7.2.2, or (b) December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant's death. If a Beneficiary makes no election, distribution of the Beneficiary's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

23. WITHDRAWALS FROM VOLUNTARY ACCOUNTS. EFFECTIVE FOR WITHDRAWALS FROM VOLUNTARY ACCOUNTS PAYABLE ON OR AFTER JANUARY 1, 1994, SECTION 7.8.1 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         7.8.1. WHEN AVAILABLE. If the Adoption Agreement so provides, a Participant (whether or not then employed by the Employer) may make withdrawals from time to time from the Participant's Nondeductible Voluntary Account (if any) and the Participant's Deductible Voluntary Account (if any). To receive such a withdrawal, the Participant must file a written application specifying the dollar amount to be withdrawn. Such withdrawal application shall be approved by the Administrator's Representative to be made in a lump sum cash payment as soon as administratively practicable after the Valuation Date permitted in Article X of the Adoption Agreement that is coincident with or next following approval of the completed application by the Administrator's Representative.

24. IN-SERVICE DISTRIBUTIONS. EFFECTIVE FOR IN-SERVICE DISTRIBUTIONS PAYABLE ON OR AFTER JANUARY 1, 1994, SECTION 7.9.1 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         7.9.1. WHEN AVAILABLE. If the Adoption Agreement so provides, a Participant (whether or not then employed by the Employer) may receive an in- service distribution from the Vested portion of the Participant's Total Account (unless the Adoption Agreement specifically prohibits in-service distributions from a particular Account) if the Administrator's Representative determines that such in-service distribution is for one of the purposes described in Section 7.9.2 and the conditions in Sections 7.9.3 and 7.9.4 have been fulfilled. To receive an in-service distribution, the Participant must file an in-service distribution application with the Administrator's Representative. In the application, the participant shall specify the dollar amount to be distributed. Such in-service distribution application shall be approved by the Administrator's Representative to be made in a lump sum cash payment as soon as administratively practicable after the Valuation Date permitted in Article X of the Adoption Agreement that is coincident with or next following approval of the completed application by the Administrator's Representative.

25. IN-SERVICE DISTRIBUTIONS PURPOSES. EFFECTIVE FOR IN-SERVICE DISTRIBUTIONS APPLIED FOR ON OR AFTER JANUARY 1, 1995, SECTION 7.9.2(c) OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         (c) payment of tuition, room and board and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or the Participant's spouse, children or dependents (as defined in section 152 of the Internal Revenue Code), or

26. LOANS INTEREST RATE. EFFECTIVE FOR PARTICIPANT LOANS MADE ON OR AFTER JANUARY 1, 1995, SECTION 7.11.2 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         7.11.2. INTEREST RATE. The interest rate on each loan must be a reasonable interest rate determined on the first business day of the calendar month immediately preceding the date as of which the loan is issued.

27. OTHER TRUST POWERS. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, THE LAST SENTENCE IN SECTION 10.(6)(h) OF THE BASIC PLAN DOCUMENT IS DELETED IN ITS ENTIRETY AND THE SECOND TO THE LAST SENTENCE IN SECTION 10.6(h) OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

Notwithstanding the foregoing, an Investment Manager shall have any or all of such powers and rights with respect to Plan assets for which it has investment responsibility but only if (and only to the extent that) such powers and rights are expressly given to such Investment Manager in a written agreement signed by it with a copy delivered to the Trustee.

28. EMPLOYER DIRECTED INVESTMENTS. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, SECTION 10.12 OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

10.12. EMPLOYER DIRECTED INVESTMENTS. If so indicated in the Adoption
         Agreement, the Trustee shall be subject in the investment, management and control of the Fund to the properly given directions of the person, persons or committee identified in the Adoption Agreement or certified to the Trustee by an officer of the Employer. The Trustee shall not make any investment or dispose of any investments in the Fund except upon the express verbal or written direction of the Employer. The Trustee shall be under no duty to question any investment direction of the Employer, to review or monitor any securities or property held in the Fund, or to advice the Employer with respect to the investment, retention or disposition of any assets in the Fund. The Trustee is acting pursuant to and in reliance on such directions shall be fully and completely indemnified and held harmless by the Employer from any liability, loss or expense (including legal fees) arising out of its actions so directed notwithstanding that such directions, and the Trustee's conduct pursuant thereto, may constitute a breach of fiduciary obligations to the Plan, the Participants and Beneficiaries. The Employer may direct the Trustee to purchase shares of any regulated investment company (mutual fund) for which the Trustee or any of its affiliates acts as investment advisor or other service provider, provided, however, that the Employer (or other fiduciary independent of the Trustee) must first acknowledge it has received the current prospectus for the mutual fund (including the First American Funds, Inc. and the First American Investment Funds, Inc.) and a detailed disclosure of the investment advisory and other fees charged or to be paid by the Plan and the Employer must approve the investment advisory fee and other fees paid by the Plan directly or through the mutual funds and the investment of Plan assets in the mutual fund.

29. APPENDIX G. EFFECTIVE FOR PARTICIPANT LOANS MADE ON OR AFTER JANUARY 1, 1995, PARAGRAPH (6) OF APPENDIX G OF THE BASIC PLAN DOCUMENT SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         (6) All loans shall bear a reasonable rate of interest determined on the first business day of the calendar month immediately preceding the date as of which the loan is issued.

30. ADOPTION AGREEMENT. ADOPTION AGREEMENT #001 ATTACHED TO THIS AMENDMENT IS EFFECTIVE FOR USE BY EMPLOYERS WHO ESTABLISH ss. 401(k) PLANS BY ADOPTION OF THIS ss. 401(k) PROTOTYPE OR AMEND THEIR EXISTING DEFINED CONTRIBUTION PLANS BY ADOPTION OF THIS ss. 401(k) PROTOTYPE ON OR AFTER THE DATE THIS AMENDMENT IS SUBMITTED TO THE IRS.

31. SAVINGS CLAUSE. SAVE AND EXCEPT AS HEREINABOVE EXPRESSLY AMENDED, THE BASIC PLAN DOCUMENT AND ADOPTION AGREEMENT #001 SHALL CONTINUE IN FULL FORCE AND EFFECT.



                             ADOPTION AGREEMENT #002
                                 (STANDARDIZED)
                                  FOR USE WITH

                                401(k) PROTOTYPE
                             BASIC PLAN DOCUMENT #02
                                1989 RESTATEMENT

                                   ----------


                             ARTICLE I. PLAN ADOPTED


         By execution of this Adoption Agreement, the Employer and the Trustee agree that this Adoption Agreement #002 and the related document entitled "ss. 401(k) Prototype Basic Plan Document #02 1989 Restatement" as amended, are adopted as the formal written instrument under which the Employer will maintain a standardized defined contribution profit sharing plan (the "Plan") for the benefit of its Employees who are eligible to participate. The Plan, which the Employer maintains, is intended to qualify under Internal Revenue Code section 401(a) and to be funded through a fund exempt from federal income taxes under Internal Revenue Code section 501(a).

(i) The Prototype Sponsor will furnish the Employer a copy of the opinion letter issued by the Internal Revenue Service with respect to the form of the Prototype Documents.

(ii) If the Prototype Sponsor amends the Prototype Documents, the Prototype Sponsor will furnish the Employer a copy of the amendment and a copy of any opinion letter issued by the Internal Revenue Service with respect to the form of such amendment.

(iii) If the Employer desires a determination letter from the IRS on the qualification of the Plan, the Employer (and not the Trustee or the Prototype Sponsor) is responsible for obtaining the determination letter.

(iv) The Employer will furnish the Trustee with a copy of any determination letter it receives on the Plan created by the Employer under the Prototype Documents.

(v) The Employer (and not the Trustee or the Prototype Sponsor) is responsible for the compliance with all laws regarding the filing of the Annual Report/Return with the government and distributing the Summary Plan Description, Summary Annual Report and Summary of Material Modifications to Participants and Beneficiaries.

(vi) The Employer hereby directs the Trustee to withhold federal income taxes from distributions from the Plan subject to the Employer's obligation to furnish the Trustee with all information necessary for the Trustee to properly withhold federal income taxes from distributions.

(vii) The Employer understands that failure to properly fill out or amend this Adoption Agreement may result in disqualification of the Plan.

(viii) If the Prototype Sponsor discontinues or abandons the Prototype Documents, the Prototype Sponsor will inform the Employer.

(ix) This Adoption Agreement is not effective unless the Prototype Sponsor (or its authorized representative) has consented, in writing, to the use of this Adoption Agreement and the Prototype Documents.

(x) The Employer understands that this is a legal document with significant tax and other legal effects and represents that this document has been reviewed by the Employer's own legal counsel.



                            ARTICLE II. THE EMPLOYER


A.       The Principal Employer's (1) name and address is:

         ____________________________________________

         ____________________________________________

         ____________________________________________

         ____________________________________________


         [ss.  1.1.11]

B. The Principal Employer is organized under the laws of the state of _____________________________ as a (check one):

         ____     C corporation.

         ____     S corporation.

         ____     partnership.

         ____     proprietorship.

         ____     other (specify)__________________ .

         [ss.  1.1.11]

C. The Principal Employer's trade or business with respect to which this Plan is established: ____________________________. (2)



(1) The Principal Employer is the Employer that will sign this Adoption Agreement. All Affiliates of the Principal Employer will automatically be considered participating Employers in this Plan (see ss. 1.1.3 of Basic Plan Document #02 for the definition of "Affiliate").

(2) Describe the business and insert the proper business code from the current instructions to IRS Form 5500.


D. The Principal Employer's annual accounting period (federal income tax year) ends: .

E.       The Principal Employer's federal taxpayer identification number is: .

F. The Principal Employer designates the following person(s) as the Administrator's Representative.

         ____________________________________________

         ____________________________________________

         ____________________________________________


         [ss.  1.1.2]

G. The names, addresses, phone numbers and EINs of the Affiliates that are automatically participating Employers in the Plan on the Effective Date of the Adoption Agreement are:(3)

         1. _____________________________

            _____________________________

            _____________________________

            (__) ____ - _____

            EIN: ____________

         2. _____________________________

            _____________________________

            _____________________________

            (__) ____ - _____

            EIN: ____________


         (ADDITIONAL AFFILIATES SHOULD BE IDENTIFIED ON A SEPARATE ATTACHMENT TO THE ADOPTION AGREEMENT CALLED "ATTACHMENT TO ARTICLE II.G.")

         [ss.  1.1.3, ss.  1.1.11]



(3) All Affiliates of the Principal Employer will automatically be considered participating Employers in this Plan. A business entity that becomes an Affiliate after the Effective Date of this Adoption Agreement and is not identified on this Adoption Agreement will be considered a participating Employer as of the expiration of the transitional period in section 410(b) of the Internal Revenue Code, or if earlier, the date the Principal Employer approves the business entity as a participating Employer pursuant to ss. 9.4 of the Basic Plan Document. The Principal Employer should identify any new Affiliate on an attachment to the Adoption Agreement. The attachment should include the Affiliate's name, address, phone number, EIN, date of affiliation and date it became a participating Employer.



                            ARTICLE III. THE TRUSTEE


A. The name and address of the Trustee to be used for reporting and disclosure purposes is:

                  ________________________________

                  ________________________________

                  ________________________________

                  ________________________________


                  [ss.      1.1.29]

B.       Effective date of appointment of the Trustee listed above: ___________.

C. The Prototype Sponsor's Authorized Representative for inquiries regarding the adoption of the Prototype Documents, intended meaning of the Prototype Documents and effect of the opinion letter is:


                  ________________________________

                  ________________________________

                  ________________________________

                  ________________________________

                      (____) ____-________



                         ARTICLE IV. HISTORY OF THE PLAN


A.       The execution of this Adoption Agreement is intended to (check one):

         ___      create a new Plan.

         ___      amend an existing Plan (complete the following).

                  The existing Plan which is being amended was (check one):

                  ___ maintained under this prototype or another prototype also sponsored by the same Trustee as this Plan.

                  ___ maintained under some other master, prototype or individually designed document.

                  The name of the Plan under the earlier Plan document was:_______________________ (4)


                  The original effective date of the Plan was: _______________, 19__ .

                  The Trustee under the earlier Plan document was:_____________________ .

                  The date that the earlier Plan document was executed (or most recently amended) was: ______________________________, 19__.


         [ss.  1.1.23]

B. Upon the execution of this Adoption Agreement, the Plan name for reporting 4Do not insert the name of an earlier prototype document but rather the name of the Planand disclosure purposes will be:____. (5)

         [ss.  1.1.20]

C. The three digit Plan serial number ("PN") which will be used by the Employer for reporting and disclosure purposes is: ________________.(6)

D. The Effective Date (the date upon which this Adoption Agreement is to be effective) is:____________________, 19__. (7)

         [ss.  1.1.8]

         E. The last day of the Plan Year (the fiscal year of the Plan) is:_________________________.(8)

         [ss.  1.1.22]

F. Is this Plan an exempt profit sharing plan as defined in ss. 7.3.4(d) of the Basic Plan Document and, therefore, exempt from the qualified joint and survivor annuity rules?

         ____ Yes

         ____ No

(4) Do not insert the name of an earlier prototype document but rather the name of the Plan.

(5) Use a name that combines the Employer's name and words like "Retirement Savings Plan" or "Savings Plan" or "401(k) Plan." Do not use "Prototype" in the Plan name. Whatever name is chosen must be consistently used for reporting and disclosure purposes.

(6) Select a number such as "001", "002", "003", etc. This number must never have been previously used by the Employer to identify any plan but this Plan. The number must be used consistently to identify only this Plan.

(7) If this is a new Plan, enter the first day of the Plan Year in which the Adoption Agreement is signed (or any later date). The Effective Date should be no earlier than the first day of the first Plan Year beginning after December 31, 1988, or the first day of the Plan Year in which the Plan is adopted if this is a new Plan or if the Plan has been previously amended for the Tax Reform Act of 1986; provided, however, certain provisions specified in the Plan Statement shall be applicable prior to that date for any Employer maintaining a Plan prior to January 1, 1989.

(8) It is generally recommended that the Plan Year coincide with the Employer's tax year, but this is not required. If the Employer's tax year is changed, the Plan Year does not automatically change.


         [ss.  7.3.4(d)]



                       ARTICLE V. ELIGIBILITY REQUIREMENTS


A. AGE. The minimum age which each Employee must satisfy before becoming a Participant in the Plan is (check one and complete):

         ___      No minimum age requirement.

         ___      Minimum age years (not greater than 21).

         [ss.  2.1, ss.  1.2]

B. SERVICE FOR 401(K) PARTICIPATION. To become a Participant in the Plan for the purpose of enrolling for retirement savings 401(k) participation, each Employee must complete at least (check one): (9)

         ___      No years of Eligibility Service.

         ___ One year of Eligibility Service with at least 1,000 Hours of Service.

         ___ One year of Eligibility Service with at least 1,000 Hours of Service or ___ months (less than 12) of continuous service without regard to Hours of Service credited.

         [ss.  2.1, ss.  1.1.9]

C. SERVICE FOR EMPLOYER CONTRIBUTIONS. To become a Participant in the Plan for purposes of receiving Employer matching contributions and Employer profit sharing contributions each Employee must complete at least (check one): (10)

         ___      No years of Eligibility Service.

         ___ One year of Eligibility Service with at least 1,000 Hours of Service.

         ___ One year of Eligibility Service with at least 1,000 Hours of Service or ___ months (less than 12) of continuous service without regard to Hours of Service credited.

         ___ Two years of Eligibility Service without an intervening One-Year Break in Service.

         [ss.  2.1, ss.  1.1.9]

(9) Each Employee eligible to enroll for retirement savings 401(k) contributions prior to completing the necessary Eligibility Service for Employer contributions shall be treated as a Participant solely with respect to such retirement savings 401(k) contributions during the period prior to an Employee completing such Eligibility Service.

(10) Unless the Adoption Agreement provides that the Employer Contributions Accounts and Employer Matching Accounts are fully (100%) Vested and nonforfeitable at all times, no more than one year of Eligibility Service may be required.


D. COMPUTATION PERIOD. The computation period for Eligibility Service will be:

         ___ The year beginning with the date the Employee first performs an Hour of Service and then Plan Years. (11)

         ___ Successive years beginning on the date the Employee first performs an Hour of Service and annual anniversaries of that date.

         [ss.  2.1, ss.  1.1.9]

E.       ENTRY DATE(S). The Entry Date(s) shall be (check one):

         ___      the first day of the Plan Year.(12)

         ___ the first day of the Plan Year and the first day of the 7th calendar month of the Plan Year.

         ___ the first day of the Plan Year and the first day of the 4th, 7th and 10th calendar months of the Plan Year.

         ___ the first day of the Plan Year and the first day of the 2nd through the 12th calendar months of the Plan Year.

         [ss.  1.1.12]

F. VALUATION DATE(S). The Valuation Date(s) for accounting and valuation purposes shall be (check only one):(13)

         ___      the Annual Valuation Date.

         ___ the Annual Valuation Date and the last day of the 6th month of the Plan Year.

         ___ the Annual Valuation Date and the last day of the 3rd, 6th and 9th months of the Plan Year.


         ___ the Annual Valuation Date and the last day of the 1st through the 11th months of the Plan Year.

         ___ the Annual Valuation Date and each other business day of the Plan Year.

         [ss.  1.1.30]

(11) This is the easier rule to administer but it does result in counting some of the same Hours of Service in both "the year beginning on the date the Employee first performs an Hour of Service" and the overlapping next "Plan Year." Accordingly, the other rule may be more appropriate when more than one year of Eligibility Service is required.

(12) If an age or service requirement must be satisfied before becoming a Participant in the Plan, this Entry Date cannot be used.

(13) The Valuation Date(s) selected here will be used whenever the term "Valuation Date" is used in the Basic Plan Document except in Sections 7.1.2, 7.1.3, 7.2, 7.3.4, 7.8 and 7.9 and Article X of the Adoption
         Agreement. For the definition of Valuation Date for those Sections and
         Article X, see Article X item A of this Adoption Agreement.


G. RECOGNIZED EMPLOYMENT. Recognized Employment is all service in the employment of the Employer as defined in Section 1.1.27 of Basic Plan Document #02; provided, however, that exclusions (c), (e) and (g) of
         Section 1.1.27 shall not apply.



             ARTICLE VI. RETIREMENT SAVINGS (401(k)) CONTRIBUTIONS (14)


A Participant may enter into a Retirement Savings Agreement with the Employer to reduce his or her Recognized Compensation by any amount the Participant chooses between __________________% and __________________
         % of such Participant's Recognized Compensation.(15)

[ss.  3.2]



              ARTICLE VII. EMPLOYER CONTRIBUTIONS AND FORFEITURES (16)


A. REQUIRED MATCHING CONTRIBUTIONS. Will Employer required matching contributions be allowed?

         ___      No

         ___      Yes (check only one and complete):

                  ___ FIXED MATCH WITH % LIMIT. An amount equal to ____% of each Participant's retirement savings contributions, ignoring, however, retirement savings contributions in excess of _____% of the Participant's Recognized Compensation.

                  ____     FIXED MATCH WITH DOLLAR LIMIT. An amount equal to
                           ____% of each Participant's retirement savings contributions, ignoring, however, retirement savings in excess of $__________.


(14) Federal law limits the amount which may be contributed to a Participant's Retirement Savings Account per taxable year of the Participant (the adjusted limit for 1995 is $9,240). This limit also includes any similar contributions made by the Participant to any other retirement plan sponsored by the Employer or any other employer.

(15) The amount of such reduction will be considered the contribution of the Employer. The Plan must meet the nondiscrimination requirements of Internal Revenue Code section 401(k) (see ss. 2.7 of the Basic Plan Document). The Employer (and not the Trustee) is responsible for testing and complying with those requirements unless the Employer and the Trustee agree otherwise. Any amounts contributed by a Participant through pay reduction shall be 100% Vested at all times and shall be held in a separate Retirement Savings Account. Under no circumstances may pay reduction elections be made retroactively.

(16) If Employer matching contributions and/or nondeductible voluntary employee contributions are permitted, the Plan must meet the nondiscrimination requirements of Internal Revenue Code section 401(m) (see ss. 3.10 of the Basic Plan Document). The Employer (and not the Trustee) is responsible for testing and complying with those requirements unless the Employer and the Trustee agree otherwise.

         ___      GRADED MATCH. An amount determined as follows: (17)

            If the Participant has          The Employer will contribute
          contributed this percentage          this percentage of the
          of Recognized Compensation:        Participant's contribution:

                 Up to ___%                      _____% (50 to 100)

                 From ___% to ___%               _____% (25 to 50)

                 From ___% to ___%               _____% (1 to 25)

         [ss.  3.3]

B. DISCRETIONARY CONTRIBUTIONS. Will Employer discretionary contributions be allowed? (18)

         ___      No

         ___      Yes (check one or both and complete):


                  ____ DISCRETIONARY MATCHING CONTRIBUTIONS. Employer discretionary matching contributions will be allocated to the Employer Matching Accounts of eligible Participants to match a percentage, determined by the Employer, of each eligible Participant's retirement savings contribution, ignoring, however, retirement savings contributions in excess of _____% of the Participant's Recognized Compensation.

                  ___ DISCRETIONARY PROFIT SHARING CONTRIBUTIONS. (check only one)(19)

                           _____    STRAIGHT PERCENT OF PAY. Employer
                                    discretionary profit sharing contributions are not integrated with Social Security contributions. Employer discretionary profit sharing contributions will be allocated to the Employer Contributions Accounts of eligible Participants (whether or not they are making retirement savings contributions) pursuant to ss. 3.4.5(a) of the Basic Plan Document.

                           _____ INTEGRATED WITH SOCIAL SECURITY. Employer discretionary profit sharing contributions are integrated with Social Security contributions. Employer discretionary profit sharing contributions will be allocated to the Employer Contributions Accounts of eligible Participants (whether or not they are making retirement savings contributions) pursuant toss. 3.4.5(b) of the Basic Plan Document.

(17) The percentages in the left column should be increasing. Each percentage in the right column must be within the range indicated in the parenthesis, but these percentages do not have to total 100%. The third line is optional; it does not have to be completed.

(18) The allocation described here is the allocation which would follow the curative allocations described in ss. 3.4.2 and ss. 3.4.4 of the Basic Plan Document. Normally, if the Plan is carefully administered and the requirements of ss. 2.7 and ss. 3.10 of the Basic Plan Document are closely observed during the year, there will be no curative allocations under ss. 3.4.2 or ss. 3.4.4. Either discretionary matching contributions or discretionary profit sharing contributions, or both, may be elected.

(19) Minimum contribution and allocation requirements apply in any Plan Year that the Plan is "top heavy" as defined in Appendix B to the Basic Plan Document.


                  The Integration Level will be equal to (check one): (20)

                  _____    The Taxable Wage Base ("TWB")

                  _____ $__________ (a dollar amount not greater than the TWB)


                  [ss.  3.4.3 and ss.  3.4.5]

C. CONTRIBUTION ELIGIBILITY RULE. Will Participants who terminate employment during the Plan Year with not more than 500 Hours of Service and who are not employed on the last day of the Plan year share in the Employer matching and profit sharing contributions (and forfeited Suspense Accounts, if any) to be allocated for that Plan Year? (21)

                                                      EMPLOYER DISCRETIONARY
   EMPLOYER REQUIRED          EMPLOYER DISCRETIONARY       PROFIT SHARING
MATCHING CONTRIBUTIONS        MATCHING CONTRIBUTIONS        CONTRIBUTIONS

      ___ Yes                    ___ Yes                  ___ Yes

      ___ No                     ___ No                   ___ No

      ___ Not Applicable         ___ Not Applicable       ___ Not Applicable


      [ss.  3.5]


(20)     The integration rate is determined as follows:

        If the Integration                              then the integration
        Level is more than     but not greater than           rate is:

                $ 0                     X *                      5.7%
                X *                 80% of TWB                   4.3%
            80% of TWB                 Y **                      5.4%

          *  X =  the greater of $10,000 or 20% of the TWB.
         ** Y = any amount more than 80% of the TWB but less than 100% of the TWB.

         If the Integration Level is the TWB, then the excess contribution percentage cannot exceed the base contribution percentage by more than the lesser of the base contribution percentage or 5.7%.

         If the Integration Level is less than the TWB, then the excess contribution percentage cannot exceed the base contribution percentage by more than the lesser of the base contribution percentage or the integration rate determined by the chart above.


(21) An Employee who left employment during the Plan Year and who performed more than 500 Hours of Service before leaving, must receive an allocation of an Employer matching and/or profit sharing contributions if the Employer makes such contributions to other Participants for the Plan Year.


D. EARNINGS ON ADVANCE CONTRIBUTIONS. If the Employer makes a required or discretionary contribution in advance of the Valuation Date as of which the contribution is allocated to Participant's Accounts, then the earnings on such advance contribution will be (check only one):



         ____ Added to the Employer's contribution and allocated as part of the contribution (which may serve to reduce the Employer's total contribution for the Plan Year).

         ____ Added to the general earnings of the fund and allocated as part of such earnings.

                  This does not affect the treatment of earnings on advance retirement savings (401(k)) contributions, which are always allocated to the electing Participant's Retirement Savings Account.

         [ss.  4.2]

E. RECOGNIZED COMPENSATION. For purposes of allocating the Employer's required or discretionary matching contributions and discretionary profit sharing contributions, if any, will a Participant's Recognized Compensation exclude reimbursements or other expense allowances, welfare and fringe benefits, moving expenses and deferred compensation (both when deferred and when received)?

                                                       EMPLOYER DISCRETIONARY
EMPLOYER DISCRETIONARY        EMPLOYER DISCRETIONARY       PROFIT SHARING
MATCHING CONTRIBUTIONS     PROFIT SHARING CONTRIBUTIONS     CONTRIBUTIONS

      ___ Yes                    ___ Yes                     ___ Yes

      ___ No                     ___ No                      ___ No

      ___ Not Applicable         ___ Not Applicable          ___ Not Applicable


         [ss.  1.1.26]



                     ARTICLE VIII. PARTICIPANT CONTRIBUTIONS


A. NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS. Will Participants be allowed to make nondeductible voluntary contributions?

         ___      Yes

         ___      No

         [ss.  3.8]

B. WITHDRAWALS FROM VOLUNTARY ACCOUNT. Will Participants be allowed to withdraw their nondeductible voluntary contributions and deductible voluntary contributions (and earnings thereon) before an Event of Maturity?

         ___      Yes

         ___      No

         ___      Not Applicable

         [ss.      7.8]

C. ROLLOVER CONTRIBUTIONS. Will Employees in Recognized Employment be allowed to make rollover contributions before they satisfy any age and Eligibility Service requirements?

         ___      Yes

         ___      No

         [ss.  3.7]



                ARTICLE IX. VESTING OF EMPLOYER MATCHING ACCOUNTS
                       AND EMPLOYER CONTRIBUTIONS ACCOUNTS


A. EMPLOYER MATCHING ACCOUNT. Effective for Participants who perform one or more Hours of Service on or after the Effective Date, each Participant's Employer Matching Account shall become Vested as follows (check one): (22)

         ___      NOT APPLICABLE.

         ___ FULL VESTING. Each Participant's Employer Matching Account shall be fully (100%) Vested at all times.

         ___ GRADUATED OR CLIFF VESTING. (23) Each Participant's Employer Matching Account shall be Vested in accordance with the following schedule:


(22) If contributions allocated to the Employer Matching Account are to be used in the 401(k) test (pursuant to Section 2.7 of the Basic Plan Document), the Employer Matching Account must be fully (100%) Vested at all times and not be subject to any in-service distributions.

(23) This Vesting provision can be elected only if the Adoption Agreement provides for an Eligibility Service requirement of 1 year or no years.


                                                   The Vested Portion of the
   When the Participant has Completed                Participant's Employer
    the Following Vesting Service:                Matching Account will be:
    ------------------------------                -------------------------
                                                  2 to 6   3 year
                                                  ------   ------

Less than 1 year %                ---------%        (0%)     (0%)
1 year but less than 2 years %    ---------%        (0%)     (0%)
2 years but less than 3 years %   ---------%       (20%)     (0%)
3 years but less than 4 years %   ---------%       (40%)   (100%)
4 years but less than 5 years %   ---------%       (60%)
5 years but less than 6 years %   ---------%       (80%)
6 years or more %                 ---------%      (100%)

         [ss.  5.1.1]

B. EMPLOYER CONTRIBUTIONS ACCOUNT. Effective for Participants who perform one or more Hours of Service on or after the Effective Date, each Participant's Employer Contributions Account shall become Vested as follows (check one):

         ___      NOT APPLICABLE.

         ___ FULL VESTING. Each Participant's Employer Contributions Account shall be fully (100%) Vested at all times.

         ___ GRADUATED OR CLIFF VESTING. (23) Each Participant's Employer Contributions Account shall be Vested in him in accordance with the following schedule:

                                                   The Vested Portion of the
   When the Participant has Completed                Participant's Employer
    the Following Vesting Service:                Matching Account will be:
    ------------------------------                -------------------------
                                                  2 to 6   3 year
                                                  ------   ------

Less than 1 year %                ---------%        (0%)     (0%)
1 year but less than 2 years %    ---------%        (0%)     (0%)
2 years but less than 3 years %   ---------%       (20%)     (0%)
3 years but less than 4 years %   ---------%       (40%)   (100%)
4 years but less than 5 years %   ---------%       (60%)
5 years but less than 6 years %   ---------%       (80%)
6 years or more %                 ---------%      (100%)

         [ss.  5.1.1]

C. FULL VESTING SERVICE. Notwithstanding any of the foregoing, each Participant's Employer Matching Account and Employer Contributions Account shall become 100% Vested upon the Participant's death, disability or attainment of Normal Retirement Age or, if earlier, attainment of age years while in the employment of the Employer.

         [ss.  5.1.2]

D. NORMAL RETIREMENT AGE. The Normal Retirement Age for each Participant is:

         ___      The Participant's ___ birthday (not greater than 65th).

         ___ The Participant's ___ birthday (not greater than 65th) or, if later, the ___ anniversary (not greater than 5th) of the first day of the Plan Year in which the Participant first became a Participant.

         [ss.      1.1.17]

E. VESTING SERVICE EXCLUSION. Will Vesting Service earned before the Employer established this Plan be counted to determine the Vested portion of the Participant's Employer Matching Account and Employer Contributions Account?

         _____    Yes

         _____    No (24)

         [ss.  1.1.32, ss.  5.1.1]



                            ARTICLE X. DISTRIBUTIONS


A. VALUATION DATES. For distribution purposes, the Valuation Dates for the Plan shall be (check only one): (25)

         ___      the Annual Valuation Date.

         ___ the Annual Valuation Date and the last day of the 6th month of the Plan Year.

         ___ the Annual Valuation Date and the last day of the 3rd, 6th, 9th months of the Plan Year.

         ___ the Annual Valuation Date and the last day of the 1st through 11th months of the Plan Year.

         ___ the Annual Valuation Date and each other business day of the Plan Year.

         [ss.  1.1.30]


(24) If this is an amendment of an existing Plan, the Employer (i) may not reduce the Vested percentage of any Participant's Employer Matching Account or Employer Contributions Account, and (ii) the Plan must comply with the rules contained in Section 5.2 of the Basic Plan Document.

(25) The Valuation Date(s) selected here will only be used for purposes of Sections 7.1.2, 7.1.3, 7.2, 7.3.4, 7.8 and 7.9 of the Basic Plan
         Document and this Article X of the Adoption Agreement. The term Valuation Date used throughout the remaining Sections of the Basic Plan Document will be used in reference to the Valuation Dates selected in
         Article V item F of this Adoption Agreement.

B. EVENT OF MATURITY. Will the Participant's attainment of age 59-1/2 be an Event of Maturity (in addition to the other Events of Maturity listed in Section 6.1 of the Plan Statement)?

         ___      Yes

         ___      No

         [ss.  6.1]


C.       TIME OF DISTRIBUTION. Distribution will occur (check only one): (26)

         ___ As of any Valuation Date specified in writing by the Participant or Beneficiary which is coincident with or following a Participant's Event of Maturity and following the filing of any required application for distribution.

         ___ As of a date specified in writing by the Participant or Beneficiary which is the Valuation Date coincident with or immediately preceding the Participant's Event of Maturity or any following Valuation Date preceding the filing of any required application for distribution. (27)

         ___ As of a date specified in writing by the Participant or Beneficiary which is the Valuation Date immediately preceding or coincident with the Participant's Event of Maturity or any Valuation Date following a Participant's Event of Maturity and the filing of any required application for distribution. (27)

         [ss.  7.2]

D. FORM OF DISTRIBUTION. Participants will be allowed to receive distributions in the following forms (check one or more):

         ___      LUMP SUM - (check only one of the lump sum options):

                  ___ Lump sum - single payment as of the Valuation Date specified by the Participant and allowed in item C.

                  ___ Lump sum - including if the Participant requests, a partial advance payment not to exceed the value of the Vested Total Account on the Valuation Date immediately preceding the Participant's Event of Maturity. (28)

(26) These rules only applies if a written application for distribution is required. See Sections 7.1.2 and 7.1.3 of the Basic Plan Document for the rules that apply to small amount distributions and required beginning date distributions.

(27) The selection of this option carries with it the risk of adverse selection for investment performance that will be borne by the remaining Participants and Beneficiaries and not the Distributee. This option cannot be selected if the Plan is subject to the qualified joint and survivor annuity rules. (See Article IV, item F of this Adoption Agreement.)

(28) This option can only be selected if the Plan provides Annual Valuations and the Plan is not subject to the qualified joint and survivor annuity rules (see Article IV, item F of this Adoption Agreement). If the Distributee requests a partial payment, the Distributee may limit the possible tax treatment of the distribution unless the partial payment is received in the same taxable year as the remaining payment. The selection of this option carries with it the risk of adverse selection for investment performance that will be borne by the remaining Participants and Beneficiaries and not the Distributee.

         ___ FIXED INSTALLMENTS - substantially equal annual installments, the number of such installments to be specified by the Participant before the first payment is made, but not to exceed the Participant's life expectancy. (29)

         ___ MINIMUM INSTALLMENTS - substantially equal annual installments, the number of such installments to be determined by the Participant's life expectancy or the joint and last survivor life expectancy of the Participant and his or her Beneficiary.

                  Beneficiaries will be allowed to receive distributions in one of the following forms (check one or more):

         ___      LUMP SUM - (check only one of the lump sum options):

                  ___ Lump sum - single payment as of the Valuation Date specified by the Beneficiary and allowed in item C.

                  ___ Lump sum - including if the Beneficiary requests, a partial advance payment not to exceed the value of the Vested Total Account on the Valuation Date immediately preceding the Participant's death.

         ___      INSTALLMENTS (30)

                  ___ 5 years of substantially equal annual installments commencing within one year of the Participant's death.

                  ___ Substantially equal annual installments based on the Beneficiary's life expectancy commencing within one year of the Participant's death.

                  ___ Substantially equal annual installments payable to the Participant's spouse (if such spouse is a Beneficiary) based on the spouse's life expectancy commencing not later than when the Participant would have attained age 70-1/2 years.


         [ss.  7.3]


(29)     "Substantially equal" and "life expectancy" are defined in Section
         7.3.2 of the Basic Plan Document.

(30) This can only be selected if installments to Participants are allowed. If the Participant died on or after the April 1 following the calendar year in which the Participant attained age seventy and one-half (70-1/2) years, the only installment payments that will be allowed to such a Beneficiary are a continuation of installment payments scheduled (or commenced) prior to the death of the Participant. No other form of installment payments shall be allowed to such a Beneficiary. "Substantially equal" and "life expectancy" are defined in Section
         7.3.2 of the Basic Plan Document.

E. HARDSHIP DISTRIBUTIONS. Hardship distributions during employment are available to Participants for the following purposes (one or more may be checked): (31)

         ___ medical expenses described in section 213(d) of the Internal Revenue Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Internal Revenue Code).

         ___ the purchase (excluding mortgage payments) of a principal residence of the Participant.

         ___ payment of tuition, room and board and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents.

         ___ the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         [ss.  7.9]

F. SOURCE OF HARDSHIP DISTRIBUTIONS. Hardship distributions during employment WILL NOT be allowed from the following Accounts (one or more may be checked):


         ___      Retirement Savings Account

         ___      Employer Contributions Account

         ___      Employer Matching Account


(31) More than one may be checked. A Participant must submit a written application specifying the amount of the hardship distribution. The application shall require a Participant to establish his or her entitlement to the distribution. The distribution shall be made as soon as administratively feasible after the Valuation Date coincident with or next following the approval of a completed application. The following conditions must be satisfied to receive a hardship distribution from the Retirement Savings Account during employment:

                  (i) the distribution shall not exceed the amount of the Participant's immediate and heavy financial need;

                  (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                  (iii) the Plan, and all other plans maintained by the Employer, provide that the Participant's elective contributions and employee contributions (as defined in regulations issued by the Secretary of the Treasury) will be suspended until the first Entry Date 12 months after receipt of the hardship distribution; and

                  (iv) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions (as defined in regulations issued by the Secretary of the Treasury) for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Internal Revenue Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.

         These conditions do not apply unless part of the distribution comes from a Retirement Savings Account.

         ___      Nondeductible Voluntary Account

         ___      Rollover Account

         ___      Transfer Account

         ___      Deductible Voluntary Account

         [ss.  7.9]

G. ADVANCE HARDSHIP DISTRIBUTIONS. May the Participant request a partial advance of up to fifty percent (50%) of the amount approved as a hardship distribution?32

         ___      Yes

         ___      No

         [ss.  7.9]



                         ARTICLE XI. INVESTMENT OPTIONS


A. LIFE INSURANCE. Will Participants be permitted to direct the investment of a part of their Accounts into life insurance contracts?

         ___      Yes

         ___      No

         [ss.  4.1, ss.  10.11]

B. COMMINGLED INVESTMENT SUBFUNDS. Can commingled investment Subfunds be created so that Participants can control the investment of their Accounts?

         ___      Yes (33)

         ___      No

         [ss.  4.1.1]

C. INDIVIDUALLY DIRECTED ACCOUNTS. Will individual investment Subfunds be created so that all Participants can control the investment of their Accounts?

         ___      Yes (33)

         ___      No


(32) If advances are not allowed, the entire hardship distribution shall be made as soon as administratively feasible after the Valuation Date coincident with or next following the approval of a completed application.

(33) If commingled investment Subfunds or individual investment Subfunds are created, the Employer must agree with the Trustee, in writing, on the operational rules for the Subfunds.

         [ss.  4.1.2]


D. EMPLOYER DIRECTION. Will the Employer have the authority to direct the Trustee in the investment of the Fund?

         ___      Yes

         ___      No

         If yes, enter name and title of the person(s) who is (or are) authorized to communicate such directions to the Trustee in writing:______________________-

         [ss.  10.12]

E. EMPLOYER SECURITIES OR REAL ESTATE. Will the Trustee be subject to the directions of the above-named person(s) to purchase qualifying employer securities or qualifying employer real estate?

         ___      Yes

         ___      No

         If yes, the maximum percentage of the Fund which may be invested in qualifying employer securities and qualifying employer real estate is:

         ___      percent

         [ss.  10.12, ss.  10.6(a)]

F.       ERISA ss. 404(c). Does the Plan intend to comply with ERISA ss. 404(c)?

         ___      Yes

         ___      No

         [ss.  4.1.5]

G. MUTUAL FUNDS. By execution of this Adoption Agreement, the Employer authorizes the Trustee to invest the Plan's assets in mutual funds affiliated with the Trustee (First American Funds, Inc. and First American Investment Funds, Inc.) and approves the investment advisory and other fees to be paid by such mutual funds in relation to the fees paid by the Plan, as set forth in the prospectuses and written disclosure described in ss. 10.6(a) and ss. 10.12 of the Basic Plan Document.



                               ARTICLE XII. LOANS


A. Will loans from the Plan be available to Participants and Beneficiaries (other than Owner-Employees and Shareholder-Employees)?

         ___      Yes

         ___      No

         [ss.  7.11]

B. Will each loan be made from the individual Accounts of the recipient (as opposed to the general trust assets)?

         ___      Yes

         ___      No

         [ss.  7.11]



             ARTICLE XIII. INTERNAL REVENUE CODE ss.  415 LIMITATIONS


A. Does the Employer or any controlled group member now maintain or has the Employer or any controlled group member ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could possibly become a participant or does the Employer or any controlled group member maintain a welfare benefit fund or an individual medical account (as defined in Appendix A) under which amounts are treated as annual additions with respect to any Participant in this Plan?

         ___      No [complete only E below]

         ___      Yes [complete the rest of this Article XIII]

         [Appendix A]

B. Such other qualified plan was or is a [select one or more as appropriate]:

         ___ Master or prototype defined contribution plan [complete E below]

         ___ Master or prototype defined benefit plan [complete D and E below]

         ___ Individually designed defined contribution plan [complete C and E below]

         ___ Individually designed defined benefit plan [complete D and E below]

         ___      Welfare benefit fund [complete C and E below]

         ___      Individual medical account [complete C and E below]

C. To the extent that any Participant in this Plan is, may become or ever has been a participant in another qualified defined contribution plan, welfare benefit fund or individual medical account maintained by any controlled group member, other than a master or prototype qualified defined contribution plan (check one):

         ___ The provisions of Section 3 of Appendix A will apply, as if the other plan was a master or prototype plan.

         ___ The method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion is set forth in an attachment to this Adoption Agreement.

D. To the extent that any Participant is, may become or ever has been a participant in another qualified defined benefit plan maintained by any controlled group member (check one):

         ___ In any limitation year, the annual additions credited to the Participant under this Plan may not cause the sum of the defined benefit plan fraction and the defined contribution plan fraction to exceed 1.0. If the Employer contributions that would otherwise be allocated to the Participant's Account under the Plan during such year would cause the 1.0 limitation to be exceeded, the allocation will be reduced so that the sum of the fractions equals 1.0. Any contributions not allocated because of the preceding sentence will be allocated to the remaining Participants in this plan under the allocation formula under this Plan. If the 1.0 limitation is exceeded because of an excess amount, such excess amount will be reduced in accordance with Section 2.4 of Appendix A.

         ___ The method under which the plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion is set forth in an attachment to this Adoption Agreement.

E. The limitation year is the following 12-consecutive month period (check one):

         ___      the Plan Year

         ___      the calendar year

         ___      other (specify): ___________________________________.



             ARTICLE XIV. INTERNAL REVENUE CODE ss.  416 LIMITATIONS


A. Does the Employer maintain another qualified plan in which any Participant in this Plan is a participant or could possibly become a participant?

         ___      No (skip the rest of this Article XIV)

         ___      Yes (complete the rest of this Article XIV)


B. To avoid duplication of minimum benefits under section 416 of the Internal Revenue Code because of the required aggregation of multiple plans, the 401(k) Prototype Basic Plan Document #02 is amended as follows:


         [ss.  9.1.1 and Appendix B]

C. For purposes of establishing the present value to compute the top heavy ratio, any benefit under a defined benefit plan shall be discounted only for mortality and interest based on the following:

         Interest rate (select only one): ___ PBGC Interest Assumption as if
                                              Plan terminated on valuation date.

                                          ___ Other ___________________________.


         Mortality table (select only one): ___ PBGC Mortality Assumption as if
                                                Plan terminated on valuation
                                                date.

                                          ___ Other ___________________________.

         [Appendix B]



                          ARTICLE XV. HOURS OF SERVICE


For the purpose of determining an Employee's One-Year Breaks in Service, Vesting Service, Eligibility Service and minimum annual service requirement to share in the Employer contribution made for a Plan Year, Hours of Service for Employees shall be determined on the following:

         ___ On the basis of actual recorded hours for which an Employee is paid or entitled to payment.

         ___ On the basis that, without regard to his actual recorded hours, an Employee shall be credited with 10 Hours of Service for a day if under Section 1.1.15 such Employee would be credited with at least 1 Hour of Service during that day.

         ___ On the basis that, without regard to his actual recorded hours, an Employee shall be credited with 45 Hours of Service for a calendar week if under Section 1.1.15 such Employee would be credited with at least 1 Hour of Service during that calendar week.

         ___ On the basis that, without regard to his actual recorded hours, an Employee shall be credited with 95 Hours of Service for a semi-monthly pay period if under Section 1.1.15 such Employee would be credited with at least 1 Hour of Service during that semi-monthly pay period.

         ___ On the basis that, without regard to his actual recorded hours, an Employee shall be credited with 190 Hours of Service for a calendar month if under Section 1.1.15 such Employee would be credited with at least 1 Hour of Service during that calendar month.

[ss.  1.1.15]



                       ARTICLE XVI. COLLECTIVE INVESTMENTS


The Trustee's collective investment fund or funds incorporated by reference into this Plan Statement are:


[ss.  10.6(q)]


An Employer who has ever maintained or who later adopts any plan
         (including a welfare benefit fund, as defined in section 419(e) of the Internal Revenue Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in section 419A(d)(3) of the Internal Revenue Code, or an individual medical account, (as defined in section 415(1)(2) of the Internal Revenue Code) in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under section 401 of the Internal Revenue Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that its plan(s) (including this Plan) are qualified, application for a determination letter should be made to the appropriate Key District Director of the Internal Revenue Service.

The Employer may not rely on the opinion letter issued by the National
         Office of the Internal Revenue Service as evidence that this Plan is qualified under section 401 of the Internal Revenue Code unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of sections 401(a)(4), 401(a)(17), 401(1), 401(a)(5),
         410(b) and 414(s) of the Internal Revenue Code as amended by the Tax Reform act of 1986 or later laws, are (i) made effective retroactively to the first day of the first Plan Year beginning after December 31, 1988 (or such other date on which these requirements first become effective with respect to this Plan), or (ii) made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the Plan constitute such an interpretation.


IN WITNESS WHEREOF, this Adoption Agreement is hereby approved.


Dated:  _______________, 19___.       FOR THE EMPLOYER




                                      By __________________________

                                       Its ________________________



Dated:  _______________, 19___.       FOR THE TRUSTEE



                                      By __________________________

                                       Its ________________________


                                      And _________________________

                                       Its ________________________

Dated:  _______________, 19___.       PROTOTYPE SPONSOR OR PROTOTYPE
                                      SPONSOR'S AUTHORIZED
                                      REPRESENTATIVE



                                      By __________________________

                                       Its ________________________


                                Prototype Sponsor
                        First Trust National Association
                               First Trust Center
                              180 East Fifth Street
                            St. Paul, Minnesota 55164
                                 (612) 244-1082